UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAMES L. DOLAN
Executive Chairman and
Chief Executive Officer
Notice of Annual Meeting and
Proxy Statement
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live webcast on Wednesday, December 10, 2025 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGE2025. There is no in-person annual meeting this year for you to attend.
Information on how to vote and, if you wish to attend, the requirements to register in advance and how to ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours,

James L. Dolan Executive Chairman and Chief Executive Officer

October 24, 2025

MADISON SQUARE GARDEN ENTERTAINMENT CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

PROXY STATEMENT
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Madison Square Garden Entertainment Corp.
The Annual Meeting of Stockholders of Madison Square Garden Entertainment Corp. (the “annual meeting”) will be held on Wednesday, December 10, 2025, at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/MSGE2025 (there is no physical location for the annual meeting). In order to attend the annual meeting, you must register in advance at www.proxyvote.com prior to the deadline of December 5, 2025 at 5:00 p.m. Eastern Time. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to register in advance for and to join on the day of the annual meeting. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information on how to register for and participate in the meeting please see General Information, “How do I attend, vote and ask questions during the annual meeting?”
The annual meeting will be held to consider and vote upon the following matters:
1.Election of directors.
2.Ratification of the appointment of our independent registered public accounting firm.
3.An advisory vote on the compensation of our named executive officers.
4.Conduct such other business as may be properly brought before the meeting.
Only stockholders of record on October 17, 2025 may vote during the meeting.
Your vote is important to us. Even if you plan on participating in the annual meeting virtually, we recommend that you vote as soon as possible by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

By order of the Board of Directors,

Mark C. Cresitello Secretary
New York, New York
October 24, 2025

MADISON SQUARE GARDEN ENTERTAINMENT CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

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References to our website in this proxy statement are provided as a convenience and the information contained on, or available through, our website is not part of this or any other document we file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”).
Forward-Looking Statements
This proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans” and similar words and terms used in the discussion of future operating and future financial performance identify forward-looking statements.
Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of us and our business, operations, financial condition and the industries in which we operate and the factors described in our filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required by law or applicable regulations.
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PROXY STATEMENT SUMMARY
This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Form 10-K”) before voting.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
Proposal 1	Election of directors	FOR
Proposal 2	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal 3	An advisory vote on the compensation of our named executive officers	FOR

COMPANY OVERVIEW
Madison Square Garden Entertainment Corp. (the “Company”) is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content.
Utilizing the Company’s powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences.
As of June 30, 2025, the Company managed its business through a single reportable segment.
The Company includes (i) a portfolio of venues: Madison Square Garden (“The Garden”), The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre, (ii) the original production, the Christmas Spectacular Starring the Radio City Rockettes (the “Christmas Spectacular”), and (iii) the Company’s entertainment and sports bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.

CORPORATE GOVERNANCE AND BOARD PRACTICES
Our board of directors (the “Board”) has adopted Corporate Governance Guidelines (the “Governance Guidelines”) and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

✓	Annual election of directors, with all directors elected to one-year terms

✓	Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of the holders of both our Class A Common Stock and Class B Common Stock

✓	Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function

✓	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

✓	Regular executive sessions of independent directors

✓	Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors

✓	Restricted stock units subject to holding requirement through end of service on the Board

STRENGTHENING OUR WORKPLACE COMMUNITY

We are committed to fostering a strong, inclusive workplace community where all employees feel supported, valued and empowered to grow. Our approach includes:

A culture of accountability

Our performance management practices promote transparency, accountability and alignment with our business goals. Through ongoing, actionable feedback and development-focused conversations, we support individual growth and recognize contributions at every level. Continuous learning is also promoted and supported through an online learning platform and tuition assistance.

Supporting total well-being

Our benefit offerings are designed to meet the range of needs of our diverse workforce and include: domestic partner coverage, an employee assistance program which also provides assistance with child and elder care resources, legal support, pet insurance, wellness programs and financial planning seminars. These resources are intended to support the physical, emotional and financial well-being of our employees.

Meaningful employee engagement programs

We invest in meaningful programming that builds connections, recognition and a sense of belonging across our workforce. From culture-focused campaigns and milestone celebrations to our employee resource groups and employee recognition, these efforts reinforce our shared purpose of making the unforgettable happen.

DIRECTOR NOMINEES
The Board has nominated 12 director candidates. Of the 12 nominees, three are Class A nominees and nine are Class B nominees. Assuming all of the director nominees are elected at the annual meeting, our Class A director representation will be 25% of the Board, consistent with the requirement in our Articles of Incorporation (“Articles of Incorporation”).
All director candidates have been nominated for a one-year term to expire at the 2026 annual meeting of the Company’s stockholders and once their successors have been elected and qualified.
Our Class A nominees are elected by holders of our Class A Common Stock. All Class A nominees are independent and collectively have significant experience in business leadership, finance and accounting, law, management, investment, operational and strategic planning, and extensive knowledge of the media, sports and entertainment industries.

Our Class B nominees are elected by holders of our Class B Common Stock. Class B nominees collectively have significant experience in industry and business leadership, finance and accounting, operational and strategic planning, and unmatched institutional knowledge of the Company.
Our Board believes that the Company and its stockholders benefit from the combination of Class A and Class B nominees’ diverse perspectives, institutional knowledge and their collective deep business and investment experience.
Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”

Class A Director Nominees	Class B Director Nominees
Martin Bandier	James L. Dolan	Ryan T. Dolan
Donna M. Coleman	Charles P. Dolan	Thomas C. Dolan
Frederic V. Salerno	Marianne Dolan Weber	Brian G. Sweeney
	Paul J. Dolan	Claire D. Sweeney
Quentin F. Dolan

EXECUTIVE COMPENSATION PROGRAM
The Company is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content. We operate in specialized industries and our executive officers have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to drive our business objectives and achieve strong financial, operational and stock price performance, as well as long-term value creation.

Executive Compensation Principles:

✓	Significant portion of compensation opportunities should be at risk

✓	Long-term performance incentives should generally outweigh short-term performance incentives

✓	Executive officers should be aligned with stockholders through equity compensation

✓	Compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry

Elements of Fiscal Year 2025 Compensation & Performance Objectives
The Company compensates its named executive officers (“NEOs”) through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key measures that drive long-term stockholder value and reward sustained achievement of the Company’s key financial goals. The Company considers total Company net revenue (“Total Company Net Revenue”) and adjusted operating income (“AOI”) to be key financial measures of the Company’s operating performance. As such, our Compensation Committee has incorporated AOI and Total Company Net Revenue in our long-term incentive performance awards and AOI in our annual incentive awards. The Company’s long-term incentive program also includes restricted stock units, the value of which is tied to the performance of the market value of the Company’s Class A Common Stock. In order to further align compensation opportunities with the Company’s strategic vision and focus on growth, the Compensation Committee may also grant certain awards in the form of stock options, where appropriate, which support the goal of generating long-term stockholder value.
The table below summarizes the elements of our compensation program in effect for the 2025 fiscal year and how each element was linked to Company performance. For more information on our executive compensation program and policies, please see “Compensation Discussion & Analysis.”

Component(1)		Performance Link	Description
Base Salary	Cash	•Fixed level of compensation determined primarily based on the role, job performance and experience •Intended to compensate NEOs for day-to-day services performed
Annual Incentive	Cash	Initial funding based on financial performance measure, AOI (which initial funding level can be modified based on business unit strategic, operational and financial (collectively referred to herein as “strategic”) objectives)
•Performance-based cash incentive opportunity
•Designed to be initially-funded solely based on the achievement of pre-determined financial performance measure (AOI) approved by the Compensation Committee
•Performance against pre-determined business unit strategic objectives can modify initial AOI-funded pool within specified range

Long- Term Incentive	Performance Stock Units (50%)	Total Company Net Revenue (50%)
•Financial performance targets are determined by the Compensation Committee to incentivize strong execution of our strategy and long-term financial goals
•Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

Business Unit AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance	•Stock-based award establishes direct alignment with our stock price performance and stockholder interests •Vest ratably over three years

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2025

GENERAL INFORMATION

COMPANY OVERVIEW
Madison Square Garden Entertainment Corp., a Nevada corporation, is a holding company that conducts substantially all of its operations through its subsidiaries. In this proxy statement, the words “Company,” “we,” “us,” “our” and “MSGE” refer to Madison Square Garden Entertainment Corp. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MSGE.” As a result, we are subject to certain of the NYSE corporate governance listing standards.
The Company, formerly named MSGE Spinco, Inc., was initially incorporated in Delaware on September 15, 2022 as a direct, wholly-owned subsidiary of Sphere Entertainment Co. (“SPHR” or “Sphere Entertainment,” previously, Madison Square Garden Entertainment Corp.). We changed our name to Madison Square Garden Entertainment Corp. on April 20, 2023 (the “Distribution Date”) in connection with the distribution of approximately 67% of the Company’s outstanding common stock to the stockholders of Sphere Entertainment (the “Distribution”). Pursuant to the Distribution, the Company acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, excluding Sphere (which was retained by Sphere Entertainment after the Distribution Date). As of September 22, 2023, Sphere Entertainment no longer owns any of the Company’s common stock. The Company converted to a Nevada corporation on June 9, 2025.

PROXY STATEMENT MATERIALS
These proxy materials are provided in connection with the solicitation of proxies by our Board for the annual meeting, which will be conducted via live webcast on Wednesday, December 10, 2025 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGE2025.
This proxy statement is first being sent to stockholders on or about October 24, 2025. Unless otherwise indicated, references to “2025,” the “2025 fiscal year” and the “year ended June 30, 2025” refer to the Company’s fiscal year ended on June 30, 2025.

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT OUR ANNUAL MEETING AND VOTING
When and where is the annual meeting being held?
The annual meeting will be held at 10:00 a.m. Eastern Time on Wednesday, December 10, 2025. Our 2025 annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. For more information on how to attend the annual meeting, please see the question titled “How do I attend, vote and ask questions during the annual meeting?” below.
Who may vote during the annual meeting?
Holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”), and holders of our Class B common stock, par value $0.01 per share (“Class B Common Stock,” together with Class A Common Stock, collectively, “Company Stock”), as recorded in our stock register at the close of business on October 17, 2025, may vote during the annual meeting. On October 17, 2025, there were 40,364,953 shares of Class A Common Stock and 6,866,754 shares of Class B Common Stock outstanding. Each share of Class A

Common Stock has one vote per share and holders will be voting for the election of three candidates to the Board. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of nine candidates to the Board. As a result of their ownership of all of the shares of Class B Common Stock, certain members of the Dolan family, including trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), have the power to elect all of the directors to be elected by the holders of our Class B Common Stock and to approve Proposals 2 (appointment of the Company’s independent registered public accounting firm) and 3 (advisory vote on the compensation of our named executive officers), regardless of how other shares are voted.
Why did I receive a Notice of Annual Meeting and Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials by Internet. Accordingly, the Company has sent a Notice of Annual Meeting and Internet Availability of Proxy Materials to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice of Annual Meeting and Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials by Internet or to request a printed copy may be found in the Notice of Annual Meeting and Internet Availability of Proxy Materials. In addition, our stockholders may request to receive proxy materials in printed form by mail or electronically. If you previously chose to receive proxy materials electronically, you will continue to receive access to these materials via email unless you otherwise elect. The Company encourages our stockholders who have not already done so to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.
What votes need to be present to hold the annual meeting?
In order to carry on the business of the annual meeting, we need a majority of the votes represented by the outstanding shares eligible to vote on the record date, October 17, 2025, to be present, either by participating in the annual meeting or by proxy (regardless of whether the proxy has authority to vote on any matter). This is known as a “quorum.” If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class constitutes a quorum for such action. Abstentions and broker non-votes (described below) are considered present for purposes of determining a quorum.
How do I vote?
You may vote in advance of the annual meeting by telephone, Internet or mail by following the instructions provided on the Notice of Annual Meeting and Internet Availability of Proxy Materials. If you choose to vote by mail, please sign, date and return the proxy card in the postage-paid envelope provided. You may also vote during the annual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote and ask questions during the annual meeting?” below. Even if you plan to participate in the annual meeting, the Board strongly recommends that you submit a proxy to vote your shares in advance so that your vote will be counted if you later decide not to participate in the annual meeting.
Can my broker vote my shares without instructions from me?
If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you must instruct them how to vote your shares. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on the election of directors or any other proposal on which the brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the brokerage firm, bank, broker-dealer or other similar organization can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.
If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, your brokerage firm, bank, broker-dealer or other similar organization has discretionary voting authority under applicable rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm (Proposal 2), even if the brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you. However, your brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote on (i) the election of directors (Proposal 1) or (ii) the advisory vote with respect to the compensation of our NEOs (Proposal 3) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.
What is the voting requirement to approve each of the proposals?
Election of directors by the holders of our Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class A Common Stock. Election of directors by the holders of our Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class B Common Stock. The ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2) and the advisory vote with respect to the compensation of our NEOs (Proposal 3) require the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and the holders of our Class B Common Stock, voting together as a single class. Abstentions will not affect the outcome of the proposals because abstentions are not considered votes cast on those proposals. Broker non-votes will not affect the outcome of any of the proposals because broker non-votes are not considered votes cast. As a result of their ownership of all of the shares of our Class B Common Stock, the Dolan Family Group has the power to elect all of the directors to be elected by the holders of our Class B Common Stock and to approve (i) the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2) and (ii) the advisory vote with respect to the compensation of our NEOs (Proposal 3), regardless of how other shares are voted. Proposal 3 is an advisory vote only and is not binding on the Company.
Can I change my vote after I have voted?
Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the final vote during the annual meeting. You may change your vote prior to the annual meeting by:
•re-voting your shares by Internet or by telephone by following the instructions on the Notice of Annual Meeting and Internet Availability of Proxy Materials or proxy card (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);
•signing and returning a valid proxy card or voting instruction form with a later date;
•delivering a written notice of revocation to the Company’s Secretary at Two Pennsylvania Plaza, New York, NY 10121; or

•attending the annual meeting and re-voting your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website (but your attendance at the annual meeting will not automatically revoke your proxy unless you validly vote again at the annual meeting).
If your shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you should follow the instructions they provide in order to change your vote.
How will my shares be voted at the annual meeting if I submit a proxy card?
The proxy materials, including the proxy card, are being solicited on behalf of the Board. The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:
•FOR the election of each of the Director nominees named in this proxy statement to be elected by holders of the relevant class of Company Stock (Proposal 1);
•FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm (Proposal 2); and
•FOR the approval, on an advisory basis, of the compensation of our NEOs (Proposal 3).
Who participates in and pays for this solicitation?
The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying materials. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our executive officers and regular employees who will receive no additional compensation for such activities.
We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement for out-of-pocket expenses. In addition, we will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.
How do I attend, vote and ask questions during the annual meeting?
In order to attend and participate in the annual meeting, you must register in advance at www.proxyvote.com by 5:00 p.m. Eastern Time on December 5, 2025. The annual meeting will be a virtual meeting of stockholders conducted via live webcast. To be admitted to the annual meeting, you must have been a stockholder of record at the close of business on the record date of October 17, 2025. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, https://investor.msgentertainment.com, and will be available on www.virtualshareholdermeeting.com/MSGE2025 during the annual meeting.
Attending the Annual Meeting. To attend the annual meeting, you must first register at www.proxyvote.com by the deadline of 5:00 p.m. Eastern Time on December 5, 2025. On the day of the meeting, the annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/MSGE2025. To register for and participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).
Voting During the Annual Meeting. If you have not voted your shares prior to the annual meeting, or you wish to change your vote, you will be able to vote or re-vote your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received. You will not be able to vote during the annual meeting unless you register in advance prior to the deadline.

Asking Questions. If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/MSGE2025.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at https://investor.msgentertainment.com. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting. You will not be able to ask questions during the annual meeting unless you register in advance prior to the deadline.
Help with Technical Difficulties. If you have any technical difficulties accessing the annual meeting on the meeting date, please call the phone numbers displayed on the annual meeting website, www.virtualshareholdermeeting.com/MSGE2025. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, https://investor.msgentertainment.com, including information on when the meeting will be reconvened.
For a period of at least 10 days prior to the annual meeting, a complete list of stockholders entitled to vote during the annual meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at Two Pennsylvania Plaza, New York, NY 10121, or through an alternative method publicly disclosed in advance. If you are interested in viewing the list, please send an email to investor@msg.com one business day in advance to schedule your visit.
What is “householding” and how does it affect me?
Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2025 Form 10-K unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the annual meeting.
Stockholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents.
If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.
How can I get electronic access to the proxy materials?
This Notice of Annual Meeting and Proxy Statement, the proxy card and the 2025 Form 10-K are available at www.proxyvote.com.
In accordance with the SEC rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most of our stockholders will not receive paper copies of our proxy materials. Instead, we are sending these stockholders a Notice of Annual Meeting and Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and the 2025 Form 10-K, and voting by Internet. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice of Annual Meeting and Internet Availability of Proxy Materials also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. If you previously elected to receive proxy materials electronically, these materials will continue to be sent via email unless you change your election.
If you receive paper copies of our proxy materials and would like to sign up for electronic delivery via email or the Internet, please follow the instructions to vote by Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BOARD AND GOVERNANCE PRACTICES

CORPORATE GOVERNANCE PRACTICES
Our Board has adopted the Governance Guidelines and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:
✓Annual election of directors, with all directors elected to one-year terms
✓Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders
✓Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function
✓Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom
✓Regular executive sessions of independent directors
✓Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors
✓Restricted stock units subject to holding requirement through the end of service on the Board
Our Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the Chief Executive Officer, management succession, Board and executive compensation and Board self-assessment requirements. The full text of our Governance Guidelines may be viewed at our corporate website at www.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

STOCKHOLDER ENGAGEMENT
Fostering long-term relationships with our stockholders is a priority for the Company. Engagement helps us gain insight into the issues most important to our stockholders, informing Board discussions and allowing us to consider investors’ views on a range of topics including corporate governance and executive compensation matters.
We regularly engage with stockholders, and during the 2025 fiscal year management of the Company engaged with holders of approximately 85% of our Class A Common Stock concerning our Board, governance and/or executive compensation practices, with the specific goal of seeking stockholder feedback. We greatly value the views of our stockholders, and we look forward to continuing to receive such feedback.

BOARD LEADERSHIP STRUCTURE
Our Board has the flexibility to determine whether the roles of Executive Chairman and Chief Executive Officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs. The Board believes combining these roles is the optimal leadership structure for the Company at this time because of Mr. Dolan’s experience with the Company’s business and industry, as well as his ability to most effectively identify strategic priorities of the Company and ensure execution of the Company’s strategy. The Board does not designate a lead independent director and believes it is appropriate not to have one because of the Company’s stockholder voting structure.

BOARD SELF-ASSESSMENT
The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conducts its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

EXECUTIVE SESSIONS OF NON-MANAGEMENT AND INDEPENDENT BOARD MEMBERS
Under our Governance Guidelines, either our directors who are not also executive officers of our Company (the “non-management directors”) or our directors who are independent under the NYSE rules are required to meet regularly in executive sessions with no members of management present. If non-management directors who are not independent participate in these executive sessions, the independent directors under the NYSE rules are required to meet separately in executive sessions at least once each year. The non-management or independent directors may specify the procedure to designate the director who may preside at any such executive session.

RISK OVERSIGHT
Our Board believes that risk oversight is an important Board responsibility. The Board has delegated risk oversight to the Audit Committee, including venue security and oversight over cybersecurity risks. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also receives periodic updates from subject matter experts regarding specific risks, such as venue security and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program. The Compensation Committee, with the assistance of its independent compensation consultant, reviewed the level of risk incentivized by the Company’s executive compensation program as well as incentive programs below the executive officer level. Based on this assessment and the executive compensation program’s mix of fixed and variable compensation, emphasis on long-term performance, maximum performance levels under the annual and long-term incentive awards, the program’s close connection to Company-wide and divisional performance and its equity-based component with three-year vesting designed to align the executive officers’ compensation with the Company’s long-term strategy and growth, the Compensation Committee determined that our executive compensation program does not create incentives for excessive risk-taking that are reasonably likely to have a material adverse effect on the Company.

COMMUNICATING WITH OUR DIRECTORS
Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121.

Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the MSGE Integrity Hotline, which is operated by a third-party service provider, at 1-877-756-4306 or www.msg.ethicspoint.com.

CODE OF CONDUCT AND ETHICS
Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance with the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets and equal employment opportunity and harassment. The full text of the Code of Conduct and Ethics is available on our website at www.msgentertainment.com under Investors — Governance — Corporate Governance. In addition, a copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

DIRECTOR INDEPENDENCE
As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on our Board, (ii) an independent corporate governance and nominating committee and (iii) an independent compensation committee. On account of this, and based on our ownership and voting structure, we do not have a majority of independent directors on our Board and we have not created a corporate governance and nominating committee; however, we have elected to comply with the NYSE requirement for an independent compensation committee.
Under the terms of our Articles of Incorporation, the holders of our Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.
Despite the fact that our Board does not have a majority of independent directors, we value independent oversight and perspectives in our boardroom. That independent input is fostered by our Articles of Incorporation, which give our Class A stockholders the right to elect at least 25% of our Board. Assuming all of the director nominees are elected at the annual meeting, our actual Class A director representation will be 25% of the Board, consistent with the requirement in our Articles of Incorporation, and independent director representation will also be 25%. Our Board believes that the Company and its stockholders will benefit from the perspectives and the collective deep business expertise of the independent director nominees. We welcome their combined insights as we continue to pursue our strategies to create long-term stockholder value.
Our Board has determined that each of the following non-management directors is “independent” within the meaning of the rules of the NYSE and the SEC: Martin Bandier, Donna M. Coleman and Frederic V. Salerno. In reaching its determination, the Board considered the following:
•Mr. Bandier served as a director of Sphere Entertainment from April 2020 to the Distribution Date. The Board determined that this relationship is not material and that Mr. Bandier is independent within the meaning of the rules of the NYSE and the SEC.
•Ms. Coleman served as the Interim Chief Financial Officer of AMC Networks Inc. (“AMC Networks”) (a company that is also controlled by the Dolan family) from October 2020 to January 2021, as Executive Vice President and Chief Financial Officer of MSG Sports (a company that is also controlled by the Dolan family) from October 2015 to December 2019, as the Interim Chief Financial Officer of MSG Networks Inc. (“MSG Networks”) (a company that is also controlled by the Dolan family as a subsidiary of Sphere Entertainment) from May 2015 until September 2015, and in various executive and non-executive positions at Cablevision Systems Corporation (“Cablevision”) (a company that was previously controlled by the Dolan family) from 2000 to 2014. The Board determined that these relationships are not material and that Ms. Coleman is independent within the meaning of the rules of the NYSE and the SEC.
•Mr. Salerno served as a director of Sphere Entertainment from April 2020 to the Distribution Date and MSG Sports from December 2019 to April 2020. The Board determined that these relationships are not material and that Mr. Salerno is independent within the meaning of the rules of the NYSE and the SEC.

DIRECTOR NOMINATIONS
As permitted under the NYSE rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. The Board has nonetheless established a nomination mechanism in our Governance Guidelines for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”), as follows:
•Nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office.
•Nominees for election as Class B Directors are recommended to our Board by a majority of the Class B Directors then in office.
Our Articles of Incorporation provide holders of the Company’s Class B Common Stock the right to elect up to 75% of the members of our Board and holders of our Class A Common Stock the right to elect 25% of the members of our Board.

DIRECTOR SELECTION
Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:
•The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;
•Personal qualities and characteristics, accomplishments and reputation in the business community;
•Ability and willingness to commit adequate time to Board and committee matters; and
•The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.
The Class A Directors evaluate and recommend Class A Director candidates to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Class A Directors also consider Class A Director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2026 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s Bylaws. See “Other Matters — Stockholder Proposals for 2026 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of our Class B Common Stock to ensure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Articles of Incorporation, which provide the holders of our Class B Common Stock the exclusive right to elect our Class B Directors.

BOARD MEETINGS
The Board met five times during the fiscal year ended June 30, 2025. Each of our directors who served on the Board during the 2025 fiscal year attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2025.
We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings. All of the directors who were then on the Board attended the 2024 annual meeting.

COMMITTEES
Our Board has two standing committees comprised solely of independent directors: the Audit Committee and the Compensation Committee.
Audit Committee
•Members: Mr. Bandier, Ms. Coleman and Mr. Salerno (Chair)
•Meetings during fiscal year ended June 30, 2025: 4
The primary purposes and responsibilities of our Audit Committee are to:
•assist the Board in (i) its oversight of the integrity of our financial statements, (ii) its oversight of our compliance with legal and regulatory requirements, (iii) assessing our independent registered public accounting firm’s qualifications and independence and (iv) assessing the performance of our internal audit function and independent registered public accounting firm;
•appoint, compensate, retain, oversee and terminate the Company’s independent registered public accounting firm and pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;
•review the appointment and replacement of the head of our Internal Audit Department and to review and coordinate the agenda, scope, priorities, plan and authority of the Internal Audit Department;
•establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;
•review and approve related party transactions that are required to be disclosed under SEC rules or that require such approval under the Company’s Related Party Transaction Approval Policy (if the Audit Committee is then serving as the Independent Committee under such policy);
•conduct and review with the Board an annual self-assessment of the Audit Committee;

•prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;
•review and reassess the Audit Committee charter at least annually;
•report to the Board on a regular basis; and
•oversee corporate risks, including cybersecurity and venue security, and provide periodic updates to the Board on such oversight activities.
Our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Ms. Coleman and Mr. Salerno is an “audit committee financial expert” within the meaning of the rules of the SEC.
Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Board and Governance Practices — Communicating with Our Directors.”
The text of our Audit Committee charter is available on our website at www.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.
Compensation Committee
•Members: Mr. Bandier, Ms. Coleman (Chair) and Mr. Salerno
•Meetings during fiscal year ended June 30, 2025: 7
The primary purposes and responsibilities of our Compensation Committee are to:
•establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs;
•review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Chief Executive Officer, the “Senior Employees”), evaluate the Senior Employees’ performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;
•approve any new equity compensation plan or material changes to an existing plan;
•oversee the activities of the committee or committees administering our retirement and benefit plans;
•in consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility;
•determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);
•determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement in accordance with the applicable rules and regulations of the SEC;
•conduct and review with the Board an annual self-assessment of the Compensation Committee; and
•report to the Board on a regular basis, but not less than annually.
The Compensation Committee reviews the performance of the Senior Employees, evaluates their performance in light of those goals and objectives and, either as a committee or together with any other independent directors (as directed by the Board), determines and approves the Senior Employees’ compensation level based on this evaluation. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, broad market survey data on the value of similar incentive awards to Chief Executive Officers at other companies (including industry-specific data from media and entertainment businesses and additional market data for companies in the broad market) and the awards given to the Executive Chairman and Chief Executive Officer in past years.
As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of the NYSE.
The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The Compensation Committee has also engaged an independent compensation consultant and independent legal counsel to assist in the performance of its duties and responsibilities. The text of our Compensation Committee charter is available on our website at www.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.
Compensation Committee Interlocks and Insider Participation
Mr. Martin Bandier, Ms. Donna M. Coleman and Mr. Frederic V. Salerno currently serve as members of the Compensation Committee. None of them are current or former executive officers or employees of the Company.
Independent Committees
In addition to standing committees, from time to time our Board appoints or empowers a committee of the Board consisting entirely of independent directors (an “Independent Committee”) to act with respect to specific matters.
The Company has adopted a policy whereby an Independent Committee will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.
Our Board has also adopted a special approval policy for transactions with Sphere Entertainment, MSG Sports and AMC Networks, and their respective subsidiaries, whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, in which the value or expected value of the transaction or arrangement exceeds $1,000,000. In addition, an Independent Committee receives a quarterly update from the Company’s Internal Audit Department of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.
For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”
Other Committee Matters
Our Bylaws permit the Board to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, unless and only to the extent otherwise limited by the Nevada Revised Statutes. Our Board has not formed an Executive Committee, although it could do so in the future.
Our Bylaws also permit the Board to appoint other committees of the Board from time to time which would have such powers and duties as the Board properly determines.

DIRECTOR COMPENSATION
The following table describes the components of our non-employee directors’ compensation program in effect during the fiscal year ended June 30, 2025:

Compensation Element(1)	Compensation(2)(3)

Annual Cash Retainer(4)	$75,000
Annual Equity Retainer(5)	$160,000
Annual Audit/Compensation Committee Member Fee(4)	$15,000
Annual Audit/Compensation Committee Chair Fee(4)	$25,000
___________________
(1)A director who is also a Company employee receives no compensation for serving as a director.
(2)From time to time our Compensation Committee and/or our Board may approve additional or alternate compensation arrangements for directors who serve on other committees of the Board, including Independent Committees.
(3)Non-employee directors have the ability to make a non-revocable annual election to defer all cash compensation (annual cash retainer and, if applicable, committee fees) to be earned in the next calendar year into restricted stock units (the “Deferred Compensation Election”). Participating directors made their elections in calendar year 2024 with respect to the Deferred Compensation Election for cash payments to be received in calendar year 2025. Grants of restricted stock units in lieu of cash compensation are determined by dividing the value of the applicable director’s total annual cash compensation by the 20-trading day average closing market price on the day prior to the grant date (February 15 or the next succeeding business day). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such equity grants are made pursuant to the Company’s 2023 Stock Plan for Non-Employee Directors (the “Director Stock Plan”).
(4)The cash retainer and committee membership and chairmanship fees are paid quarterly in arrears and are prorated based on the director’s period of service if a director does not serve the entire quarter.
(5)Each director receives an annual grant of restricted stock units determined by dividing the value of the annual equity retainer by the 20-trading day average closing market price on the day prior to the grant date (typically the date of the annual meeting). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such compensation is made pursuant to the Director Stock Plan.
In order for our directors to develop an intimate familiarity with the different types of events presented at our venues, the services and support offered to patrons at our events and the characteristics and features of our venues, the Company makes available to each of our non-employee directors without charge up to two tickets per event for up to eight events per calendar year at our venues. Director attendance at such events is integrally and directly related to the performance of their duties and, as such, we do not deem the receipt of such tickets to be perquisites. These ticket limitations do not apply to special events to which non-employee directors and their guests may have been specifically invited from time to time in their capacity as non-employee directors of the Company (e.g., charity concerts, premieres, etc.). In addition, non-employee directors have access to tickets, at no cost, for events at venues operated by the Company and Sphere Entertainment, which are deemed to be perquisites, and are also able to purchase tickets to events from the Company at face value, subject to availability. Tickets provided to non-employee directors are not available for resale.
Director Compensation Table
The table below summarizes the total compensation paid to or earned by each person who served as a non-employee director during the fiscal year ended June 30, 2025. Directors who are employees of the Company receive no compensation for service as directors and are therefore not identified in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)(4)
Current Non-Employees Directors
Charles P. Dolan	75,000	152,790	227,790
Marianne Dolan Weber	75,000	152,790	227,790
Paul J. Dolan	75,000	152,790	227,790
Quentin F. Dolan	75,000	152,790	227,790
Ryan T. Dolan	75,000	152,790	227,790
Thomas C. Dolan	75,000	152,790	227,790
Martin Bandier	105,000	152,790	257,790
Donna M. Coleman	115,000	152,790	267,790
Frederic V. Salerno	115,000	154,275	269,275
Brian G. Sweeney	75,000	152,790	227,790
Claire D. Sweeney	18,750	110,567	129,317
Former Non-Employees Directors
Charles F. Dolan(5)	37,500	152,790	190,290
___________________
(1)These amounts represent Board retainer fees earned during the fiscal year ended June 30, 2025, including the value of such amount that was received by Mr. Salerno as restricted stock units pursuant to his Deferred Compensation Election. The amounts reported do not include any reasonable out-of-pocket expenses incurred while attending meetings for which the Company reimburses each non-employee director.
(2)This column reflects the grant date fair market value of 4,353 restricted stock units granted in December 2024 to each non-employee director (or in the case of Ms. Sweeney, 3,401 restricted stock units granted in April 2025 to reflect prorated fees for her service on the Board from April 2025 to the 2025 annual meeting). With respect to Mr. Salerno, this column also reflects the difference between (x) the grant date fair market value of 3,144 restricted stock units granted in February 2025 pursuant to his Deferred Compensation Election for Board service during calendar year 2025, and (y) the Board retainer and meeting fees reported in the Fees Earned or Paid in Cash column for Board service during fiscal year 2025 that were subject to his Deferred Compensation Election. Such grant date fair market value was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used by the Company in calculating these amounts are set forth in Note 14 to our financial statements included in our 2025 Form 10-K. The values reflected in this column differ from the $160,000 value set forth in our directors’ compensation program (or any pro rata portion) because the value calculated under Topic 718 differs from the 20-trading day average used to determine the number of units granted to directors.
(3)For each current non-employee director, the aggregate number of restricted stock units held as of June 30, 2025 is as follows: Charles P. Dolan, 12,989 units; Marianne Dolan Weber, 12,989 units; Paul J. Dolan, 12,989 units; Quentin F. Dolan, 12,989 units; Ryan T. Dolan, 12,989 units; Thomas C. Dolan, 12,989 units; Martin Bandier, 12,989 units; Donna M. Coleman, 12,989 units; Frederic V. Salerno, 19,454 units; Brian G. Sweeney, 12,989 units; and Claire D. Sweeney 3,401 units.
(4)The value of tickets provided to non-employee directors as perquisites is not included in the table, as permitted by SEC rules, because the aggregate amount of perquisites provided to each director was less than $10,000.
(5)Mr. Charles F. Dolan passed away on December 28, 2024. As of such date, Mr. Dolan’s estate held 12,989 restricted stock units, all of which continued to be held as of June 30, 2025.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board has nominated 12 candidates for election to the Board at the annual meeting.
Of the 12 director nominees, three are to be elected by the holders of our Class A Common Stock and nine are to be elected by the holders of our Class B Common Stock. All 12 nominees have been nominated for a term to expire at the 2026 annual meeting and until their successors have been elected and qualified.
The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable, based on whether you are a holder of our Class A Common Stock or our Class B Common Stock. Information on each of our nominees is given below.
Each director nominee listed below has consented to being named in this proxy statement and has agreed to serve if elected. However, if a nominee for election as a director by the holders of our Class A Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class A proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class A Common Stock if the Board names one. If a nominee for election as a director by the holders of our Class B Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class B proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class B Common Stock if the Board names one.
The Board unanimously recommends that you vote FOR each of the following candidates:

JAMES L. DOLAN – Age 70
Class B Director since December 20, 2022
Committee Membership: None
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has served as a director, the Executive Chairman and Chief Executive Officer of the Company since December 2022. Mr. Dolan has also served as a director and the Executive Chairman and Chief Executive Officer of Sphere Entertainment since 2019, as a director and the Executive Chairman of MSG Sports since 2015 and additionally as its Chief Executive Officer since May 2024. Mr. Dolan has served as Non-Executive Chairman of AMC Networks since February 2023, previously serving in that role from September 2020 to December 2022, and has served as a director since 2011. He served as Interim Executive Chairman of AMC Networks from December 2022 to February 2023. Mr. Dolan was the Executive Chairman of MSG Networks from 2009 to 2021, the Chief Executive Officer of MSG Sports from 2017 to April 2020, and the Chief Executive Officer of Cablevision from 1995 to 2016. He was President of Cablevision from 1998 to 2014; Chief Executive Officer of Rainbow Media Holdings, Inc., a former programming subsidiary of Cablevision that spun off in 2011 to become AMC Networks, from 1992 to 1995; and Vice President of Cablevision from 1987 to 1992. In addition, Mr. Dolan previously served as a director of MSG Networks from 2009 until 2021 and a director of Cablevision from 1991 to 2016. Mr. Dolan is the father of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan, the brother of Marianne Dolan Weber and Thomas C. Dolan, the brother-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the uncle of Claire D. Sweeney.
Key Skills & Experience
In light of his experience as Executive Chairman and Chief Executive Officer of the Company, Sphere Entertainment and MSG Sports, as well as experience in various positions with Cablevision, including as its Chief Executive Officer, and in various positions with MSG Networks and its predecessors since 1999, including as Executive Chairman, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Dolan should serve as a director of the Company.

MARTIN BANDIER – Age 84
Class A Director since April 20, 2023
Committee Membership: Audit, Compensation
Other Public Company Directorships: None
Career Highlights
Mr. Bandier has served as the President and Chief Executive Officer of Bandier Ventures LP, a music publishing and recorded music acquisition company, since 2019. Mr. Bandier previously served as a director of Sphere Entertainment from 2020 to April 2023. Mr. Bandier previously served as Chairman and Chief Executive Officer of Sony/ATV Music Publishing, a music publishing company, from 2007 to 2019, Chairman and Chief Executive Officer of EMI Music Publishing Worldwide, a music publishing company, from 1991 to 2006 and Vice Chairman from 1989 to 1991. Mr. Bandier has served as a director of the Songwriters Hall of Fame since 1975 and as a trustee of Syracuse University since 2006 and is a 1994 Arents Award winner. In 2006, Mr. Bandier founded The Bandier Program for Music and Entertainment Industries, a music and entertainment industry degree program, at Syracuse University that has become a leading music business program. Mr. Bandier previously served as a director and Vice President of the National Music Publishers’ Association from 1992 to 2019, as a director of the American Society of Composers, Authors, and Publishers (ASCAP) from 2007 to 2018 and as a trustee of the T.J. Martell Foundation from 1993 to 1998. His civic and industry commitments also include extensive involvement with the City of Hope.
Key Skills & Experience
In light of his more than 30 years in the entertainment industry, including his leadership roles in music publishing companies and recognition with many industry awards including numerous Publisher of the Year awards from ASCAP and BMI, the GRAMMY’s President’s Merit Award in 2015 and the Visionary Leadership Award from the Songwriter’s Hall of Fame in 2019, our Board has concluded that Mr. Bandier should serve as a director of the Company.

DONNA M. COLEMAN – Age 69
Class A Director since April 20, 2023
Committee Membership: Audit, Compensation (Chair)
Other Public Company Directorships: None
Career Highlights
Ms. Coleman was the Interim Chief Financial Officer of AMC Networks from October 2020 to January 2021. Previously, Ms. Coleman was Executive Vice President and Chief Financial Officer of MSG Sports from October 2015 to December 2019, the Interim Chief Financial Officer of MSG Networks from May 2015 until September 2015, and Executive Vice President, Corporate Financial Planning and Control of Cablevision from 2012 to 2014. Prior to that, she was Senior Vice President, Corporate Financial Planning and Control of Cablevision from 2011 to 2012 and Senior Vice President, Planning and Operations of Cablevision from 2000 to 2011. Ms. Coleman served as a director of the Garden of Dreams Foundation from 2016 to 2019 and as a Director of Tribeca Enterprises LLC from 2015 to 2019.
Key Skills & Experience
In light of her long-term experience as a senior executive of AMC Networks, MSG Sports, MSG Networks and Cablevision and her knowledge of the entertainment industry, the Board has concluded that Ms. Coleman should serve as a director of the Company.

CHARLES P. DOLAN – Age 38
Class B Director since April 20, 2023
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been an employee of Knickerbocker Group LLC since 2010. Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2015, and previously served as a director of MSG Networks from 2010 to 2015. He is a graduate of New York University and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan is the son of James L. Dolan, the brother of Quentin F. Dolan and Ryan T. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan and Claire D. Sweeney.
Key Skills & Experience
In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports and MSG Networks, our Board has concluded that Mr. Dolan should serve as a director of the Company.

MARIANNE DOLAN WEBER – Age 68
Class B Director since April 20, 2023
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Ms. Dolan Weber has been President of Heartfelt Wings Foundation Inc. since 2015, and a Member of the Board of Green Mountain Foundation Inc. since 2015. Ms. Dolan Weber currently serves as a manager of MLC Ventures LLC and served as Chairman of both the Dolan Family Foundation and the Dolan Children’s Foundation from 1999 to 2011 and Vice Chairman and Director of the Dolan Family Office, LLC from 1997 to 2011. Ms. Dolan Weber has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2016. She previously served as a director of AMC Networks from 2011 to June 2021 and June 2022 to July 2024, Cablevision from 2005 to 2016 and MSG Networks from 2010 to 2014. Ms. Dolan Weber is the sister of James L. Dolan and Thomas C. Dolan, the sister-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the aunt of Charles P. Dolan, Quentin F. Dolan, Ryan T. Dolan and Claire D. Sweeney.
Key Skills & Experience
In light of her experience as a member of Cablevision’s founding family and as former Chairman of the Dolan Family Foundation and her experience as the former Vice Chairman of the Dolan Family Office, LLC, as well as the knowledge and experience she has gained about the Company’s business and contributions she has made during her tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Ms. Dolan Weber should serve as a director of the Company.

PAUL J. DOLAN – Age 67
Class B Director since April 20, 2023
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been the Chairman and Chief Executive Officer of the Cleveland Guardians Major League Baseball (“MLB”) team since 2010. Mr. Dolan was President of the Cleveland Guardians from 2004 to 2010 and Vice President and General Counsel from 2000 to 2004. Mr. Dolan has served on multiple committees of the MLB and is currently serving on the MLB’s Ownership Committee and Diversity and Inclusion Committee as well as serving on the Executive Council. Mr. Dolan has served as a director of Sphere Entertainment since 2020, MSG Sports since 2019 and Dix & Eaton, a privately-owned communications and public relations firm, since 2014. Mr. Dolan was a director and member of the Executive Compensation Committee of The J.M. Smucker Company from 2006 to 2023 and served as the Chair of the Executive Compensation Committee from 2017 to August 2022. Additionally, Mr. Dolan previously served as a director of MSG Networks from 2015 to 2021 and Cablevision from 2015 to 2016. Mr. Dolan was Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from 2006 through 2012. Paul J. Dolan is the cousin of James L. Dolan, Thomas C. Dolan, Marianne Dolan Weber, Charles P. Dolan, Quentin F. Dolan, Ryan T. Dolan and Claire D. Sweeney and the cousin by marriage of Brian G. Sweeney.
Key Skills & Experience
In light of his extensive business and management experience in the sports and media industries, his experience as a member of Cablevision’s founding family, the experience he has gained during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks and of Cablevision, and his service on the board of other public and private companies, our Board has concluded that Mr. Dolan should serve as a director of the Company.

QUENTIN F. DOLAN – Age 31
Class B Director since April 20, 2023
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been Senior Vice President, Player Performance & Science Leader of MSG Sports since July 2024. He previously served in various roles at MSG Sports, including serving as Vice President, Strategic Advisor to the Executive Chairman from January 2024 to June 2024, as Strategic Advisor to the Executive Chairman from July 2023 to December 2023 and as Investment Director from 2022 to July 2023. Mr. Dolan has also served as a director of Sphere Entertainment since 2020 and MSG Sports since 2021. Mr. Dolan is a graduate of New York University. Mr. Dolan previously served as a director of MSG Networks from 2015 to June 2020 and has held internship positions at Grubman Shire & Meiselas, P.C. and Azoff MSG Entertainment, LLC. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Ryan T. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney, and the cousin of Paul J. Dolan and Claire D. Sweeney.
Key Skills & Experience
In light of his familiarity with the Company’s business as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports and MSG Networks, our Board has concluded that Mr. Dolan should serve as a director of the Company.

RYAN T. DOLAN – Age 36
Class B Director since April 20, 2023
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has served as Senior Vice President, Interactive Experiences of MSG Ventures LLC, a wholly-owned subsidiary of Sphere Entertainment, since October 2023, and previously served as its Vice President, Interactive Experiences from June 2019 to October 2023 and as its Director, Interactive Experiences from 2016 to 2019. Mr. Dolan has played an integral role in the growth and development of MSG Ventures’ interactive gaming initiatives and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2019. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Quentin F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan and Claire D. Sweeney.
Key Skills & Experience
In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment and MSG Sports, our Board has concluded that Mr. Dolan should serve as a director of the Company.

THOMAS C. DOLAN – Age 73
Class B Director since April 20, 2023
Committee Membership: None
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan served as Executive Vice President—Strategy and Development, Office of the Chairman of Cablevision from 2008 to 2016. He was Chief Executive Officer of Rainbow Media Corp. from 2004 to 2005; and previously served in various roles at Cablevision, including: Executive Vice President and Chief Information Officer from 2001 until 2005, Senior Vice President and Chief Information Officer from 1996 to 2001, Vice President and Chief Information Officer from 1994 to 1996, General Manager of Cablevision’s East End Long Island cable system from 1991 to 1994, and System Manager of Cablevision’s East End Long Island cable system from 1987 to 1991. Mr. Dolan has served as a director of Sphere Entertainment since 2020, MSG Sports since 2015 and AMC Networks since 2011, and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2007 to 2016. Mr. Dolan is the brother of James L. Dolan and Marianne Dolan Weber, the brother-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan, Ryan T. Dolan and Claire D. Sweeney.
Key Skills & Experience
In light of his experience as a member of Cablevision’s founding family and in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Dolan should serve as a director of the Company.

FREDERIC V. SALERNO – Age 82
Class A Director since April 3, 2023
Committee Membership: Audit (Chair), Compensation
Other Public Company Directorships: Associated Capital Group, Inc. (NYSE: AC)
Career Highlights
Mr. Salerno has served as a director of Associated Capital Group, Inc., an alternative investment management business, since 2017. Mr. Salerno previously served as a director of Intercontinental Exchange, Inc., which owns and operates exchanges for financial and commodity markets, from 2002 to May 2022, and Lead Independent Director from 2008 to May 2022, and as a director of Akamai Technologies, Inc., a provider of web-based technology services, from 2002 to 2021, Chairman of the Board from 2018 to 2021 and Lead Independent Director from 2013 to 2018. Mr. Salerno also served as Vice Chairman and Chief Financial Officer of Verizon Communications, Inc. (“Verizon”), a provider of communications services, from 1991 to 2002, and in various other senior management positions with Verizon and its predecessors prior to that time. Mr. Salerno previously served as a director of Sphere Entertainment from 2020 to April 2023, MSG Sports from 2019 to 2020, National Fuel Gas Company from 2008 to 2013, CBS Corporation from 2007 to 2016, Viacom, Inc. from 1996 to 2017 and FCB Financial Holdings, Inc. from 2010 to 2019.
Key Skills & Experience
In light of his experience as a senior executive and director of other public companies and his knowledge of the media and entertainment industry, our Board has concluded that Mr. Salerno should serve as a director of the Company.

BRIAN G. SWEENEY – Age 61
Class B Director since April 20, 2023
Committee Membership: None
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Sweeney served as the President of Cablevision from 2014 and President and Chief Financial Officer of Cablevision from 2015 to 2016. Previously, Mr. Sweeney served in various other roles at Cablevision including: Senior Executive Vice President, Strategy and Chief of Staff from 2013 to 2014; Senior Vice President – Strategic Software Solutions from 2012 to 2013; and Senior Vice President – eMedia from January 2000 to 2012. Mr. Sweeney has served as a director of Sphere Entertainment since 2020, MSG Sports since 2015 and AMC Networks since 2011 and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2005 to 2016. Mr. Sweeney is the father of Claire D. Sweeney, the brother-in-law of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the cousin by marriage of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.
Key Skills & Experience
In light of his experience in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Sweeney should serve as a director of the Company.

CLAIRE D. SWEENEY – Age 25
Class B Director since April 7, 2025
Committee Membership: None
Other Public Company Directorships: None
Career Highlights
Ms. Sweeney has served as the Administrative Assistant for the Press & Media team at Republic Collective (“Republic”) since June 2024, previously interning for Republic’s Vice President of Operations and Executive Offices. Prior to that, she held internship positions at Sphere Entertainment, Radio City Music Hall and AMC Networks. Ms. Sweeney received a Bachelor of Theater Arts, specializing in Arts Administration, from the University of Michigan’s School of Music, Theater and Dance in 2022 and a Masters in Music Business from New York University in 2024. Ms. Sweeney is the daughter of Brian G. Sweeney, the niece of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the cousin of Charles P. Dolan, Ryan T. Dolan, Quentin F. Dolan and Paul J. Dolan.
Key Skills & Experience
In light of her familiarity with the Company’s business as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience she has gained through her experience in the music and entertainment industry, including contributions she has made during her tenure at the Company, Sphere Entertainment and AMC Networks, our Board has concluded that Ms. Sweeney should serve as a director of the Company.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, comprised of independent members of the Board, has appointed Deloitte as our independent registered public accounting firm (the independent auditors) with respect to our operations for the fiscal year ending June 30, 2026. Deloitte will audit our financial statements for the fiscal year ending June 30, 2026. Representatives of Deloitte will be present at the annual meeting. Those representatives will have the opportunity to make a statement if they desire to do so and will answer appropriate questions.
Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
We are asking that you ratify the appointment of Deloitte, although your ratification is not required. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of our Company Stock, voting together as a single class. In accordance with our Articles of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.
The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS
The following table provides information about fees billed for services rendered by Deloitte for our fiscal years ended June 30, 2025 and June 30, 2024:

	Fiscal Year Ended June 30,
	2025	2024
Audit fees(1)	$988,000	$885,000
Audit-related fees(2)	$25,000	$351,000
Tax fees	—	—
All other fees	—	—
___________________
(1)Audit fees consisted of fees for services rendered and related expenses paid in connection with (i) the Company’s consolidated and combined financial statement audit, (ii) reviews of the Company’s quarterly financial statements, and (iii) Sarbanes-Oxley Act, Section 404 attestation matters.
(2)For the fiscal year ended June 30, 2025, audit-related fees of the Company consisted of fees for services rendered and related expenses for a debt compliance letter. For the fiscal year ended June 30, 2024, audit-related fees of the Company consisted of fees for services rendered and related expenses for (i) audits of certain retirement plans, (ii) a debt compliance letter and (iii) consents and other materials issued in connection with regulatory filings.
The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by and fees paid to the independent registered public accounting firm. In addition, under the Audit Committee’s pre-approval policy, the Chairman of the Audit Committee may pre-approve audit and non-audit services and fees, provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed and paid by the Company were pre-approved under the Audit Committee’s pre-approval policy. The Audit Committee has determined that the provision of the services and fees described above is compatible with maintaining the independence of our independent registered accounting firm.

REPORT OF AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has an in-house Internal Audit Department that reports to the Audit Committee and management. This department provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls.
The Company’s independent registered public accounting firm, Deloitte, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements and its evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with Deloitte the firm’s independence. All audit and non-audit services performed by Deloitte must be specifically approved by the Audit Committee or by its Chairman (and subject to ratification by the full committee).
As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.
The Audit Committee discussed the overall scope of and plans for their respective audits with the Company’s Internal Audit Department and Deloitte. For the fiscal year ended June 30, 2025, the Audit Committee met with the head of the Company’s Internal Audit Department and representatives of Deloitte in regular and executive sessions to discuss the results of their examinations related to the Company, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.
Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the 2025 Form 10-K that was filed with the SEC.
Members of the Audit Committee
Martin Bandier
Donna M. Coleman
Frederic V. Salerno (Chair)

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis provides a discussion of our compensation philosophy and 2025 fiscal year compensation for the following NEOs:

Current NEOs
James L. Dolan	Executive Chairman and Chief Executive Officer
David J. Collins	Executive Vice President and Chief Financial Officer
Laura Franco	Executive Vice President and General Counsel
Philip G. D’Ambrosio	Executive Vice President and Treasurer
Layth Taki	Senior Vice President, Controller and Principal Accounting Officer

Former NEOs
Michael J. Grau	Former Executive Vice President and Chief Financial Officer and Former Interim Principal Accounting Officer
Lee Weinberg	Senior Vice President, Business and Financial Operations and Former Interim Chief Financial Officer
Effective September 9, 2024, Mr. Layth Taki was appointed Senior Vice President, Controller and Principal Accounting Officer of the Company. As of such date, Mr. Michael J. Grau ceased to serve as Interim Principal Accounting Officer, but continued as an employee of the Company in his role as Executive Vice President and Chief Financial Officer of the Company. Effective November 20, 2024, Mr. Grau, ceased to be Chief Financial Officer of the Company and Mr. Lee Weinberg, the Company’s Senior Vice President, Business and Financial Operations, was appointed Interim Chief Financial Officer of the Company.
Effective April 14, 2025, Mr. David J. Collins was appointed Executive Vice President and Chief Financial Officer of the Company. As of such date, Mr. Weinberg ceased to serve as Interim Chief Financial Officer, but continued as an employee of the Company in his prior role of Senior Vice President, Business and Financial Operations (in a non-executive officer capacity).
This Compensation Discussion & Analysis presents Messrs. Grau’s and Weinberg’s 2025 fiscal year compensation because each served in their respective roles of the Company for a portion of the year.

EXECUTIVE SUMMARY
Business Overview
The Company is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content.
Utilizing the Company’s powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences. As of June 30, 2025, the Company managed its business through a single reportable segment.
The Company includes (i) a portfolio of venues: The Garden, The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre and The Chicago Theatre, (ii) the original production, the Christmas Spectacular and (iii) the Company’s entertainment and sports bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.
Fiscal Year 2025 Performance Results and Operational Highlights
The Company successfully executed against key near and long-term goals during the 2025 fiscal year. Highlights included:
•The Company delivered full-year total company revenues of $942.7 million, operating income of $122.1 million and AOI of $222.5 million(1);
•The Company hosted nearly 6 million guests at over 975 live events in fiscal year 2025 across an array of live entertainment and sporting events;
•The Christmas Spectacular generated its highest grossing run in the show’s history, with over $170 million in revenue and approximately 1.1 million tickets sold across 200 performances;
•The Company welcomed several new marketing partners, including Lenovo and its subsidiary Motorola, as well as the Department of Culture and Tourism – Abu Dhabi, and reached multi-year renewals with Verizon and Pepsi;
•The Company experienced continued strong demand for premium hospitality offerings at The Garden and benefitted from the expanded Event-Level club space, as well as from a number of Event- and Lexus-Level suites that were renovated at the start of the fiscal year;
•In June 2025, the Company refinanced its credit facilities, extending the facilities’ maturity for a new five-year term with an improvement in the borrowing rate; and
•During fiscal year 2025, the Company repurchased approximately 1.1 million shares of its Class A Common Stock for an aggregate purchase price of approximately $40 million.
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(1)AOI is a non-GAAP financial measure and is defined below. For a reconciliation of this non-GAAP measure to the most comparable GAAP measures, please see Annex A.
Stockholder Engagement & Responsiveness
During the 2025 fiscal year, management of the Company engaged with holders of approximately 85% of our Class A Common Stock to discuss our Board, governance and/or compensation practices, with the specific goal of seeking stockholder feedback. In seeking to continue our efforts to align our compensation practices with long-term stockholder interests, the Compensation Committee seeks out and values opportunities to receive stockholder feedback. We look forward to continuing to receive such feedback to inform the regular, ongoing review of our compensation program.
Executive Compensation Program Objectives and Philosophy
The Company is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content. We operate in specialized industries and our executive officers have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to drive our business objectives and achieve strong financial, operational and stock price performance, as well as long-term value creation. The Compensation Committee has designed executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the financial and strategic objectives of growing the Company’s businesses and driving long-term stockholder value.

The program reflects four key overarching executive compensation principles:

Principle	Implementation(1)

A significant portion of compensation opportunities should be at risk.	•The majority of executive compensation is at risk and based on stockholder returns as well as the Company’s performance against pre-determined financial and strategic performance targets.
Long-term performance incentives should generally outweigh short-term performance incentives.	•Incentive compensation focuses more heavily on long-term rather than short-term accomplishments and results.
Executive officers should be aligned with our stockholders through equity-based compensation.	•Equity-based compensation comprises a substantial portion of executive compensation, ensuring alignment with stockholder interests.
The compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry.
•The overall executive compensation program is competitive, equitable and thoughtfully structured so as to attract, retain, motivate and reward talent.
•The Compensation Committee focuses on total direct compensation, as well as individual compensation elements when providing competitive compensation opportunities.

___________________
(1)Excludes any one-time awards, including awards granted in connection with commencement of employment.
In designing our executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity-based compensation, and (3) performance-based and time-based vesting of compensation.
Elements of Fiscal Year 2025 Compensation & Performance Objectives
The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that drive long-term stockholder value and reward sustained achievement of the Company’s key financial goals.
The Company considers AOI and Total Company Net Revenue to be key measures of its operating performance. As such, our Compensation Committee has incorporated AOI and Total Company Net Revenue in our long-term incentive performance awards (i.e., performance stock units) and AOI in our annual incentive awards. The Company’s long-term incentive program also includes time-vested restricted stock units, the value of which is tied to the performance of the market value of the Company’s Class A Common Stock. In order to further align compensation opportunities with the Company’s strategic vision and focus on growth, the Compensation Committee may, in its discretion, also grant certain awards in the form of stock options, where appropriate, which support the goal of generating long-term stockholder value.

The table below summarizes the elements of our compensation program in effect for the 2025 fiscal year and how each element correlates with the Company’s compensation and performance objectives.

Component(1)		Performance Link	Description
Base Salary	Cash	•Fixed level of compensation determined primarily based on the role, job performance and experience •Intended to compensate NEOs for day-to-day services performed
Annual Incentive	Cash	Initial funding based on financial performance measure, AOI (which initial funding level can be modified based on business unit strategic, operational and financial (collectively referred to herein as “strategic”) objectives)
•Performance-based cash incentive opportunity
•Designed to be initially-funded solely based on the achievement of pre-determined financial performance measure (AOI) approved by the Compensation Committee
•Performance against pre-determined business unit strategic objectives can modify initial AOI-funded pool within specified range

Long- Term Incentive	Performance Stock Units (50%)	Total Company Net Revenue (50%)
•Financial performance targets are determined by the Compensation Committee to incentivize strong execution of our strategy and long-term financial goals
•Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

Business Unit AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance	•Stock-based award establishes direct alignment with our stock price performance and stockholder interests •Vest ratably over three years
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(1)Excludes any one-time awards, including awards granted in connection with commencement of employment.

2025 Fiscal Year Annual Compensation Opportunities Mix
As described above, the Company’s compensation program is designed with significant long-term performance-based and at-risk components. For the 2025 fiscal year, a substantial majority of NEO target annual compensation was at risk, with a majority of at-risk compensation granted in the form of long-term equity-based awards.

Executive Chairman and Chief Executive Officer Pay Mix(1)	Average NEO Pay Mix(1)(2) (excluding Executive Chairman and Chief Executive Officer)

Salary
33%
RSUs
20%
PSUs
20%
Annual Incentive
26%
At Risk 67%

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(1)Reflects the allocation of base salary, annual target bonus opportunity and long-term incentive award target value as set forth in each current NEO’s employment agreement for the 2025 fiscal year (other than as noted below) and excludes awards that are not considered standard annual compensation for the 2025 fiscal year. Although Mr. Taki received a prorated bonus and long-term incentive award for fiscal year 2025 given his start date of September 9, 2024 in accordance with his employment agreement, the Average NEO Pay Mix includes Mr. Taki’s full fiscal year 2025 base salary, target bonus opportunity and long-term incentive target value. To reflect the go-forward pay mix, the Average NEO Pay Mix also includes Mr. Collins’ full fiscal year 2025 base salary and fiscal year 2026 target bonus opportunity and long-term incentive target value, as per the terms of his employment agreement with the Company, he was not eligible to participate in the Company’s fiscal year 2025 MPIP (as defined below) and long-term incentive program given his start date on April 14, 2025.
(2)Sum of compensation elements or the “At-Risk” value shown may not add to 100% (or “At-Risk” value) due to rounding.

Sound Compensation Governance Practices
The Company’s executive compensation program is overseen by the wholly independent Compensation Committee, with the support of an independent compensation consultant and independent legal counsel. We maintain a compensation program with strong governance features, including:

Compensation Practices

✓	Substantial proportion of standard annual compensation is at risk (89% for the Executive Chairman and Chief Executive Officer and 67% on average for the other current NEOs)
✓	Short- and long-term incentives earned based on the achievement of objective, pre-determined performance goals
✓	Stockholder feedback considered in Compensation Committee review of compensation program
✓	Anti-hedging/pledging policies
✓	No excise tax gross-up provisions
✓	Review of tally sheets for each current NEO by Compensation Committee at least annually
✓	Fully independent Compensation Committee oversight of compensation decisions
✓	Compensation Committee utilizes support of an independent compensation consultant and independent legal counsel

COMPENSATION PROGRAM PRACTICES AND POLICIES
The following discussion describes the practices and policies implemented by the Compensation Committee during the fiscal year ended June 30, 2025. As discussed in greater detail below under “Executive Compensation Tables — Employment Agreements,” much of the NEOs’ compensation for the year ended June 30, 2025 is covered by employment agreements approved by the Compensation Committee (except with respect to Mr. Weinberg, who does not have an employment agreement with the Company).
In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2024, a majority of stockholders (including approximately 96.6% of holders of our Class A Common Stock) voted to approve, on an advisory basis, the Company’s executive compensation. The Compensation Committee considered the results of this vote, as well as the Company’s ongoing discussions with stockholders, in its assessment and development of the compensation program.
Role of the Compensation Committee
Our Compensation Committee administers our executive compensation program. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; (3) oversees the activities of the committee or committees administering our retirement and benefit plans; and (4) administers our equity-based compensation plans. For more information about the Compensation Committee, please see “Board and Governance Practices — Committees — Compensation Committee.”
In carrying out its responsibilities, the Compensation Committee utilizes the services of the independent compensation consultant and independent legal counsel, and considers recommendations from management, each as further described below.

Role of the Independent Compensation Consultant
The Compensation Committee has authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “independent compensation consultant”), an independent compensation consultant, to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.
The independent compensation consultant collaborates with independent legal counsel to the Compensation Committee and reports directly to the Compensation Committee and, at the request of the Compensation Committee, the independent compensation consultant meets with members of management from time to time for the purpose of gathering information on management proposals and recommendations to be presented to the Compensation Committee.
With respect to compensation matters for the fiscal year ended June 30, 2025, the services provided by the independent compensation consultant to the Compensation Committee included:
•Attending all Compensation Committee meetings;
•Providing information, research, and analysis pertaining to our executive compensation program for the 2025 fiscal year;
•Regularly updating the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;
•Assisting the Compensation Committee in making pay determinations for the executive officers;
•Assisting the Compensation Committee in connection with the entry into new employment agreements with the Senior Vice President, Controller and Principal Accounting Officer and the Executive Vice President and Chief Financial Officer;
•Advising on the design of the executive compensation program and the reasonableness of individual compensation targets and awards and executive perquisites;
•Conducting a compensation risk assessment;
•Preparing tally sheets for the Compensation Committee’s review, setting forth all components of compensation payable, and the benefits accruing, to the current NEOs for the fiscal year ended June 30, 2025, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards;
•Providing advice and recommendations that incorporate both market data and Company-specific factors; and
•Assisting the Compensation Committee in connection with its periodic review of non-employee director compensation.
During the 2025 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.
The Compensation Committee charter requires the Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year ended June 30, 2025, the Compensation Committee concluded that the independent compensation consultant satisfies the independence requirements of the NYSE rules. In addition, the Compensation Committee believes that the independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year ended June 30, 2025. In reaching this conclusion, the Compensation Committee considered the same rules regarding advisor independence.

Role of Executive Officers in Determining Compensation
The Compensation Committee reviews the performance and compensation of the Executive Chairman and Chief Executive Officer and, following discussions with the independent compensation consultant, establishes his compensation. Senior management of the Company assists the Compensation Committee and the independent compensation consultant as described in this Compensation Discussion & Analysis, and provides to the Compensation Committee, either directly or through the independent compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and Chief Executive Officer. Recommendations from management are based on a comprehensive review and analysis of the performance of the Company and its business against pre-determined goals, strategies and metrics. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and recommendations and discussions with the independent compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.
Performance Objectives
As described below under “— Elements of Our Compensation Program,” performance-based incentive compensation is an important element of the Company’s executive compensation program.
The Company considers Total Company Net Revenue and AOI to be key measures of the Company’s operating performance. As such, our Compensation Committee has incorporated AOI and Total Company Net Revenue in our long-term incentive performance awards (i.e., performance stock units) and AOI in our annual incentive awards.
The Company defines “Total Company Net Revenue,” which is a non-U.S. GAAP financial measure, as total revenue for all business units other than specified divisions where direct contribution is the measure used, in which cases Total Company Net Revenue includes the direct contribution of those units. Direct contribution is revenue less event-related expenses. In those instances, management believes direct contribution serves as a more meaningful measure of revenue.
The Company defines AOI, which is a non-U.S. GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other long-lived assets, including right-of-use lease assets and related lease costs, (ii) share-based compensation expense, (iii) restructuring charges or credits, (iv) merger, spin-off and acquisition-related costs, including merger-related litigation expenses, (v) gains or losses on sales or dispositions of businesses and associated settlements, (vi) the impact of purchase accounting adjustments related to business acquisitions, (vii) amortization for capitalized cloud computing arrangement costs and (viii) gains and losses related to the remeasurement of liabilities under the Company’s executive deferred compensation plan. The Company amended its definition of AOI during the fiscal year ended June 30, 2024 so that the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports (the “Arena License Agreements”) is no longer excluded. Notwithstanding the amendment to the definition of AOI, because the performance objectives for the Company’s 2023 Performance Stock Units (as defined below) were set prior to amending the AOI definition, such leasing revenue was still excluded for purposes of calculating the payouts of these awards. “Business Unit AOI” is based upon the AOI of the Company less unallocated corporate expenses such as public company costs and merger and acquisition support, subject to certain adjustments.
The performance measures used for purposes of annual incentives or long-term awards may contemplate certain potential future adjustments and exclusions.
Tally Sheets
The Compensation Committee has reviewed tally sheets prepared by the independent compensation consultant, setting forth all components of compensation payable, and the benefits accruing, to the NEOs for the fiscal year ended June 30, 2025 who were executive officers as of June 30, 2025, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the NEOs upon various termination scenarios.
Determining Compensation Levels; Benchmarking
As part of the Compensation Committee’s review of total compensation opportunities for the fiscal year ended June 30, 2025, the independent compensation consultant assisted the Compensation Committee in: (1) determining if a peer group should be used for comparative purposes, (2) assessing executive compensation in light of internal and external considerations and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. The Compensation Committee, in consultation with the independent compensation consultant, considered market data (both industry-specific and general company data based on multiple broad-based compensation surveys) in order to appropriately assess compensation levels.
For the fiscal year ended June 30, 2025, the Compensation Committee, in consultation with the independent compensation consultant, determined not to utilize a peer group or specific target positioning in determining compensation given the limited number of comparable publicly-traded companies.
In addition to the market data listed above, the Compensation Committee considered internal information (job responsibility, experience, parity among executive officers, contractual commitments, attraction and retention of talent and historical compensation) to determine compensation.

ELEMENTS OF OUR COMPENSATION PROGRAM
Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s goal of attracting, retaining, motivating and rewarding highly-qualified executive officers. The compensation program included the following key elements for the fiscal year ended June 30, 2025: base salary, annual cash incentives, long-term incentives, retirement, health and welfare and other benefits, which are generally provided to all other eligible employees, and additional executive officer benefits, including post-termination compensation under certain circumstances and certain perquisites, each as described below.
A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy. The Compensation Committee reviews historical compensation, other information provided by the independent compensation consultant and other factors, such as experience, performance, length of service and contractual commitments, to determine the appropriate level and mix of compensation for executive officers. The allocation between cash and equity-based compensation and between short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.
Mr. Dolan is also employed by MSG Sports and Sphere Entertainment as each company’s Executive Chairman and Chief Executive Officer and Ms. Franco is also employed by Sphere Entertainment as Executive Vice President and General Counsel. Mr. Dolan and Ms. Franco receive separate compensation from Sphere Entertainment and, in the case of Mr. Dolan, MSG Sports, with respect to such employment. While the Compensation Committee is aware that Mr. Dolan and Ms. Franco also receive compensation for services rendered to Sphere Entertainment and MSG Sports, as applicable, the Compensation Committee’s own compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. For more information regarding the compensation of Mr. Dolan by Sphere Entertainment and MSG Sports, see Sphere Entertainment’s and MSG Sports’ 2025 Definitive Proxy Statements.

Base Salaries
Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate them for the day-to-day services that they perform for the Company. Base salaries for the executive officers have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executive officers. The employment agreement between the Company and each NEO (except for Mr. Weinberg) contains a minimum base salary level. For information regarding these base salary levels, please see “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee reviews the salaries of the executive officers at least annually. The Compensation Committee may adjust base salaries for executive officers over time, based on their performance and experience and in accordance with the terms of their employment agreements (as applicable).
The base salaries for each of Messrs. Dolan and Collins, Ms. Franco, Messrs. D’Ambrosio, Taki, Grau and Weinberg as of the end of the fiscal year ended June 30, 2025 (or in the case of Mr. Grau, as of his separation date), were as follows: $1,500,000, $700,000, $550,000, $750,000, $500,000, $700,000 and $569,380, respectively. The actual base salary earned by Mr. Weinberg, who became an executive officer of the Company effective November 20, 2024 and ceased to be an executive officer of the Company effective April 14, 2025, includes base salary earned by him for the entire fiscal year 2025 in his role as Senior Vice President, Business and Financial Operations. The Compensation Committee generally determined salaries for the NEOs after evaluation of company and individual performance, market pay levels, the range of increases generally provided to the company’s employees and, to the extent appropriate, management’s recommendations. See footnote 1 to “Executive Compensation Tables — Summary Compensation Table” for additional information regarding the base salaries and actual amounts earned by the NEOs during the Company’s fiscal year.
Annual Cash Incentives
Overview
Annual cash incentives earned for performance in the 2025 fiscal year were determined based on performance against goals established by the Compensation Committee under the Management Performance Incentive Plan (“MPIP”). MPIP is an annual incentive plan under which eligible members of management, including the NEOs, were provided an opportunity to earn an annual cash award. The initial funding level of the bonus pool was solely based on financial performance versus a pre-determined AOI target for the 2025 fiscal year, which initial funding level could be modified for each business unit based on performance versus pre-determined and measurable key strategic objectives, resulting in a payout that falls within the range of 0% to 200% of target. In fiscal year 2025 we had 12 business units, consisting of Live, Productions, Marquee Events, Marketing & Communications, Venue Operations, Global Sales & Partnerships and various Corporate business units, including Finance and Legal & Business Affairs, with a varied range of strategic goals for each business unit determined by the Compensation Committee.
This annual incentive was designed to link executive compensation directly to the Company’s financial performance and performance on key strategic initiatives by providing incentives and rewards based upon both total company and business unit performance during the applicable fiscal year.
MPIP results were calculated based on performance achievement against these pre-determined goals, as discussed below, for the business unit(s) applicable to each eligible employee, including our NEOs. Pursuant to the MPIP, Mr. Dolan’s business unit modifier was based on the strategic goals for all business units, whereas Messrs. D’Ambrosio, Taki, Grau and Weinberg were part of the Finance business unit and Ms. Franco was part of the Legal & Business Affairs business unit. Mr. Collins was not eligible to participate in the fiscal year 2025 MPIP in accordance with the terms of his employment agreement.
As discussed in “Performance Targets & Achievement Levels” below, as a result of the level of achievement of the AOI target, which led to an initial bonus pool funding level of 89.1% of target, and after modification based on achievement relative to the pre-determined business unit strategic objectives, the final payout levels of the annual cash incentives were calculated at (i) 100.0% of the target level for Mr. Dolan, (ii) 97.5% of the target level for NEOs in the Finance business unit and (iii) 97.5% of the target level for NEOs in the Legal & Business Affairs business unit.
Target Award Opportunities
Each employee eligible for an annual incentive award was assigned a target award equal to a percentage of that employee’s base salary as of the conclusion of the applicable fiscal year (or with respect to Mr. Grau, as of his separation date).
Target annual incentive opportunities were based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each employment agreement between the Company and each of the NEOs (except for Mr. Weinberg) contains a minimum target annual incentive award level. The Compensation Committee reviews the target annual incentive award levels of the NEOs at least annually, subject to the minimum target annual incentive award level set forth in their employment agreements (as applicable). See “Executive Compensation Tables — Employment Agreements” below.
Annual Incentive Payouts The below table summarizes each NEO’s target annual incentive opportunity and actual 2025 fiscal year annual incentive payouts, as determined by the Compensation Committee. The annual incentive payouts are described in more detail below.

Name	2025 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	Actual 2025 Fiscal Year MPIP as a % of Target	Actual 2025 Fiscal Year Annual Incentive Award
Current NEOs
James L. Dolan	$1,500,000	200%	100.0%	$3,000,000
David J. Collins(1)	$700,000	—	—	—
Laura Franco	$550,000	100%	97.5%	$536,250
Philip G. D’Ambrosio(2)	$750,000	75%	97.5%	$548,438
Layth Taki(3)	$500,000	50%	97.5%	$203,125
Former NEOs
Michael J. Grau(4)	$700,000	100%	97.5%	$278,610
Lee Weinberg	$569,380	50%	97.5%	$277,573
__________________
(1)Pursuant to the terms of his employment agreement, Mr. Collins was not eligible for an annual cash incentive award for the fiscal year ended June 30, 2025, but was provided a one-time cash award in the amount of $450,000, which was intended to compensate him for forfeited compensation from his previous employer and relocation costs and which is not included in the table above. Mr. Collins will be required to repay the full amount of this one-time cash award in the event of (i) his resignation (other than for “good reason”) or (ii) an involuntary termination for “cause,” in each case within one year following the commencement of his employment with the Company. Pursuant to his employment agreement, commencing with the 2026 fiscal year, Mr. Collins will be eligible to participate in the annual incentive program with an annual target bonus opportunity equal to not less than 100% of his base salary.
(2)Starting in fiscal year 2026, Mr. D’Ambrosio’s annual target bonus opportunity increased to 100% of his base salary.
(3)With respect to Mr. Taki, this table reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2025 for ten months of the fiscal year, in accordance with his employment agreement. Pursuant to the terms of his employment agreement, Mr. Taki was also provided a one-time cash award in the amount of $250,000, which was intended to compensate him for forfeited compensation from his previous employer and which is not included in the table above. Mr. Taki would have been required to repay the net or gross amount of the one-time cash award in the event (i) he terminated his employment (other than for “good reason” or due to his death or disability) or (ii) the Company terminated his employment for “cause,” in each case within one year following the commencement of his employment with the Company.
(4)With respect to Mr. Grau, this table reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2025 for the period of July 1, 2024 through November 26, 2024. See “Executive Compensation Tables — Termination and Severance” for a description of the benefits paid to Mr. Grau upon his separation from the Company.

Performance Targets & Achievement Levels
Financial Component: For the fiscal year ended June 30, 2025, the MPIP financial performance objective consisted of an AOI target from the Board-approved budget, with the initial MPIP funding pool under this component ranging from 0% to 200% of target. The initial MPIP funding pool was determined after assessing the financial performance against the pre-determined AOI target. Based on the performance against the pre-determined AOI target, the calculated result of the financial component of the MPIP, giving effect to the payout provisions of the MPIP, was 89.1% of target. The MPIP provides the Compensation Committee with flexibility to make equitable adjustments to the structure and payouts that it deems appropriate to reflect the best interests of the business, including based on recommendations from management. No such adjustments were made for the fiscal year 2025 MPIP.
Strategic Business Unit Modifier: For the fiscal year ended June 30, 2025, the MPIP also included a strategic modifier component for each business unit that could increase or decrease the initial AOI-funded MPIP pool based on performance against relevant strategic goals, resulting in a payout that falls within a range of 0% to 200% of target. These goals, strategies and measurable metrics were reviewed and approved by the Compensation Committee at the beginning of the year.
Goal Setting Process: In the 2025 fiscal year, numerous specific goals that were aligned with the Company’s broad strategic initiatives were established for each business unit. Discrete strategies and measurable metrics were enumerated to measure year-end achievement of these goals. Taking into account each business unit’s performance with respect to each goal and underlying strategies and metrics, management could propose a modification to the initial AOI-funded pool for each business unit. The Compensation Committee would then assess management’s recommended modification(s) relative to the level of achievement of each business unit against its respective strategic goals and make an independent determination as to the appropriate modifier(s) (if any).
2025 Fiscal Year Corporate Goals & Achievement: The strategic business unit modifier component for NEO payouts was calculated based on the extent to which the applicable business unit goals, strategies and measurable metrics were achieved in the fiscal year.
Finance Business Unit
In the 2025 fiscal year, the Finance business unit’s strategic modifier focused on numerous core strategies aimed at establishing structures and policies to drive value through:
•Achieving financial targets;
•Enhancing data reporting and efficiency; and
•Maximizing liquidity.
Finance business unit strategic goals were supported by multiple individual measurable metrics. Achievement of metrics for fiscal year 2025 included, but were not limited to:
•Achieving a favorable refinancing of the Company’s credit facilities, including extending the facilities’ maturity for a new five-year term with an improvement in the borrowing rate; and

•Maintaining operating expenses below budget.
In recognition of performance versus the pre-determined business unit strategic goals, the Compensation Committee, considering recommendations from management and in consultation with the independent compensation consultant, determined to modify the payout level of the annual cash incentives for the Finance business unit to 97.5% of the target level for the 2025 fiscal year.
Legal & Business Affairs Business Unit
In the 2025 fiscal year, the Legal & Business Affairs business unit’s strategic modifier focused on numerous core strategies aimed at establishing structures and policies to drive value through:
•Achieving financial targets;
•Improving efficiency of legal operations;
•Providing proactive, commercially-focused legal advice and support in executing the Company’s key initiatives;
•Managing the Company’s litigation and mitigating business risks; and
•Supporting the evaluation of strategic and financing transactions to drive value and support the business.
Legal & Business Affairs business unit goals were supported by multiple individual measurable metrics. Achievement of metrics for fiscal year 2025 included, but were not limited to:
•Supporting the favorable refinancing of the Company’s credit facilities discussed above;
•Exceeding targeted reduction in external legal fees; and
•Negotiating an over-target number of partnership agreements and successor collective bargaining agreements.
In recognition of performance versus the pre-determined business unit strategic goals, the Compensation Committee, considering recommendations from management and in consultation with the independent compensation consultant, determined to modify the payout level of the annual cash incentives for the Legal & Business Affairs business unit based on the performance against these pre-determined strategic goals to 97.5% of the target level for the 2025 fiscal year.
Executive Chairman and Chief Executive Officer
For the 2025 fiscal year, the Executive Chairman and Chief Executive Officer’s strategic modifier was based on total company strategic performance, including performance on the goals, strategies and measurable metrics of all 12 business units. Total company goals across the 12 business units were supported by almost 100 measurable metrics. Achievement of metrics for fiscal year 2025 across the business units included, but were not limited to:
•Productions exceeding financial targets, with the Christmas Spectacular generating its highest grossing run in the show’s history, with over $170 million in revenue and approximately 1.1 million tickets sold across 200 performances;
•Marquee Events exceeding financial targets, with growth in the Company’s sports booking business, featuring marquee college basketball match-ups, UFC 309 and the return of professional tennis to The Garden;

•Global Sales and Partnerships exceeding financial targets, with several new marketing partners, including Lenovo and its subsidiary Motorola, as well as the Department of Culture and Tourism – Abu Dhabi, and multi-year renewals with Verizon and Pepsi; and
•The favorable refinancing of the Company’s credit facilities discussed above.
In recognition of overall company performance versus all pre-determined business unit strategic goals, the Compensation Committee, considering recommendations from management and in consultation with the independent compensation consultant, determined to modify the payout level of the annual cash incentives for the Executive Chairman and Chief Executive Officer to 100.0% of the target level for the 2025 fiscal year.
Long-Term Incentives
Long-term incentives represent a substantial portion of our executive officers’ annual total direct compensation. For the fiscal year ended June 30, 2025, standard long-term incentives were comprised of performance stock units and restricted stock units.
The Compensation Committee believes this equity mix:
•Establishes strong alignment between executive officers and the interests of the Company’s stockholders;
•Provides meaningful incentive to drive actions that will improve the Company’s long-term stockholder value; and
•Supports the Company’s objectives of attracting and retaining the best executive officer talent.
The following table summarizes our 2025 fiscal year standard annual long-term incentive awards to our NEOs:

Element	Weighting	Summary
Restricted Stock Units	50%	✓	Stock-based award establishes direct alignment with our stock price performance and stockholder interests
		✓	Vest ratably over three years
Performance Stock Units	50%	✓	Performance is measured by Total Company Net Revenue and Business Unit AOI, which are equally weighted and considered key value drivers of our business
		✓
Financial performance targets are pre-determined by the Compensation Committee early in the three-year performance period and based on the Company’s long-range plan (as reviewed by the Board) to incentivize strong execution of our strategy and long-term financial goals

		✓	Cliff-vest after three years to the extent that financial performance targets measured in the final year of the three-year period are achieved
Additional information regarding long-term incentive awards granted to NEOs during the 2025 fiscal year is set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation Tables” below.
Restricted Stock Units
Restricted stock units serve to align executive officers’ interests with those of our stockholders and promote the retention of employees, including the NEOs.

The Compensation Committee approved the following awards of restricted stock units to the NEOs for the fiscal year ended June 30, 2025 pursuant to the Company’s 2023 Employee Stock Plan (the “Employee Stock Plan”):

Name	Restricted Stock Units	Grant Date Fair Value(1)
Current NEOs
James L. Dolan	110,711	$4,625,506
David J. Collins(2)	—	—
Laura Franco	9,012	$376,521
Philip G. D’Ambrosio	18,023	$753,001
Layth Taki(3)	6,642	$215,931
Former NEOs
Michael J. Grau	12,874	$537,876
Lee Weinberg	9,012	$376,521
___________________
(1)The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of restricted stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of approval by the Compensation Committee.
(2)Pursuant to the terms of his employment agreement, Mr. Collins was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2025 but he was provided a one-time special restricted stock unit award of 14,345 units ($466,356) in April 2025, which was intended to compensate him for forfeited compensation from his previous employer and to further align him with the Company’s stockholders, and which is not included in the table above.
(3)This amount was granted in April 2025 to reflect the target long-term incentive opportunity under Mr. Taki’s employment agreement (on a pro rata basis). Pursuant to the terms of his employment agreement, Mr. Taki was also provided a one-time special restricted stock unit award of 23,909 units ($777,282) in April 2025, which was intended to compensate him for forfeited compensation from his previous employer and which is not included in the table above.
Standard restricted stock units vest ratably over three years on September 15th of each year following the year of grant, subject to continued employment and employment agreement terms (as applicable). Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically vest on the same timeframe as standard restricted stock units granted that fiscal year, subject to continued employment and employment agreement terms (as applicable).
Performance Stock Units
Performance stock units are intended to align our executive officers’ interests with those of our stockholders, with a focus on long-term financial results.
Under our executive compensation program for the fiscal year ended June 30, 2025, performance stock units were granted to executive officers and certain other members of management pursuant to our Employee Stock Plan.
2025 Fiscal Year Grants
During the fiscal year ended June 30, 2025, the Compensation Committee approved the following awards of performance stock units to the NEOs for the 2025-2027 fiscal year period:

Name	Performance Stock Units (at target)	Grant Date Fair Value(1)
Current NEOs
James L. Dolan	110,711	$4,625,506
David J. Collins(2)	—	—
Laura Franco	9,012	$376,521
Philip G. D’Ambrosio	18,023	$753,001
Layth Taki(3)	6,642	$215,931
Former NEOs
Michael J. Grau	12,874	$537,876
Lee Weinberg	9,012	$376,521
___________________
(1)The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of performance stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of approval by the Compensation Committee.
(2)Pursuant to the terms of his employment agreement, Mr. Collins was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2025.
(3)This amount was granted in April 2025 to reflect the target long-term incentive opportunity under Mr. Taki’s employment agreement (on a pro rata basis).
Standard performance stock units are structured to be settled upon the later of September 15th following a three-year period and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period. Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically settle on the same timeframe as standard performance stock units granted that fiscal year.
Target Setting
For the 2025 fiscal year performance stock units granted for the 2025-2027 fiscal year period, the Compensation Committee selected Total Company Net Revenue and Business Unit AOI as the two financial metrics. The Compensation Committee seeks to ensure target goals are ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. Goals were set at the beginning of the 2025 fiscal year, based on the Company’s long-range strategic plan, which is subject to review by the Board in connection with its approval of the annual budget.
The Company’s long-range plan is confidential and disclosure of those targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed. The Company intends to disclose the Total Company Net Revenue and Business Unit AOI payout results as a percentage of target as well as the resulting payout for the 2025 fiscal year performance stock units as a percentage of target measured in the last year of the three-year vesting period (i.e., performance is based on 2027 fiscal year performance).

Financial Metrics (Weighting)	Threshold Performance	Maximum Performance
Total Company Net Revenue (50%)	85% of target goal	115% of target goal
Business Unit AOI (50%)	75% of target goal	125% of target goal

The performance stock unit payout opportunity ranges from 0 to 110% of target, based on performance and subject to continued employment and employment agreement terms (as applicable). At the threshold performance level, the award would vest at 90% of the target performance stock units, and at or above the maximum performance level, the award would vest at 110% of the target performance stock units. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves or exceeds one target but not both, the award provides for partial payments. No performance stock units would vest if the Company fails to achieve both threshold levels of performance.
2023 Fiscal Year Performance Stock Unit Awards
The performance stock units issued by the Company at the time of the Distribution in respect of the SPHR performance stock units granted by Sphere Entertainment during the 2023 fiscal year (the “Company 2023 Performance Stock Units”) were amended by the Compensation Committee following the Distribution to reflect Total Company Net Revenue and Business Unit AOI performance objectives, weighted at 50% each, measured over a July 1, 2024 through June 30, 2025 performance period (the third year of the three-year performance award). The level of achievement for each performance objective was adjusted in accordance with the terms of the awards, which adjustments were approved by the Sphere Compensation Committee at the time the SPHR awards were granted. In August 2025, the Compensation Committee certified the Total Company Net Revenue and Business Unit AOI performance results as a percentage of target performance were calculated at 100.4% and 103.0%, respectively, with a resulting calculated payout for the Company 2023 Performance Stock Units of 101.7% of target.
Compensation Committee Policies Related to Certain Compensation Matters
The Compensation Committee’s charter sets forth certain provisions relating to the consideration and granting of annual equity-based awards and other compensation.
The Compensation Committee is required to establish a schedule for the consideration and granting of annual equity-based and other compensation, and the meeting to approve any annual equity-based awards and incentive compensation awards shall promptly follow the announcement of the Company’s year-end earnings (except as the Compensation Committee may otherwise agree). The Compensation Committee also has the authority in its discretion to approve equity-based awards at other times during the year for other reasons, including to provide compensation to new employees. The Compensation Committee does not take material non-public information into account when determining the timing of the grant of equity-based awards, including options. The timing of the release of material non-public information is not based on affecting the value of executive compensation.
In addition, the Compensation Committee’s charter sets forth certain procedural matters relating to the granting of stock options.
Insider Trading Policy
We have an insider trading policy that governs the purchase, sale and other disposition of our securities by the Company itself and our employees, directors and consultants. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. Among other things, our insider trading policy prohibits our employees, directors and consultants from trading in our securities while in possession of material non-public information. The foregoing summary of our insider trading policy does not purport to be complete and is qualified by reference to the full text of our insider trading policy, a copy of which can be found as an exhibit to our 2025 Form 10-K.
Hedging and Pledging Policies
The Company’s Insider Trading Policy prohibits all directors, consultants and employees (including NEOs), and all members of their immediate families or any individual who is materially dependent upon them for financial support who reside in the same household, from directly or indirectly (i) engaging in short sales, short sales against the box or other “hedging” transactions unless otherwise permitted by the Company and (ii) placing securities in margin accounts or otherwise pledging Company securities.
Clawback Policy
The Company’s Clawback Policy, which was established in accordance with the listing requirement of the NYSE, provides for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy became effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE’s listing requirement, October 2, 2023.
Vesting and Holding Requirements
Under our executive compensation program for the fiscal year ended June 30, 2025, annual restricted stock unit awards vest ratably over three years and annual performance stock unit awards cliff-vest after three years to the extent that pre-determined financial performance targets measured in the last year of the three-year period are achieved, in each case, so long as the recipient is continuously employed by the Company, Sphere Entertainment, MSG Sports or any of their respective subsidiaries until the applicable vesting date (and subject to the performance conditions described above and any applicable terms of the award agreements and their employment agreement (as applicable), which may supersede any continued employment obligations). With respect to our non-employee directors, and as discussed above under “ — Director Compensation,” compensation includes annual awards of restricted stock units. Pursuant to the award agreements, directors’ restricted stock units are settled in shares of Class A Common Stock (or, in the Compensation Committee’s discretion, cash) on the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, where the restricted stock units are settled immediately). One effect of the three-year cliff vesting and three-year ratable vesting, as the case may be (with respect to our NEOs and eligible employees), and the holding requirements (with respect to our non-employee directors), is to require each of our non-employee directors, NEOs and eligible employees to maintain significant holdings of Company securities at all times.

BENEFITS
Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death. The executive officers are generally eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage.
Defined Benefit Plans
The Company sponsors the MSG Entertainment Holdings, LLC Cash Balance Pension Plan (the “Cash Balance Pension Plan”), a tax-qualified defined benefit plan for participating employees, including certain executive officers. Under the MSG Entertainment Holdings, LLC Excess Cash Balance Plan (the “Excess Cash Balance Plan”), a nonqualified deferred compensation plan, the Company provides additional benefits to certain employees, including certain executive officers. Sponsorship of the Cash Balance Plan and the Excess Cash Balance Plan was transferred to the Company following the Distribution. Each of the Cash Balance Pension

Plan and Excess Cash Balance Plan were frozen to new participants and future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits).
More information regarding the Cash Balance Pension Plan and the Excess Cash Balance Plan is provided in the Pension Benefits table under “Executive Compensation Tables” below.
Defined Contribution Plans
The Company sponsors the Madison Square Garden 401(k) Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, for participating employees, including executive officers. Sponsorship of the Savings Plan was transferred to the Company following the Distribution. The Savings Plan is a multiple employer plan to which Sphere Entertainment and MSG Sports and their respective subsidiaries also contribute as participating employers. Under the Savings Plan, participants may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after-tax basis by participating employees and (b) a discretionary non-elective contribution by the applicable employer. In the event of a change in employment among the Company, Sphere Entertainment and MSG Sports or any of their respective subsidiaries, the cost of the matching contribution or any discretionary contribution made to such individual during the applicable calendar year is equitably shared among the applicable companies to reflect the portion of the year such individual was employed by such company.
In addition, the Company offers the MSG Entertainment Holdings, LLC Excess Savings Plan (the “Excess Savings Plan”), a nonqualified deferred compensation plan for certain employees, including executive officers, whose contributions to the Savings Plan are restricted by the applicable Internal Revenue Service (“IRS”) annual compensation limitation and/or the income deferral limitation. Sponsorship of the Excess Savings Plan was transferred to the Company following the Distribution. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.
The cost to the Company of the matching contributions and discretionary contributions made to the Savings Plan in the fiscal year ended June 30, 2025 in respect of the NEOs under the Savings Plan and the Excess Savings Plan are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.
Deferred Compensation Plan
The Company sponsors the Madison Square Garden Entertainment Corp. Executive Deferred Compensation Plan (the “EDCP”). Sponsorship of the EDCP was transferred to the Company following the Distribution, pursuant to which certain employees, including the Company’s NEOs, may elect to participate. Pursuant to the EDCP, participants may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDCP. The EDCP does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDCP does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years.
MSG Cares Charitable Matching Gift Program
Our employees, including our NEOs, are also eligible to participate in the MSG Cares Charitable Matching Gifts Program. Under this program, the Company matches charitable contributions made by our employees, including the NEOs, to eligible 501(c)(3) organizations of the employee’s choice, in an aggregate amount of up to $1,000 per employee or $5,000 per employee for members of management (including certain of our NEOs) for each fiscal year.

PERQUISITES
The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.
Car and Driver
Mr. Dolan has regular access to cars and drivers, which he is permitted to use for personal use in addition to business purposes. The Company, Sphere Entertainment and MSG Sports shared these costs equally during the fiscal year ended June 30, 2025. In addition, certain other executive officers and members of management have had access to cars and drivers on a limited basis for personal use. To the extent employees used a car and driver for personal use without reimbursement to the Company, those employees were imputed compensation for tax purposes.
Aircraft Arrangements
During the fiscal year ended June 30, 2025, the Company leased certain aircraft, and also had access to various aircraft through arrangements with various Dolan family entities and with a subsidiary of MSG Sports. Mr. Dolan was permitted to use the Company’s aircraft (including aircraft to which the Company has access through various dry lease agreements) for personal use. Mr. Dolan is not required to reimburse the Company for personal use of the Company-owned aircraft. Additionally, Mr. Dolan had access to helicopter travel, including for personal travel. Helicopter use has primarily been for commutation and he is not required to reimburse the Company for such use. During the fiscal year ended June 30, 2025, the Company, Sphere Entertainment and MSG Sports shared the costs of Mr. Dolan’s personal aircraft and helicopter use equally. See “Transactions with Related Parties — Aircraft Arrangements.”
To the extent any executive officer or other employee used any of the aircraft, including helicopters, for personal travel without reimbursement to the Company, they were imputed compensation for tax purposes based on the Standard Industry Fare Level rates that are published biannually by the IRS. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company net of any reimbursements received from executive officers. The incremental cost of the use of the aircraft does not include any costs that would have been incurred by the Company whether or not the personal trip was taken.
Executive Security
Mr. Dolan participates in the Company’s executive security program, including services related to cybersecurity and connectivity. During the fiscal year ended June 30, 2025, the Company, Sphere Entertainment and MSG Sports shared the costs of such participation in the security program equally. See “Transactions with Related Parties — Relationship Between Us, Sphere Entertainment, MSG Sports and AMC Networks.” In addition, certain other executive officers may participate in the Company’s executive security program, including services related to cybersecurity and connectivity, on a limited basis. Because certain of these costs can be viewed as conveying personal benefits to the Company’s executive officers, they are reported as perquisites.
Executive Wellness Program
The Company sponsors an executive wellness program (the “Wellness Program”), pursuant to which certain employees, including certain of our NEOs, may elect to participate and receive certain health and wellness benefits. The cost of participating in the Wellness Program is considered a perquisite for any executive officers who elect to participate.

Other
From time to time certain employees, including the NEOs (and their guests), will receive access to tickets to events at the Company’s and Sphere Entertainment’s venues at no cost, and may also purchase tickets at face value. Attendance at such events is integrally and directly related to the performance of their duties, and, as such, we do not deem the receipt of such tickets to be perquisites. Tickets provided to employees, including the NEOs, cannot be resold.

POST-TERMINATION COMPENSATION
We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executive officers.
Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability or termination following a change in control of the Company or following a going private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement (except for Mr. Weinberg) and any applicable award agreements. With respect to Mr. Weinberg, the amounts and terms of such payments and other benefits are consistent with how other similarly-situated employees of the Company without employment agreements have been treated historically and any applicable award agreements. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables — Employment Agreements” and “— Termination and Severance” below.

AWARDS ISSUED IN CONNECTION WITH THE DISTRIBUTION
Stock Options
In connection with the Distribution, for every stock option of Sphere Entertainment held on April 14, 2023 (the “Distribution Record Date”), one stock option of the Company was issued with the same vesting period pursuant to the Employee Stock Plan. The one-for-one distribution ratio is consistent with treatment of Sphere Entertainment stockholders’ SPHR Class A or Class B common stock held on the Distribution Record Date. The existing exercise price was allocated between the existing SPHR stock options and the new Company stock options based upon the volume-weighted average prices of our Class A Common Stock and SPHR Class A common stock over the ten trading days immediately following the Distribution as reported by Bloomberg Business, and the underlying share count took into account the one-for-one distribution ratio. The terms of each employee’s applicable SPHR option award agreement are substantially similar to the terms of the Company’s award agreement, which governs our options. On the Distribution Record Date, our only NEO that held SPHR stock options was Mr. Dolan.
Restricted Stock Units and Performance Stock Units
In connection with the Distribution, each holder of a SPHR restricted stock unit received one Company restricted stock unit in respect of every one SPHR restricted stock unit held on the Distribution Record Date and continues to be entitled to a share of SPHR Class A common stock (or cash or other property) for each SPHR restricted stock unit in accordance with the SPHR award agreement. Additionally, each holder of a SPHR performance stock unit received one Company performance stock unit in respect of every one SPHR performance stock unit held on the Distribution Record Date and continues to be entitled to a share of SPHR Class A common stock (or cash or other property) for each SPHR performance stock unit in accordance with the SPHR award agreement. The one-for-one distribution ratio is consistent with the treatment of Sphere Entertainment stockholders’ SPHR Class A or Class B common stock on the Distribution Record Date.

During the 2024 fiscal year, Sphere Entertainment deemed its outstanding performance stock units earned at 100% of target and no longer subject to performance-based vesting requirements (excluding certain performance stock units granted to certain employees of the Company, as discussed in the subsequent paragraph). In addition, the Company performance stock units with a performance period ending in fiscal year 2025 were amended by the Compensation Committee to reflect performance conditions specific to the Company following the Distribution (excluding certain performance stock units granted to certain employees of Sphere Entertainment, as discussed in the subsequent paragraph).
For individuals employed solely by the Company as of the Distribution, the Company’s final payout multiplier (representing a percentage of the target award opportunity), as determined based on the Company’s performance against the pre-approved performance metrics for those awards, was applied to their SPHR and Company performance stock units with a performance period ending in fiscal year 2025. For individuals employed solely by Sphere Entertainment as of the Distribution, their SPHR and Company performance stock units with a performance period ending in fiscal year 2025 were deemed earned at target. For individuals employed by both companies as of the Distribution, the payout multiplier for their Company performance stock units with a performance period ending in fiscal year 2025 was determined based on the performance of the Company and their SPHR performance stock units with a performance period ending in fiscal year 2025 were deemed earned at target. For more information regarding Sphere Entertainment’s treatment of performance stock units, please see Sphere Entertainment’s 2025 Definitive Proxy Statement.
Our restricted stock units and performance stock units were issued under our Employee Stock Plan and are subject to the same conditions and restrictions as the SPHR awards except as described above. The restricted stock units and performance stock units that we issued in respect of outstanding SPHR awards are affected by a change in control or going private transaction of the Company, Sphere Entertainment or MSG Sports, as set forth in the terms of the award agreement.
Other Terms
With respect to outstanding equity-based awards on the Distribution Date, the Company, Sphere Entertainment and MSG Sports are not regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements.
With respect to all outstanding SPHR awards on the Distribution Date (and Company awards issued in connection with such awards) holders of such awards will continue to vest so long as they remain employed by the Company, Sphere Entertainment, MSG Sports or any of their respective subsidiaries, provided that an employee who moves between the Company (or one of its subsidiaries), Sphere Entertainment (or one of its subsidiaries) or MSG Sports (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement.

REPORT OF COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC.
Members of the Compensation Committee
Martin Bandier
Donna M. Coleman (Chair)
Frederic V. Salerno

EXECUTIVE COMPENSATION TABLES
The tables below reflect the compensation of the Company’s NEOs. See “Compensation Discussion & Analysis” for an explanation of our compensation philosophy and program.

CERTAIN COMPENSATION DISCLOSURE CONSIDERATIONS
Separation of the Company and Sphere Entertainment
The Company, formerly named MSGE Spinco, Inc., was incorporated on September 15, 2022 as a direct, wholly-owned subsidiary of Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.). We changed our name to Madison Square Garden Entertainment Corp. (NYSE: MSGE) in connection with the Distribution. Pursuant to the Distribution, the Company acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, excluding the Sphere business (which was retained by Sphere Entertainment after the Distribution Date).
•Compensation for the year ended June 30, 2023: To avoid double-counting, certain compensation for the year ended June 30, 2023 (primarily related to the period from July 1, 2022 until April 20, 2023, the “Pre-Distribution Period”) is not presented in the Executive Compensation Tables. That compensation is separately disclosed in the Sphere Entertainment 2023 Definitive Proxy Statement. In the event that compensation is not presented in the Executive Compensation Tables because it was paid by Sphere Entertainment, it is noted in the relevant footnote to the applicable Executive Compensation Table.
•Post-Distribution Period and the fiscal years ended June 30, 2024 and June 30, 2025: Following the Distribution through June 30, 2023 (the “Post-Distribution Period”) and for the fiscal years ended June 30, 2024 and June 30, 2025, Mr. Dolan served and continues to serve as an officer and employee of each of the Company, Sphere Entertainment and MSG Sports. The compensation of Mr. Dolan related to his employment by Sphere Entertainment and MSG Sports during the Post-Distribution Period and for the fiscal years ended June 30, 2024 and June 30, 2025 is not reflected herein. For more information regarding the compensation of Mr. Dolan by Sphere Entertainment and MSG Sports, see Sphere Entertainment’s and MSG Sports’ 2025 Definitive Proxy Statements, respectively.
All of the information set forth in this proxy statement relating to Sphere Entertainment compensation amounts and benefits has been provided by Sphere Entertainment or has otherwise been obtained from Sphere Entertainment’s public filings with the SEC.
Changes in Executive Officers
Effective November 20, 2024, Mr. Grau, the Company’s former Executive Vice President and Chief Financial Officer, ceased to be Chief Financial Officer, and Mr. Lee Weinberg, the Company’s Senior Vice President, Business and Financial Operations, was appointed Interim Chief Financial Officer of the Company.
Effective April 14, 2025, Mr. Collins was appointed Executive Vice President and Chief Financial Officer of the Company. As of such date, Mr. Weinberg ceased to serve as Interim Chief Financial Officer, but continued as an employee of the Company in his prior role of Senior Vice President, Business and Financial Operations (in a non-executive officer capacity).
Messrs. Grau’s and Weinberg’s 2025 fiscal year compensation is reflected herein because each served as an executive officer of the Company for a portion of the year. Ms. Franco is a shared employee of the Company and Sphere Entertainment. The information set forth below only reflects the compensation of Ms. Franco paid by the Company for services rendered to the Company.

2025 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended June 30, 2025, 2024 and 2023, respectively.

Name and Principal Position		Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Current NEOs
James L. Dolan Executive Chairman and Chief Executive Officer		2025	1,500,000	—	9,251,012	3,000,000	—	403,301	14,154,313
		2024	1,000,000	—	5,790,800	3,060,000	—	378,963	10,229,763
		2023	176,923	—	6,007,772	3,064,000	—	58,744	9,307,439
David J. Collins Executive Vice President and Chief Financial Officer	(7)	2025	149,589	450,000	466,356	—	—	4,619	1,070,564

Laura Franco Executive Vice President and General Counsel	(8)	2025	550,000	—	753,042	536,250	—	30,577	1,869,869
		2024	188,269	237,500	1,228,784	350,625	—	5,943	2,011,121
Philip G. D’Ambrosio Executive Vice President and Treasurer	(9)	2025	750,000	—	1,506,002	548,438	—	44,034	2,848,474
		2024	750,000	—	1,158,160	860,625	—	42,076	2,810,861
		2023	146,923	—	555,228	430,875	—	4,689	1,137,715
Layth Taki Senior Vice President, Controller and Principal Accounting Officer	(10)	2025	404,110	250,000	1,209,144	203,125	—	18,784	2,085,163

Former NEOs
Michael J. Grau Former Executive Vice President and Chief Financial Officer	(7)	2025	285,753	—	1,075,752	278,610	—	2,815,468	4,455,583
		2024	255,769	—	825,977	446,250	—	8,252	1,536,248
Lee Weinberg Senior Vice President, Business and Financial Operations and Former Interim Chief Financial Officer	(7)	2025	565,690	—	753,042	277,573	5,986	31,923	1,634,214

___________________
(1)For 2025, salaries earned by the NEOs accounted for approximately the following percentages of their total Company compensation: Mr. Dolan – 11%; Mr. Collins – 14%; Ms. Franco – 29%.; Mr. D’Ambrosio – 26%; Mr. Taki – 19%; Mr. Grau – 6%; and Mr. Weinberg – 35%.

The 2023 salary information excludes the following amounts paid by Sphere Entertainment during the Pre-Distribution Period: Mr. Dolan – $1,615,385 and Mr. D’Ambrosio – $549,231.
(2)For 2025, this column reflects a one-time special bonus paid outside of the MPIP to Messrs. Collins and Taki in connection with forfeited compensation from their previous employers (and in the case of Mr. Collins, relocation costs) in connection with the commencement of their employment with the Company.

For 2024, this column reflects a one-time special bonus paid outside of the MPIP to Ms. Franco in connection with forfeited compensation from her previous employer in connection with the commencement of her employment with the Company.
(3)This column reflects the aggregate grant date fair value of restricted stock units and performance stock units granted to the NEOs, without any reduction for risk of forfeiture, as calculated in accordance with Topic 718 on the date of grant. Under Topic 718, the date of grant for performance stock units is the date the performance targets are set for such awards. The assumptions used by the Company in calculating these amounts are set forth in Note 14 to our financial statements included in our 2025 Form 10-K. The grant date fair value of the performance stock units is shown at target performance. Other than with respect to Company awards issued in respect of SPHR awards on the

Distribution Date, the number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Compensation Committee or the Sphere Compensation Committee, as applicable.
For the 2025 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2024 and April 2025, as applicable. At the highest level of performance, the value of the performance stock units on the applicable grant date would be: $5,088,052 for Mr. Dolan; $414,165 for Ms. Franco; $828,289 for Mr. D’Ambrosio; $237,518 for Mr. Taki; $591,647 for Mr. Grau; and $414,165 for Mr. Weinberg. Pursuant to the terms of his employment agreement, Mr. Collins did not receive a performance stock unit award during the 2025 fiscal year. With respect to Mr. Collins, such amount represents a one-time special restricted stock unit award granted in April 2025 in accordance with the terms of his employment agreement and which was intended to compensate him for forfeited compensation from his previous employer and to further align him with the Company’s stockholders in connection with the commencement of his employment. With respect to Mr. Taki, such amount includes (i) an award granted in April 2025 to reflect the long-term incentive opportunity (on a pro rata basis) under Mr. Taki’s employment agreement and (ii) a one-time special restricted stock unit award granted in April 2025 in accordance with the terms of his employment agreement and which was intended to compensate him for forfeited compensation from his previous employer.
For the 2024 figures, this column reflects the value of restricted stock units and performance stock units granted in September 2023 and April 2024, as applicable. At the highest level of performance, the value of such 2024 performance stock units on the grant date would be: $3,184,940 for Mr. Dolan; $162,260 for Ms. Franco; $636,988 for Mr. D’Ambrosio; and $231,788 for Mr. Grau. With respect to Mr. Grau, such amount includes (i) an award granted in April 2024 to reflect the long-term incentive opportunity (on a pro rata basis) under Mr. Grau’s employment agreement and (ii) a one-time special restricted stock unit award granted in April 2024 in accordance with the terms of his employment agreement and which was intended to further align him with the Company’s stockholders in connection with the commencement of his employment. With respect to Ms. Franco, such amount includes (i) an award granted in April 2024 to reflect the long-term incentive opportunity (on a pro rata basis) under Ms. Franco’s employment agreement and (ii) a one-time special restricted stock unit award granted in April 2024 in accordance with the terms of her employment agreement and which was intended to compensate her for forfeited compensation from her previous employer.
For the 2023 figures, this column reflects the value of the Company restricted stock units and performance stock units granted in April 2023 in respect of existing SPHR awards that were granted by Sphere Entertainment in August 2022. With respect to these awards, the value reflected is the pro rata portion of the grant date fair value of the original SPHR award granted in August 2022 by Sphere Entertainment, calculated in accordance with Topic 718, based on the stock price of the Company’s and SPHR’s Class A Common Stock on the Distribution Date. At the highest level of performance, the value of such 2023 Company performance stock units on the grant date would be: $3,304,275 for Mr. Dolan and $305,386 for Mr. D’Ambrosio. With respect to Mr. D’Ambrosio, such amount also includes an award granted by the Company in May 2023 in connection with his promotion to Executive Vice President and Treasurer to reflect the increased long-term incentive opportunity reflected in his new employment agreement (on a pro rata basis).
(4)For the 2025 figures, this column reflects the annual incentive award earned by each of the current NEOs and Mr. Weinberg under the Company’s program with respect to performance during the fiscal year ended June 30, 2024 and paid in September 2025 (except with respect to Mr. Collins, who was not eligible for an annual incentive award for fiscal year 2025 pursuant to his employment agreement). With respect to Mr. Taki, the 2025 figure reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2025 for ten months of the fiscal year (pursuant to the terms of his employment agreement). With respect to Mr. Grau, the 2025 figure reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2025 for the period of July 1, 2024 through November 26, 2024. See “— Termination and Severance” for a description of the benefits paid to Mr. Grau upon his separation from the Company.

For the 2024 figures, this column reflects the annual incentive award earned by each of the then-current NEOs under the Company’s program with respect to performance during the fiscal year ended June 30, 2024 and paid in September 2024. With respect to Ms. Franco and Mr. Grau, the 2024 figures reflect the prorated annual incentive awards earned during the fiscal year ended June 30, 2024 based on the number of months remaining in the fiscal year as of their respective start dates divided by 12 (pursuant to the terms of their employment agreements).

For the 2023 figures, this column reflects the annual incentive award earned by each of the then-current NEOs under the Company’s program with respect to performance during the year ended June 30, 2023 and paid in September

2023. With respect to Mr. D’Ambrosio, this amount excludes $430,875 paid by Sphere Entertainment to the Company, reflecting Sphere Entertainment’s obligation to pay 50% of the liability pursuant to the Employee Matters Agreement (as defined below).
(5)For each period, this column represents the sum of the increase during such period in the present value of each individual’s accumulated Excess Cash Balance Plan account over the amount reported for the prior period. There were no above-market earnings on nonqualified deferred compensation. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below.
(6)The table below shows the components of this column for the 2025 figures:

Name	Year	401(k) Plan Match ($)(a)	401(k) Plan Discretionary Contribution ($)a)	Excess Savings Plan Match ($)(b)	Excess Savings Plan Discretionary Contribution ($)(b)	Life Insurance Premiums ($)(c)	MSG Cares Matching Gift Program ($)(d)	Perquisites ($)(e)	Separation Related Payments ($)(f)	Total ($)
Current NEOs
James L. Dolan	2025	14,000	5,175	35,915	13,468	4,224	—	330,519	—	403,301
David J. Collins	2025	4,308	—	—	—	311	—	—	—	4,619
Laura Franco	2025	18,877	5,175	4,731	1,774	20	—	—	—	30,577
Philip G. D’Ambrosio	2025	14,000	5,175	16,200	6,075	1,584	1,000	—	—	44,034
Layth Taki	2025	15,769	2,163	—	—	852	—	—	—	18,784
Former NEOs
Michael J. Grau	2025	6,262	—	8,492	—	714	—	—	2,800,000	2,815,468
Lee Weinberg	2025	14,045	5,175	8,383	3,144	1,176	—	—	—	31,923
___________________
(a)These columns represent, for each individual, the Company’s share of the cost of a matching or a discretionary contribution by the Company on behalf of such individual under the Savings Plan, as applicable.
(b)These columns represent, for each individual, a matching or a discretionary contribution by the Company on behalf of such individual under the Excess Savings Plan, as applicable.
(c)This column represents amounts paid for each individual to participate in the Company’s group life insurance program.
(d)This column represents amounts paid by the Company to eligible 501(c)(3) organizations as matching contributions for donations made by the NEOs under the MSG Cares Charitable Matching Gift Program.

(e)This column represents the aggregate estimated perquisites, as described in the table below, excluding amounts reimbursed by Sphere Entertainment or MSG Sports, as applicable. For more information regarding the calculation of these perquisites, please see “Compensation Discussion & Analysis — Perquisites.”

Name	Year	Car and Driver($)(I)	Aircraft ($)(II)	Executive Security ($)(III)	Other ($)(IV)	Total ($)
Current NEOs
James L. Dolan	2025	73,642	249,215	*	*	330,519
David J. Collins	2025	*	*	*	*	**
Laura Franco	2025	*	*	*	*	**
Philip G. D’Ambrosio	2025	*	*	*	*	**
Layth Taki	2025	*	*	*	*	**
Former NEOs
Michael J. Grau	2025	*	*	*	*	**
Lee Weinberg	2025	*	*	*	*	**
___________________
*Does not exceed the greater of $25,000 or 10% of the total amount of the perquisites of the NEO.
**The aggregate value of the perquisites in 2025 for the individual is less than $10,000.
(I)The amount in this column represents the Company’s share of the cost of the personal use (which includes commutation) by Mr. Dolan of cars and drivers provided by the Company. This amount is calculated using a portion of the cost of the Company’s driver plus maintenance, fuel and other related costs for the Company vehicle, based on an estimated percentage of personal use.
(II)As discussed under “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements,” the amounts in the table reflect the Company’s share of the incremental cost for personal use of the Company’s aircraft and other aircraft the Company has access to pursuant to arrangements with various Dolan family entities and MSG Sports (see “Transactions with Related Parties — Aircraft Arrangements”), as well as personal helicopter use primarily for commutation. Incremental cost is determined as the actual additional cost incurred by the Company under the applicable arrangement.
(III)The amount in this column represents the Company’s share of the cost of executive security services (including cybersecurity and connectivity) provided to Mr. Dolan.
(IV)The amounts in this column represent the Company’s cost for such individual’s participation in the Executive Wellness Program.
(f)Effective as of November 26, 2024, Mr. Grau separated from the Company. The amounts in this column reflect separation-related benefits paid in accordance with his employment agreement. See “— Termination and Severance—Benefits Payable to Mr. Grau as a Result of Separation” for a description of the benefits paid to Mr. Grau upon his separation from the Company.
(7)Effective April 14, 2024, Mr. Grau was appointed Executive Vice President and Chief Financial Officer of the Company. Effective November 14, 2024, Mr. Grau ceased to be Executive Vice President and Chief Financial Officer and Mr. Weinberg, the Company’s Senior Vice President, Business and Financial Operations was appointed Interim Chief Financial Officer. Effective April 14, 2025, Mr. Collins was appointed Executive Vice President and Chief Financial Officer and Mr. Weinberg ceased to be Interim Chief Financial Officer. With respect to Mr. Grau, the 2024 and 2025 figures also include amounts paid by the Company to Mr. Grau from February 12, 2024 through March 31, 2024 and November 21, 2025 through November 26, 2025 when Mr. Grau was employed by the Company as Executive Vice President, Finance (in a non-executive officer capacity). With respect to Mr. Weinberg, the 2025 figures also include amounts paid by the Company to Mr. Weinberg from July 1, 2024 through November 13, 2024 and April 14, 2025 through June 30, 2025 when he was employed by the Company as Senior Vice President, Business and Financial Operations (in a non-executive officer capacity).

(8)Effective February 20, 2024, Ms. Franco was appointed Executive Vice President and General Counsel of the Company.
(9)Effective April 1, 2023, Mr. D’Ambrosio was promoted to Executive Vice President and Treasurer of the Company. With respect to Mr. D’Ambrosio, the 2023 figures also include amounts paid by the Company with respect to a portion of the Pre-Distribution Period (from April 1, 2023 through April 19, 2023) to reflect the increased annual base salary reflected in his new employment agreement (on a pro rata basis).
(10)Effective September 9, 2024, Mr. Taki was appointed Senior Vice President, Controller and Principal Accounting Officer of the Company.

2025 GRANTS OF PLAN-BASED AWARDS
The table below presents information regarding Company equity awards granted under the Company’s plans and annual incentive awards that were granted during the fiscal year ended June 30, 2025 to each NEO, including estimated possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of restricted stock units and performance stock units.

Name	Year	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current NEOs
James L. Dolan	2025		(3)		3,000,000	6,000,000
	2025	8/27/2024	(4)				99,640	110,711	121,782		4,625,506
	2025	8/27/2024	(5)							110,711	4,625,506
David J. Collins	2025	4/24/2025	(5)							14,345	466,356
Laura Franco	2025		(3)		550,000	1,100,000
	2025	8/27/2024	(4)				8,111	9,012	9,913		376,521
	2025	8/27/2024	(5)							9,012	376,521
Philip G. D’Ambrosio	2025		(3)		562,500	1,125,000
	2025	8/27/2024	(4)				16,221	18,023	19,825		753,001
	2025	8/27/2024	(5)							18,023	753,001
Layth Taki	2025		(3)		208,333	416,667
	2025	4/24/2025	(4)				5,978	6,642	7,306		215,931
	2025	4/24/2025	(5)							6,642	215,931
	2025	4/24/2025	(5)							23,909	777,282
Former NEOs
Michael J. Grau	2025		(3)		700,000	1,400,000
	2025	8/27/2024	(4)				11,587	12,874	14,161		537,876
	2025	8/27/2024	(5)							12,874	537,876
Lee Weinberg	2025		(3)		284,690	569,300
	2025	8/27/2024	(4)				8,111	9,012	9,913		376,521
	2025	8/27/2024	(5)							9,012	376,521
___________________
(1)The number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Compensation Committee.
(2)This column reflects the aggregate grant date fair value of the restricted stock unit awards and performance stock unit awards, as applicable, granted to each NEO in the 2025 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant. The grant date fair value of the performance stock units is shown at target performance. At the highest level of performance, the value of the performance stock units on the applicable grant date would be: $5,088,052 for Mr. Dolan; $414,165 for Ms. Franco; $828,289 for Mr. D’Ambrosio; $237,518 for Mr. Taki; $591,647 for Mr. Grau; and $414,165 for Mr. Weinberg. Pursuant to the terms of his employment agreement, Mr. Collins did not receive a performance stock unit award during the 2025 fiscal year.
(3)This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s MPIP for performance in the fiscal year ended June 30, 2025. Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary as of such fiscal year end. There is no threshold amount for annual incentive awards. With respect to Mr. Taki, the amount is prorated (from an annual target and maximum of $250,000 and $500,000, respectively) based on ten months of the fiscal year (pursuant to the terms of his employment agreement). See “—Employment Agreements” for a description of Mr. Taki’s entitlements with respect to the 2025 fiscal year. The amounts of annual incentive awards actually paid by the Company in September 2025 for performance in the 2025 fiscal year are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Cash Incentives.”
(4)This row reflects the threshold, target and maximum number of Company performance stock units awarded in the fiscal year ended June 30, 2025. Each performance stock unit award was approved with a target number of units, with an actual payment based upon the achievement of performance targets. These grants of performance stock units, which were made under the Employee Stock Plan, will vest upon the later of September 15, 2027 and the date of certification of achievement against pre-determined performance goals measured in the 2027 fiscal year, subject to continued employment requirements and employment agreement and award terms (as applicable), except with respect to Mr. Grau, whose fiscal year 2025 performance stock units will vest on the date of certification of achievement against pre-determined goals measured in the 2027 fiscal year as a result of his termination of employment in accordance with his employment agreement. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Performance Stock Units,” and “—Employment Agreements.”
(5)This row reflects the number of Company restricted stock units awarded in the fiscal year ended June 30, 2025. These grants of restricted stock units, which were made under the Employee Stock Plan, will vest in three equal installments on September 15, 2025, 2026 and 2027, subject to continued employment requirements and employment agreement and award terms (as applicable), except with respect to Mr. Grau, whose fiscal year 2025 restricted stock units vested upon his separation date in accordance with his employment agreement. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Restricted Stock Units” and “—Employment Agreements.”

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2025
The table below shows (i) each grant of Company stock options that is unexercised and outstanding, and (ii) the aggregate number and value of unvested Company restricted stock units and performance stock units outstanding (assuming target performance) for each NEO, in each case, as of June 30, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Current NEOs
James L. Dolan	108,630	(2)		78.32	02/25/2026	—		—
	191,110	(2)		44.78	02/26/2027	—		—
	—		—	—	—	508,756	(3)	20,334,977
David J. Collins	—		—	—	—	14,345	(4)	573,370
Laura Franco	—		—	—	—	40,346	(5)	1,612,630
Philip G. D’Ambrosio	—		—	—	—	79,190	(6)	3,165,224
Layth Taki						37,193	(7)	1,486,604
Former NEOs
Michael J. Grau	—		—	—	—	18,214	(8)	728,014
Lee Weinberg	—		—	—	—	43,868	(9)	1,753,404
___________________
(1)Calculated using the closing market price of Class A Common Stock on the NYSE on June 30, 2025 of $39.97 per share.
(2)The amounts in this row represent Mr. Dolan’s time-based stock options granted in connection with the Distribution on May 4, 2023 by the Company in respect of outstanding SPHR time-based stock options granted by Sphere Entertainment on July 9, 2021 as a result of the merger between Sphere Entertainment and MSG Networks Inc., which have fully vested.
(3)With respect to Mr. Dolan, the total in this column includes 32,917 Company restricted stock units and 98,750 target Company performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution. The restricted stock units vest on September 15, 2025 and the performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2025. In addition, this column includes 62,267 Company restricted stock units (from an original award of 93,400 Company restricted stock units) and 93,400 target Company performance stock units granted as long-term incentive awards on September 1, 2023 and 110,711 Company restricted stock units and 110,711 target Company performance stock units granted as long-term incentive awards on August 27, 2024. The restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(4)With respect to Mr. Collins, the total in this column represents a one-time special award of 14,345 Company restricted stock units granted on April 24, 2025. The restricted stock units vest ratably over three years on September 15, 2025, 2026 and 2027. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(5)With respect to Ms. Franco, the total in this column includes 16,092 Company restricted stock units (from an original one-time special award of 23,664 Company restricted stock units) granted on April 24, 2024. The restricted stock units vest 32% on September 15, 2024, 40% on September 15, 2025, 24% on September 15, 2026 and 4% on September 15, 2027. In addition, this column includes 2,492 Company restricted stock units (from an original award of 3,738 Company restricted stock units) and 3,738 target Company performance stock units granted as long-term incentive awards on April 24, 2024 and 9,012 Company restricted stock units and 9,012 target Company performance stock units granted as long-term incentive awards on August 27, 2024. The restricted stock units granted as long-term incentive awards on April 24, 2024 vest ratably over three years on September 15, 2024, 2025 and 2026. All other restricted stock units granted as long-term incentive awards vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(6)With respect to Mr. D’Ambrosio, the total in this column includes 2,744 Company restricted stock units and 8,230 target Company performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution. The restricted stock units vest on September 15, 2025 and the performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2025. In addition, this column includes 259 Company restricted stock units (from an original award of 777 Company restricted stock units) and 777 target Company performance stock units granted as long-term incentive awards on May 31, 2023 in connection with his promotion to Executive Vice President and Treasurer in accordance with his new employment agreement, 12,454 Company restricted stock units (from an original award of 18,680 Company restricted stock units) and 18,680 target Company performance stock units granted as long-term incentive awards on September 1, 2023 and 18,023 Company restricted stock units and 18,023 target Company performance stock units granted as long-term incentive awards on August 27, 2024. The restricted stock units granted on May 31, 2023 vest ratably over three years on September 15, 2023, 2024 and 2025. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(7)With respect to Mr. Taki, the total in this column includes a one-time special award of 23,909 Company restricted stock units granted on April 24, 2025 and 6,642 Company restricted stock units and 6,642 target Company performance stock units granted as long-term incentive awards on April 24, 2025. The restricted stock units vest ratably over three years on September 15, 2025, 2026 and 2027. The performance stock units cliff-vest upon the later of September 15th following a three year-period and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(8)With respect to Mr. Grau, the total in this column includes 5,340 target Company performance stock units granted as long-term incentive awards on April 24, 2024 and 12,874 target Company performance stock units granted as long-term incentive awards on August 27, 2024. The performance stock units cliff-vest upon the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. None of Mr. Grau’s vestings are subject to continued employment requirements.
(9)With respect to Mr. Weinberg, the total in this column includes 1,921 Company restricted stock units and 5,761 target Company performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution. The restricted stock units vest on September 15, 2025 and the performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-

determined performance goals measured in the final year of the three-year period ending June 30, 2025. In addition, this column includes 7,265 Company restricted stock units (from an original award of 10,897 Company restricted stock units) and 10,897 target Company performance stock units granted as long-term incentive awards on September 1, 2023 and 9,012 Company restricted stock units and 9,012 target Company performance stock units granted as long-term incentive awards on August 27, 2024. The restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and award terms (as applicable).

2025 STOCK VESTED
The table below shows restricted stock unit and performance stock unit awards that vested during the fiscal year ended June 30, 2025. No stock options were exercised in the fiscal year ended June 30, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting($)(1)
Current NEOs
James L. Dolan	179,490	7,231,652
David J. Collins	—	—
Laura Franco	8,818	355,277
Philip G. D’Ambrosio	19,174	772,520
Layth Taki	—	—
Former NEOs
Michael J. Grau	28,466	1,065,221
Lee Weinberg	12,515	504,229
________________
(1)Calculated using the closing price of Class A Common Stock on the NYSE on the vesting dates (or the immediately preceding business day, if the vesting date was not a business day), September 13, 2024 and November 26, 2024, of $40.29 per share and $36.78 per share, respectively.

2025 PENSION BENEFITS
The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under our defined benefit pension plans as of June 30, 2025.

Name	Plan Name(1)	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)(2)
Current NEOs
James L. Dolan	Cash Balance Pension Plan	0	(3)	—
	Excess Cash Balance Plan	0	(3)	—
David J. Collins	Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
Laura Franco	Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
Philip G. D'Ambrosio	Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
Layth Taki	Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
Former NEOs
Michael J. Grau	Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
Lee Weinberg	Cash Balance Pension Plan	7	(5)	110,329
	Excess Cash Balance Plan	7	(5)	28,550
___________________
(1)Accruals under both the Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen as of December 31, 2015 (though accrued benefits continue to earn interest credits).
(2)Additional information concerning pension plans and postretirement plan assumptions is set forth in Note 13 to our financial statements included in our 2025 Form 10-K.
(3)Mr. Dolan does not participate in the Cash Balance Pension Plan or the Excess Cash Balance Plan.
(4)Messrs. Collins, D’Ambrosio, Taki and Grau and Ms. Franco commenced employment with the Company after the Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen and therefore are not eligible to participate.
(5)Sponsorship of the Cash Balance Pension Plan was transferred to MSG Sports in connection with the spin-off of MSG Sports from MSG Networks in September 2015 (the “2015 Distribution”), was transferred to Sphere Entertainment in connection with the spin-off of Sphere Entertainment from MSG Sports in April 2020 (the “2020 Distribution”) and was transferred to the Company in connection with the Distribution. In connection with the 2015 Distribution, Mr. Weinberg’s accrued benefits under MSG Networks’ excess cash balance plan were transferred to MSG Sports, and were transferred to the Excess Cash Balance Plan in connection with the 2020 Distribution. Sponsorship of the Excess Cash Balance Plan was transferred to the Company in connection with the Distribution. The number of years of credited service under the Excess Cash Balance Plan includes the period of Mr. Weinberg’s participation in the MSG Networks excess cash balance plan prior to the 2015 Distribution and the MSG Sports excess cash balance plan prior to the 2020 Distribution.

The Company maintains several benefit plans for our executive officers. The material terms and conditions are discussed below.
Cash Balance Pension Plan
Sponsorship of the Cash Balance Pension Plan, a tax-qualified defined benefit plan, was transferred to the Company following the Distribution. The Cash Balance Pension Plan generally covers regular full-time and part-time non-union employees of the Company and certain of its affiliates who have completed one year of service. The Cash Balance Pension Plan was frozen to future benefit accruals effective as of December 31,

2015 (though accrued benefits continue to earn interest credits). A notional account is maintained for each participant under the Cash Balance Pension Plan, which consists of (i) annual allocations made by the Company as of the end of each year on behalf of each participant who has completed 800 hours of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals, subject to applicable IRS limits.
A participant’s interest in the Cash Balance Pension Plan is subject to vesting limitations for the first three years of employment. A participant’s account also vests in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the Cash Balance Pension Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum.
Excess Cash Balance Plan
Sponsorship of the Excess Cash Balance Plan was transferred to the Company following the Distribution. The Excess Cash Balance Plan is a nonqualified deferred compensation plan that is intended to provide eligible participants with a portion of their overall benefit that they would accrue under the Cash Balance Pension Plan but for Internal Revenue Code of 1986, as amended (“Code”) limits on the amount of “compensation” (as defined in the Cash Balance Pension Plan) that can be taken into account in determining benefits under tax-qualified plans. The Excess Cash Balance Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). The Company maintains a notional excess cash balance account for each eligible participant and, for each calendar year, credits these accounts with the portion of the allocation that could not be made on his or her behalf under the Cash Balance Pension Plan due to the compensation limitation. In addition, the Company credits each notional excess cash balance account monthly with interest at the same rate used under the Cash Balance Pension Plan. A participant vests in the excess cash balance account according to the same schedule in the Cash Balance Pension Plan. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company, other than a transfer to MSG Sports or Sphere Entertainment.
Savings Plan
Sponsorship of the Savings Plan was transferred to the Company following the Distribution. The Savings Plan is a multiple employer plan sponsored by the Company, to which Sphere Entertainment and MSG Sports contribute for their respective employees. Under the Savings Plan, a tax-qualified retirement savings plan, participating employees, including the NEOs, may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after-tax basis by participating employees and (b) a discretionary non-elective contribution by the applicable employer. In the event of a change in employment among the Company, Sphere Entertainment and MSG Sports or any of their respective subsidiaries, the cost of the matching contribution or any discretionary contribution made to such individual during the applicable calendar year is equitably shared among the applicable companies to reflect the portion of the year such individual was employed by such company.

Excess Savings Plan
Sponsorship of the Excess Savings Plan was transferred to the Company following the Distribution. The Excess Savings Plan is an unfunded, nonqualified deferred compensation plan that operates in conjunction with the Company’s tax-qualified Savings Plan. An employee is eligible to participate in the Excess Savings Plan for a calendar year if his or her compensation (as defined in the Savings Plan) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($350,000 in calendar year 2025) and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Savings Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($23,500 for calendar year 2025) can continue to make contributions under the Excess Savings Plan of up to 4% of his or her eligible pay. In addition, the Company provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) a discretionary non-elective contribution by the Company. Account balances under the Excess Savings Plan are credited monthly with the rate of return earned determined by reference to a deemed investment fund offered as an investment alternative under the Savings Plan. Distributions of vested benefits are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company, other than a transfer to MSG Sports or Sphere Entertainment.
Executive Deferred Compensation Plan
Sponsorship of the EDCP was transferred to the Company following the Distribution, pursuant to which certain employees, including the NEOs, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDCP. The EDCP does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDCP does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years.

2025 NONQUALIFIED DEFERRED COMPENSATION
The table below shows (i) the contributions made by each NEO and the Company during the fiscal year ended June 30, 2025, (ii) aggregate earnings on each NEO’s account balance during the fiscal year ended June 30, 2025 and (iii) the account balance of each of our NEOs under the Excess Savings Plan and the EDCP as of June 30, 2025, as applicable.

Name	Plan Name	Executive Contributions in FY 2025 ($)(1)		Registrant Contributions in FY 2025 ($)(2)		Aggregate Earnings in FY 2025 ($)(3)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at End of FY 2025 ($)(4)
Current NEOs
James L. Dolan	Excess Savings Plan	45,715		49,384		21,226		—		534,629
	EDCP	—		—		—		—		—
David J. Collins	Excess Savings Plan	—		—		—		—		—
	EDCP	—		—		—		—		—
Laura Franco	Excess Savings Plan	11,728		6,505		376		—		18,609
	EDCP	—		—		—		—		—
Philip G. D’Ambrosio	Excess Savings Plan	16,000		22,275		12,362		—		298,308
	EDCP	—		—		33,222		—		639,871
Layth Taki	Excess Savings Plan	—	—	—	—	—	—	—	—	—
	EDCP	—	—	—	—	—	—	—	—	—
Former NEOs
Michael J. Grau	Excess Savings Plan	8,492	—	8,492	—	141	—	(17,125)	—	—
	EDCP	30,154	—	—	—	4,486	—	(10,323)	—	43,494
Lee Weinberg	Excess Savings Plan	14,777		11,527	—	15,536	—	—	—	362,181
	EDCP	161,332		—		62,338		(37,331)		571,768
___________________
(1)These amounts represent a portion of the NEOs’ salaries and/or annual cash incentives, which are included in the numbers reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table that the NEOs contributed to (i) the Excess Savings Plan and (ii) the EDCP.
(2)These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.
(3)These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.
(4)For Mr. Dolan, the Excess Savings Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal year ended June 30, 2024 ($55,888). For Mr. D’Ambrosio, the Excess Savings Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal year ended June 30, 2024 ($22,063).

EMPLOYMENT AGREEMENTS
Each of our NEOs, other than Mr. Weinberg, had an employment agreement with the Company in the fiscal year ended June 30, 2025. The Company entered into employment agreements with each of Messrs. Taki (effective September 9, 2024) and Collins (effective April 14, 2025) in connection with their commencement of employment with the Company. Set forth below is a description of the agreements between the Company and each of Messrs. Dolan and Collins, Ms. Franco, Messrs. D’Ambrosio, Taki and Grau.

As noted above in the Compensation Discussion & Analysis, each of Mr. Dolan and Ms. Franco also serve as executive officers and employees of Sphere Entertainment and Mr. Dolan also serves as an executive officer and employee of MSG Sports, pursuant to terms of employment agreements with Sphere Entertainment and MSG Sports, as applicable (which are not described herein). For a description of Mr. Dolan’s Sphere Entertainment and MSG Sports employment agreements, see Sphere Entertainment’s and MSG Sports’ 2025 Definitive Proxy Statements, respectively.
James L. Dolan
On June 20, 2024, the Company entered into a renewal employment agreement with James L. Dolan, effective as of July 1, 2024, which provides for Mr. Dolan’s employment as the Executive Chairman and Chief Executive Officer of the Company. The employment agreement recognizes that Mr. Dolan will be employed by Sphere Entertainment and MSG Sports during his employment with the Company.
The employment agreement provides for an annual base salary of not less than $1,500,000 and eligibility to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to not less than 200% of his base salary. Mr. Dolan is eligible for our standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans. Mr. Dolan is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives at the Company, with an aggregate annual target value of not less than $8,600,000.
If, on or prior to June 30, 2027 (the “Dolan Scheduled Expiration Date”), Mr. Dolan’s employment is either terminated by the Company for any reason other than “cause” (as defined in the agreement), or is terminated by Mr. Dolan for “good reason” (as defined in the agreement) and cause does not then exist (a “Qualifying Termination”), then, subject to Mr. Dolan’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Dolan’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Dolan’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Dolan to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Dolan’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Dolan subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Dolan’s outstanding unvested stock options and stock appreciation awards will immediately vest.
If Mr. Dolan’s employment is terminated due to his death or disability before the Dolan Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria). If Mr. Dolan’s employment is terminated after the Dolan Scheduled Expiration Date due to a Qualifying Termination, death or disability, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (c), (d) and (e) above. Following the Dolan Scheduled Expiration Date, Mr. Dolan will no longer be entitled to the benefits and rights set forth in clauses (a) and (b) above in the event of a Qualifying Termination and certain provisions of Mr. Dolan’s employment agreement regarding annual cash and equity compensation will no longer be in effect with respect to services following such date.
The employment agreement contains certain covenants by Mr. Dolan, including a non-competition agreement restricting Mr. Dolan’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
David J. Collins
On April 7, 2025, the Company entered into an employment agreement with David J. Collins, effective as of that date, which provides for Mr. Collin’s employment as Executive Vice President and Chief Financial Officer commencing on April 14, 2025.
The employment agreement provides for an annual base salary of not less than $700,000. Commencing with the Company’s fiscal year starting July 1, 2025, Mr. Collins is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus equal to not less than 100% of his annual base salary. Commencing with the Company’s fiscal year starting July 1, 2025, Mr. Collins is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Collins will receive one or more annual long-term awards with an aggregate target value of not less than $700,000.
Mr. Collins received a one-time special award of restricted stock units with an aggregate grant date value of $450,000, granted at the same time mid-year equity awards were granted to active employees of the Company (in April 2025) and subject to ratable vesting over three years on September 15, 2025, 2026 and 2027. In connection with the commencement of his employment with the Company, Mr. Collins also received a one-time special cash payment of $450,000, which was paid within 30 days after his commencement date. Mr. Collins will be required to refund the full amount of the one-time special cash award if prior to the first anniversary of his commencement date, Mr. Collins’s employment with the Company is terminated due to (i) his resignation other than for “good reason” (as defined in the agreement) or (ii) an involuntary termination by the Company for “cause” (as defined in the agreement).
Mr. Collins is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to April 14, 2028, Mr. Collins’s employment with the Company is terminated (i) by the Company other than for cause, or (ii) by Mr. Collins for good reason and so long as cause does not then exist, then, subject to Mr. Collins’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Collins’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Collins’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Collins to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Collins’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and will be payable or deliverable to Mr. Collins subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Collins’s outstanding stock options and stock appreciation awards, if any, will immediately vest.
If Mr. Collins’s employment is terminated due to his death or disability prior to April 14, 2028, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
The employment agreement contains certain covenants by Mr. Collins, including a non-competition agreement restricting Mr. Collins’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
Laura Franco
On December 18, 2023, the Company entered into an employment agreement with Laura Franco, effective as of that date, which provides for Ms. Franco’s employment as Executive Vice President and General Counsel commencing on February 20, 2024. The employment agreement recognizes that Ms. Franco is employed by Sphere Entertainment during her employment with the Company.
The employment agreement provides for an annual base salary of not less than $550,000. Commencing with the Company’s fiscal year starting July 1, 2023, Ms. Franco is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 100% of Ms. Franco’s annual base salary; provided that her annual bonus in respect of the fiscal year beginning July 1, 2023 was prorated to reflect Ms. Franco’s commencement date.
Commencing with the Company’s fiscal year starting July 1, 2023, Ms. Franco is eligible, subject to her continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Ms. Franco will receive one or more annual long-term awards with an aggregate target value of not less than $700,000; provided that her award in respect of the fiscal year beginning July 1, 2023 was prorated to reflect Ms. Franco’s commencement date.
Ms. Franco received a one-time special award of restricted stock units with an aggregate grant date value of $923,357.30, granted at the same time mid-year long-term incentive grants were granted to active employees of the Company (in April 2024) and subject to four-year vesting (with approximately 32% vesting on September 15, 2024, 40% vesting on September 15, 2025, 24% vesting on September 15, 2026 and 4% vesting on September 15, 2027). In connection with the commencement of her employment with the Company, Ms. Franco also received a one-time special cash payment of $237,500, which was paid within 30 days after her commencement date. If Ms. Franco’s employment with the Company terminates prior to the first anniversary of her commencement date as a result of her termination of her employment (other than for “good reason” as defined in the agreement or due to her death or disability) or a termination by the Company for “cause” (as defined in the agreement), then Ms. Franco will be required to refund to the Company the full amount of the special cash award.
Ms. Franco is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to February 20, 2027, Ms. Franco’s employment with the Company is either terminated (i) by the Company other than for cause, or (ii) by Ms. Franco for good reason and so long as cause does not then exist, then, subject to Ms. Franco’s execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Ms. Franco’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) any unpaid portion of the special cash award, which was paid within 30 days after her employment commencement date, and if the special restricted stock unit award had not yet been granted, $923,357.30; (d) each of Ms. Franco’s outstanding long-term cash awards will immediately vest in full and will be payable to Ms. Franco to the same extent that other similarly situated active executives receive payment; (e) all of the time-based restrictions on each of Ms. Franco’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and will be payable or deliverable to Ms. Franco subject to satisfaction of any applicable performance criteria; and (f) each of Ms. Franco’s outstanding stock options and stock appreciation awards, if any, will immediately vest.
If Ms. Franco’s employment is terminated due to her death or disability prior to February 20, 2027, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), she or her estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (c), (e) and (f) of the preceding paragraph and each of her outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
If, after February 20, 2027, Ms. Franco’s employment with the Company is terminated (i) by the Company other than for cause, (ii) by Ms. Franco for good reason, or (iii) as a result of her death or disability and so long as cause does not then exist, then, subject to Ms. Franco’s (or, in the case of her death, her representative’s) execution and delivery of a separation agreement, Ms. Franco will be provided with the benefits and rights set forth in clauses (b), (d), (e) and (f) above. Following February 20, 2027, Ms. Franco would no longer be entitled to the benefits and rights set forth in clauses (a) and (c) above in the event of a qualifying termination and certain provisions of Ms. Franco’s employment agreement regarding annual cash and equity compensation would no longer be in effect with respect to services following such date.
The employment agreement contains certain covenants by Ms. Franco, including a non-competition agreement restricting Ms. Franco’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company; provided that if she remains continuously employed with the Company through February 20, 2027, then this agreement not to compete will expire on that date.
Philip G. D’Ambrosio
On May 31, 2023, Mr. D’Ambrosio entered into a new employment with the Company, effective as of April 1, 2023, in connection with his promotion to Executive Vice President and Treasurer.
The employment agreement provides for an annual base salary of not less than $750,000. Mr. D’Ambrosio is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 75% of his annual base salary. Mr. D’Ambrosio is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives at the Company. It is expected that Mr. D’Ambrosio will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000. Mr. D’Ambrosio is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
Pursuant to his employment agreement, Mr. D’Ambrosio received, as determined by the Compensation Committee, a mid-year long-term incentive grant representing the increase to his annual target prorated for the final three months of the 2023 fiscal year.
If, prior to March 31, 2026, Mr. D’Ambrosio’s employment is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. D’Ambrosio for “good reason” (as defined in the agreement) and so long as “cause” does not then exist, then, subject to Mr. D’Ambrosio’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than the sum of Mr. D’Ambrosio’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.
The employment agreement contains certain covenants by Mr. D’Ambrosio, including a non-competition agreement restricting Mr. D’Ambrosio’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
Layth Taki
On July 24, 2024, the Company entered into an employment agreement with Layth Taki, effective as of that date, which provides for Mr. Taki’s employment as Senior Vice President, Controller & Principal Accounting Officer commencing on September 9, 2024.
The employment agreement provides for an annual base salary of not less than $500,000. Commencing with the Company’s fiscal year starting July 1, 2024, Mr. Taki is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 50% of his annual base salary; provided that his annual bonus in respect of the fiscal year beginning July 1, 2024 was prorated to reflect Mr. Taki’s commencement date. Commencing with the Company’s fiscal year starting July 1, 2024, Mr. Taki is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Taki will receive one or more annual long-term awards with an aggregate target value of not less than $500,000.
Mr. Taki received a one-time special award of restricted stock units with an aggregate grant date value of $750,000, granted at the same time mid-year equity awards were granted to active employees of the Company (in April 2025) and subject to ratable vesting over three years on September 15, 2025, 2026 and 2027. In connection with the commencement of his employment with the Company, Mr. Taki also received a one-time special cash payment of $250,000, which was paid within 30 days after his commencement date. Mr. Taki will be required to refund the amount of the one-time special cash award if prior to the first anniversary of his commencement date, Mr. Taki’s employment with the Company is terminated due to (i) his resignation other than for “good reason” (as defined in the agreement) or due to his death or “disability” (as defined in the Company’s long term disability plan) or (ii) an involuntary termination by the Company for “cause” (as defined in the agreement).
Mr. Taki is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to September 9, 2027, Mr. Taki’s employment with the Company is terminated (i) by the Company other than for cause, or (ii) by Mr. Taki for good reason and so long as cause does not then exist, then, subject to Mr. Taki’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than the sum of Mr. Taki’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.
If Mr. Taki’s employment is terminated due to his death or disability prior to September 9, 2027, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clause (b) of the preceding paragraph.
The employment agreement contains certain covenants by Mr. Taki, including a non-competition agreement restricting Mr. Taki’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Michael J. Grau
On November 26, 2024, Mr. Grau ceased to be an employee of the Company and subsequently entered into a separation agreement consistent with the terms of his employment agreement.
On February 1, 2024, the Company entered into an employment agreement with Michael J. Grau, effective as of that date, which provided for Mr. Grau’s employment as Executive Vice President, Finance commencing on February 12, 2024 and Executive Vice President and Chief Financial Officer commencing on April 1, 2024.
The employment agreement provided for an annual base salary of not less than $700,000. Commencing with the Company’s fiscal year starting July 1, 2023, Mr. Grau was eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus equal to not less than 100% of his annual base salary; provided that his annual bonus in respect of the fiscal year beginning July 1, 2023 was prorated to reflect Mr. Grau’s commencement date. Commencing with the Company’s fiscal year starting July 1, 2023, Mr. Grau was eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that were made available to similarly situated executives of the Company. It was expected that Mr. Grau would receive one or more annual long-term awards with an aggregate target value of not less than $1,000,000; provided that his award in respect of the fiscal year beginning July 1, 2023 was prorated to reflect Mr. Grau’s commencement date.
Mr. Grau received a one-time special award of restricted stock units with an aggregate grant date value of $400,000, granted at the same time mid-year equity awards were granted to active employees of the Company (in April 2024) and subject to ratable vesting over three years.
Mr. Grau was eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to February 12, 2027, Mr. Grau’s employment with the Company was terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Grau for “good reason” (as defined in the agreement) and so long as “cause” did not then exist, then, subject to Mr. Grau’s execution of a separation agreement with the Company, the Company would have provided him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Grau’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Grau’s outstanding long-term cash awards would have immediately vested in full and would have been payable to Mr. Grau to the same extent that other similarly situated active executives received payment; (d) all of the time-based restrictions on each of Mr. Grau’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) would have immediately been eliminated and would have been payable or deliverable to Mr. Grau subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Grau’s outstanding stock options and stock appreciation awards, if any, would immediately have vested.
If Mr. Grau’s employment was terminated due to his death or disability prior to February 12, 2027, and at such time cause did not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary would have been provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards would have immediately vested in full, whether or not subject to performance criteria, and would have been payable; provided, that if any such long-term cash award was subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount would have been at the target amount for such award, and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award would have been at the same time and to the same extent that other similarly situated executives received payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contained certain covenants by Mr. Grau, including a non-competition agreement restricting Mr. Grau’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

TERMINATION AND SEVERANCE
This section describes the payments that would be received by our NEOs who were employed by the Company as of June 30, 2025 upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that each NEO was employed by the Company under his or her applicable employment agreement (except Mr. Weinberg, who does not have an employment agreement with the Company), and his or her employment terminated as of June 30, 2025. This information is presented to illustrate the payments such NEOs would have received from the Company under the various termination scenarios.
Separation from the Company
Payments may be made to NEOs upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the Company with cause, termination by the NEO for good reason, other voluntary termination by the NEO, retirement, death, disability, or termination following a change in control of the Company or following a going private transaction. Certain of these circumstances are addressed in the employment agreement between the Company and each NEO. For a description of termination provisions in the employment agreements with our NEOs (except Mr. Weinberg, who does not have an employment agreement with the Company), please see “— Employment Agreements” above. In addition, award agreements for long-term incentives also address some of these circumstances.
Award Agreement Terms in the Event of a Change in Control or Going Private Transaction
The award agreements governing the restricted stock units of the Company provide that upon a change in control or going private transaction of the Company, the applicable NEO will be entitled to either (in the successor entity’s discretion) (a) cash equal to the unvested restricted stock units multiplied by the per share price paid in the change in control or going private transaction, or (b) only if the successor entity is a publicly-traded company, a replacement restricted stock unit award from the successor entity with the same terms. Any such cash award as provided in clause (a) above would be payable, and any replacement restricted stock unit award as provided in clause (b) above would vest, upon the earliest of (i) the date the restricted stock units were originally scheduled to vest so long as the applicable NEO remains continuously employed by the Company, Sphere Entertainment, MSG Sports or any of their respective subsidiaries and if such entities remain affiliates of the Company, (ii) death, (iii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, a subsidiary or the successor entity, or (iv) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from the Company, a subsidiary or the successor entity that is at least six months, but no more than nine months, following the change in control or going private transaction.
The award agreements governing the performance stock units of the Company provide that upon a change in control or going private transaction of the Company, the unvested performance stock units will vest at the target level and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated, or (ii) following a going private transaction, upon the earlier of (x) July 1, 2025 (in the case of MSGE awards granted in respect of SPHR fiscal year 2023 awards), July 1, 2026 (in the case of MSGE awards granted in fiscal year 2024 and in respect of SPHR fiscal year 2024 awards) or July 1, 2027 (in the case of fiscal year 2025 awards) if the applicable NEO is employed by the Company, Sphere Entertainment, MSG Sports or any of their respective subsidiaries and if such entities remain affiliates of the Company, (y) death or (z) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, a subsidiary or the successor entity.
The award agreements governing the stock options of the Company provide that upon a change in control or going private transaction of the Company, the applicable NEO will be entitled to either (a) cash equal to the number of options multiplied by the excess of the per share price paid in the change in control or going private transaction over the exercise price, or (b) only if the successor entity is a publicly traded company, a replacement option award from the successor entity with the same terms. Any such cash award would be payable, or unvested options would vest, upon the earliest of (i) the date the options were originally scheduled to vest so long as the NEO remains continuously employed by the Company, Sphere Entertainment, MSG Sports or any of their respective subsidiaries and if such entities remain affiliates of the Company, (ii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, a subsidiary or the successor entity within three years following the change in control or going private transaction, or (iii) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from the Company, a subsidiary or the successor entity that is at least six months, but no more than nine months following the change in control or going private transaction. Any stock options that have an exercise price greater than the per share price paid in the change in control or going private transaction may be cancelled for no consideration.
Quantification of Termination and Severance
The following tables set forth a quantification of estimated severance and other benefits payable by the Company to the NEOs who were NEOs of the Company as of June 30, 2025 under various circumstances regarding the termination of their employment. In calculating these amounts, we have taken into consideration or otherwise assumed the following:
•Termination of employment occurred after the close of business on June 30, 2025.
•We have valued equity awards using the closing market price of our Class A Common Stock of $39.97 on the NYSE on June 30, 2025.
•We have assumed that the per share price paid in a change in control or going private transaction is equal to the closing market price of our Class A Common Stock of $39.97 on the NYSE on June 30, 2025.
•In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Code Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.
•We have assumed that all performance objectives for outstanding performance-based long-term incentive awards are achieved (but not exceeded).
•We have assumed that on June 30, 2025, each NEO who was also simultaneously employed by Sphere Entertainment, MSG Sports or both is simultaneously terminated from the Company, Sphere Entertainment and MSG Sports, as applicable.
For the avoidance of doubt, the following tables do not disclose any severance or other benefits payable to any NEO by Sphere Entertainment or MSG Sports as a result of their termination from the Company, Sphere Entertainment or MSG Sports, as applicable, including any entitlement to the vesting of equity issued by Sphere Entertainment or MSG Sports. For additional information regarding information payable to certain NEOs in connection with a simultaneous termination from the Company, Sphere Entertainment and MSG Sports, as applicable, see Sphere Entertainment’s and MSG Sports’ 2025 Definition Proxy Statements, as applicable, as well as such NEO’s employment agreement with Sphere Entertainment and MSG Sports, as applicable.
Benefits Payable as a Result of Voluntary Termination of Employment by NEO, Termination of Employment by NEO Due to Retirement, or Termination of Employment by the Company for Cause
In the event of a voluntary termination of employment, a retirement, or termination by the Company for Cause, no NEO would have been entitled to any payments at June 30, 2025, excluding any pension or other vested retirement benefits.

Benefits Payable as a Result of Termination of Employment by the Company Without Cause or Termination of Employment by NEO for Good Reason*

Elements	James L. Dolan		David J. Collins		Laura Franco		Philip G. D’Ambrosio		Layth Taki		Lee Weinberg
Severance	$9,000,000	(1)	$2,800,000	(1)	$2,200,000	(1)	$1,312,500	(2)	$750,000	(2)	$569,380	(3)
Pro rata bonus	$3,000,000	(4)	—	(5)	$536,250	(4)	$548,438	(4)	$203,125	(4)	$284,690	(5)
Unvested restricted stock	$8,229,623	(6)	$573,370	(6)	$1,103,012	(6)	—		—		—
Unvested performance stock	$12,105,354	(7)	—	(7)	$509,618	(7)	—		—		—
___________________

* The amounts in this table do not include any pension or other vested retirement benefits.
(1)Represents severance equal to two times the sum of his or her annual base salary and annual target bonus.
(2)Represents severance equal to the sum of his annual base salary and annual target bonus.
(3)Assumes the Company exercised its discretion to pay severance equal to his annual base salary in the event of a termination without cause, consistent with how similarly-situated employees of the Company without employment agreements have been treated historically. The Company has not historically provided severance on a termination of employment by such an employee for any reason.
(4)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program without regard to personal performance objectives.
(5)Represents a pro rata annual target bonus for the year in which termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program without regard to Company, business unit or personal performance objectives. In the case of Mr. Weinberg, assumes the Company exercised its discretion to pay a pro rata annual target bonus in the event of a termination without cause, consistent with how similarly-situated employees of the Company without employment agreements have been treated historically. The Company has not historically provided a pro rata bonus on a termination of employment by such an employee for any reason.
(6)Represents the full vesting of the restricted stock units issued in April 2023 to Mr. Dolan in respect of outstanding SPHR restricted stock unit awards granted by Sphere Entertainment prior to the Distribution and the 2024 and 2025 fiscal year grants of restricted stock units, which are: Mr. Dolan, 32,917 units ($1,315,693), 62,267 units ($2,488,812) and 110,711 units ($4,425,119), respectively; Mr. Collins, 14,345 units ($573,370) (2025 only); and Ms. Franco, 18,584 units ($742,802) and 9,012 units ($360,210), respectively.
(7)Represents the full vesting at target of the performance stock units issued in April 2023 to Mr. Dolan in respect of outstanding SPHR performance stock unit awards granted by Sphere Entertainment prior to the Distribution and the 2024 and 2025 fiscal year grants of performance stock units, which are: Mr. Dolan, 98,750 units ($3,947,038), 93,400 units ($3,733,198) and 110,711 units ($4,425,119), respectively; and Ms. Franco, 3,738 units ($149,408) and 9,012 units ($360,210), respectively.

Benefits Payable as a Result of Termination of Employment Due to Death or Disability*

Elements	James L. Dolan		David J. Collins		Laura Franco		Philip G. D’Ambrosio(5)		Layth Taki		Lee Weinberg
Severance	—		—		—		—		—		—
Pro rata bonus	$3,000,000	(1)	—	(2)	$536,250	(1)	—		$203,125	(1)	—
Unvested restricted stock	$8,229,623	(3)	$573,370	(3)	$1,103,012	(3)	$1,338,196	(3)	$1,221,123	(3)	$727,374	(3)
Unvested performance stock	$12,105,354	(4)	—	(4)	$509,618	(4)	$1,827,029	(4)	$265,481	(4)	$1,026,030	(4)
___________________

* The amounts in this table do not include any pension or other vested retirement benefits.
(1)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program but without regard to personal performance objectives.
(2)Represents a pro rata annual target bonus for the year in which termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program without regard to Company, business unit or personal performance objectives.
(3)Represents the full vesting of the restricted stock units issued in April 2023 to Messrs. Dolan, D’Ambrosio and Weinberg in respect of outstanding SPHR restricted stock unit awards granted by Sphere Entertainment prior to the Distribution, a mid-year grant of restricted stock units made to Mr. D’Ambrosio in May 2023 and the 2024 and 2025 fiscal year grants of restricted stock units, which are: Mr. Dolan, 32,917 units ($1,315,693), 62,267 units ($2,488,812) and 110,711 units ($4,425,119), respectively; Mr. Collins, 14,345 units ($573,370) (2025 only); Ms. Franco, 18,584 units ($742,802) and 9,012 units ($360,210), respectively; Mr. D’Ambrosio, 2,744 units ($109,678), 259 units ($10,352), 12,454 units ($497,786) and 18,023 units ($720,379), respectively; Mr. Taki, 30,551 units ($1,221,123) (2025 only); and Mr. Weinberg, 1,921 units ($76,782), 7,265 units ($290,382) and 9,012 units ($360,210), respectively.
(4)Represents the full vesting at target of the performance stock units issued in April 2023 to Messrs. Dolan, D’Ambrosio and Weinberg in respect of outstanding SPHR performance stock unit awards granted by Sphere Entertainment prior to the Distribution, a mid-year grant of performance stock units made to Mr. D’Ambrosio in May 2023 and the 2024 and 2025 fiscal year grants of performance stock units, which are: Mr. Dolan, 98,750 units ($3,947,038), 93,400 units ($3,733,198) and 110,711 units ($4,425,119), respectively; Ms. Franco, 3,738 units ($149,408) and 9,012 units ($360,210), respectively; Mr. D’Ambrosio, 8,230 units ($328,953), 777 units ($31,057), 18,680 units ($746,640) and 18,023 units ($720,379), respectively; Mr. Taki, 6,642 units ($265,481) (2025 only); and Mr. Weinberg, 5,761 units ($230,267), 10,897 units ($435,553) and 9,012 units ($360,210), respectively.
(5)With respect to Mr. D’Ambrosio, a termination by the Company due to disability would be treated under his employment agreement as a termination by the Company without cause and, therefore, Mr. D’Ambrosio would be entitled to the amounts reflected in the table above, as well as those reflected in the “Benefits Payable as a Result of Termination of Employment by the Company Without Cause or Termination of Employment by NEO for Good Reason” table.

Benefits Payable as a Result of Termination of Employment by the Company without Cause or for Good Reason Following a Change in Control or Going Private Transaction(1)(2)*

Elements	James L. Dolan		David J. Collins		Laura Franco		Philip G. D’Ambrosio		Layth Taki		Lee Weinberg
Severance	$9,000,000	(3)	$2,800,000	(3)	$2,200,000	(3)	$1,312,500	(4)	$750,000	(4)	$569,380	(5)
Pro rata bonus	$3,000,000	(6)	—	(7)	$536,250	(6)	$548,438	(6)	$203,125	(6)	$284,690	(7)
Unvested restricted stock	$8,229,623	(8)	$573,370	(8)	$1,103,012	(8)	$1,338,196	(8)	$1,221,123	(8)	$727,374	(8)
Unvested performance stock	$12,105,354	(9)	—	(9)	$509,618	(9)	$1,827,029	(9)	$265,481	(9)	$1,026,030	(9)
__________________
* The amounts in this table do not include any pension or other vested retirement benefits.
(1)The information in this table and the footnotes hereto describe amounts payable as a result of certain terminations of employment by the NEO or the Company following a change in control. The amounts payable as a result of termination of employment by the NEO or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the NEO or the Company following a change in control. Notwithstanding the amounts set forth in this table, if any payment otherwise due to any of the NEOs would result in the imposition of an excise tax under Code Section 4999, then the Company would instead pay to the applicable NEO either (a) the amounts set forth in this table, or (b) the maximum amount that could be paid to such NEO without the imposition of the excise tax, whichever results in a greater amount of after-tax proceeds to such NEO.
(2)As noted in “— Award Agreement Terms in the Event of a Change in Control or Going Private Transaction” above, the amounts in this table assume that the applicable NEO has either been terminated without “cause” or (other than with respect to Mr. Weinberg) resigned for “good reason” following such a change in control or going private transaction. The award agreements applicable to stock awards held by the NEOs dictate the terms of the vesting of those awards and any severance or bonus reflected in this table is provided as a result of the terms of the applicable NEO’s employment agreement and its terms related to termination without “cause” or resigned for “good reason,” and such severance is not enhanced by the change of control or going private transaction. For additional information, see “—Award Agreement Terms in the Event of a Change in Control or Going Private Transaction” above.
(3)Represents severance equal to two times the sum of his or her annual base salary and annual target bonus.
(4)Represents severance equal to his annual base salary and annual target bonus.
(5)Assumes the Company exercised its discretion to pay severance equal to his annual base salary in the event of a termination without cause, consistent with how similarly-situated employees of the Company without employment agreements have been treated historically. The Company has not historically provided severance on a termination of employment by such an employee for any reason.
(6)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program without regard to personal performance objectives.
(7)Represents a pro rata annual target bonus for the year in which termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program without regard to Company, business unit or personal performance objectives. In the case of Mr. Weinberg, assumes the Company exercised its discretion to pay a pro rata annual target bonus in the event of a termination without cause, consistent with how similarly-situated employees of the Company without employment agreements have been treated historically. The Company has not historically provided a pro rata bonus on a termination of employment by such an employee for any reason.
(8)Represents the full vesting of the restricted stock units issued in April 2023 to Messrs. Dolan, D’Ambrosio and Weinberg in respect of outstanding SPHR restricted stock unit awards granted by Sphere Entertainment prior to the Distribution, a mid-year grant of restricted stock units made to Mr. D’Ambrosio in May 2023 and the 2024 and 2025 fiscal year grants of restricted stock units, which are: Mr. Dolan, 32,917 units ($1,315,693), 62,267 units ($2,488,812) and 110,711 units ($4,425,119), respectively; Mr. Collins, 14,345 units ($573,370) (2025 only); Ms. Franco, 18,584 units ($742,802) and 9,012 units ($360,210), respectively; Mr. D’Ambrosio, 2,744 units ($109,678), 259 units ($10,352), 12,454 units ($497,786) and 18,023 units ($720,379), respectively; Mr. Taki, 30,551 units ($1,221,123) (2025 only); and Mr. Weinberg, 1,921 units ($76,782), 7,265 units ($290,382) and 9,012 units ($360,210), respectively.
(9)Represents the full vesting at target of the performance stock units issued in April 2023 to Messrs. Dolan, D’Ambrosio and Weinberg in respect of outstanding SPHR performance stock unit awards granted by Sphere Entertainment prior to the Distribution, a mid-year grant of performance stock units made to Mr. D’Ambrosio in May 2023 and the 2024 and 2025 fiscal year grants of performance stock units, which are: Mr. Dolan, 98,750 units ($3,947,038), 93,400 units ($3,733,198) and 110,711 units ($4,425,119), respectively; Ms. Franco, 3,738 units ($149,408) and 9,012 units ($360,210), respectively; Mr. D’Ambrosio, 8,230 units ($328,953), 777 units ($31,057), 18,680 units ($746,640) and 18,023 units ($720,379), respectively; Mr. Taki, 6,642 units ($265,481) (2025 only); and Mr. Weinberg, 5,761 units ($230,267), 10,897 units ($435,553) and 9,012 units ($360,210), respectively.
Benefits Payable to Mr. Grau as a Result of Separation
Effective as of November 26, 2024, Mr. Grau separated from the Company. Mr. Grau received the following separation benefits in accordance with his employment agreement: (i) a payment of $2,800,000 (equal to two times the sum of Mr. Grau’s annual base salary and target bonus); (ii) a prorated annual bonus for the period from July 1, 2024 through November 26, 2024 of $278,610; (iii) 23,269 restricted stock units vested on November 26, 2024, which had an aggregate value as of that date of $855,834 (representing the value of the 2024 and 2025 fiscal year grants of 10,395 units ($382,328) and 12,874 units ($473,506), respectively); and (iv) the time-based restrictions on 18,214 performance stock units were eliminated on November 26, 2024, which had an aggregate value as of that date of $669,911 (representing the value of the 2024 and 2025 fiscal year grants of 5,340 units ($196,405) and 12,874 units ($473,506), respectively), which performance stock units remained subject to the applicable performance criteria.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information with respect to compensation plans in effect as of June 30, 2025 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Class A Common Stock Equity compensation plans approved by security holders	2,590,370	$51.61	7,797,079
Class A Common Stock Equity compensation plans not approved by security holders	—	—	—
Total	2,590,370	$51.61	7,797,079
___________________
(1)Includes the following plans: Employee Stock Plan and the Director Stock Plan. Consists of 2,196,804 restricted stock units (both time-vesting and target performance-vesting) and 393,566 outstanding stock options.
(2)In August 2025, the Compensation Committee granted awards of restricted stock units and target performance stock units under the Employee Stock Plan covering an aggregate of 878,524 shares. The number of securities in columns (a) and (c) do not reflect the grant of these units.
(3)Represents the weighted average exercise price of the 393,566 outstanding stock options.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation S-K, the table below sets forth information about the relationship between compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and non-PEO NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. CAP represents an amount calculated in accordance with the SEC’s prescribed formula pursuant to Dodd-Frank and does not represent compensation actually paid to or earned by our NEOs in any year. Neither the Compensation Committee nor the Company directly used this information when making compensation-related decisions for any fiscal year. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid for PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid for Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		(GAAP) Net Income ($000s) (7)	Company Selected Performance Measure
					Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)		Adjusted Operating Income ($000s) (8)
2025	14,154,313	16,490,545	2,327,311	2,497,073	128.98	117.26	37,431	222,506
2024	10,229,763	10,864,371	1,922,950	1,439,877	110.45	109.27	144,300	211,505
2023	9,307,439	10,567,167	1,259,701	1,349,409	108.49	108.33	76,044	175,048
___________________
(1)    The dollar amount reported for the PEO, Mr. Dolan, under “Summary Compensation Table Total” is the amount of total compensation reported for Mr. Dolan for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)    The dollar amount reported for Mr. Dolan under “Compensation Actually Paid” represents the amount of CAP to Mr. Dolan, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Dolan’s total compensation for the 2025 fiscal year to determine the CAP:

James L. Dolan
2025 ($)
Total Compensation as reported in Summary Compensation Table	14,154,313
Subtract change in pension value as reported in Summary Compensation Table	—
Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—
Subtract value of equity awards as reported in Summary Compensation Table	(9,251,012)
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	8,850,237
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	1,087,709
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year	1,649,297
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—
Compensation Actually Paid to PEO*	16,490,545
___________________
*Note: Numbers in rows above may not sum to CAP due to rounding

(3)    The dollar amount reported under “Average Summary Compensation Total for Non-PEO NEOs” represents the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Dolan) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs included for purposes of calculating the average amount in each applicable fiscal year are as follows: (i) for the 2025 fiscal year, David J. Collins, Laura Franco, Philip G. D’Ambrosio, Layth Taki, Michael J. Grau and Lee Weinberg; (ii) for the 2024 fiscal year, Michael J. Grau, Laura Franco, Philip G. D’Ambrosio, David F. Byrnes, Jamal H. Haughton, and Courtney M. Zeppetella; and (iii) for the 2023 fiscal year, David F. Byrnes, Jamal H. Haughton, Philip G. D’Ambrosio, and Courtney M. Zeppetella.

(4)    The dollar amount reported under “Average Compensation Actually Paid for Non-PEO NEOs” represents the average amount of CAP to the NEOs as a group (excluding Mr. Dolan for 2025), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the non-PEO NEOs’ total compensation for the 2025 fiscal year to determine the CAP:

NEO Averages
2025 ($)
Total Compensation as reported in Summary Compensation Table	2,327,311
Subtract change in pension value as reported in Summary Compensation Table	(998)
Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—
Subtract value of equity awards as reported in Summary Compensation Table	(960,556)
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	909,357
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	50,579
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	78,918
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year	92,462
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—
Compensation Actually Paid to Non-PEO NEOs*	2,497,073
(5)    Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.
(6)    As permitted by SEC rules, the peer group referenced for purposes of “Peer Group Total Shareholder Return” is that of the Bloomberg Americas Entertainment Index, which is the industry index reported in our 2025 Form 10-K in accordance with Regulation S-K Item 201(e).
(7)    Reflects Net Income as reported in our Annual Report on Form 10-K for the relevant fiscal year. Net Income Attributable to MSGE Stockholders was $37,431 in 2025, $144,300 in 2024 and $76,597 in 2023.
(8)    Reflects adjusted operating income as defined in our Annual Report on Form 10-K for the relevant fiscal year. AOI is a non-GAAP financial measure. For a reconciliation of this non-GAAP measure to the most comparable GAAP measures, please see Annex A. The adjusted operating income figures used to set performance targets and determine payouts within our MPIP and LTIP (as described in the “Compensation Discussion & Analysis” section of this proxy statement) may contemplate certain potential future adjustments or exclusions.
Financial Performance Measures
As described in greater detail in the “Compensation Discussion & Analysis” section of this proxy statement, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important performance measures used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:
•AOI;
•Net revenue; and
•Business unit strategic objectives.

Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance Table.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000s)
Net Income ($000s)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
2023
2024
2025
PEO CAP
Non-PEO NEO CAP
Net Income

Compensation Actually Paid vs. Adjusted Operating Income*
Compensation Actually Paid ($000s)
Adjusted Operating Income ($000s)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$270,000
$240,000
$210,000
$180,000
$150,000
$120,000
$90,000
$60,000
$30,000
$0
2023
2024
2025
PEO CAP
Non-PEO NEO CAP
Adjusted Operating Income

___________________
*    The Compensation Committee determined compensation amounts in each year based on AOI as it was defined in the applicable year. The Company amended its definition of AOI during the fiscal year ended June 30, 2024 so that the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements is no longer excluded. AOI presented in the Pay versus Performance Table for prior year periods has not been adjusted to reflect this amendment, and is therefore not comparable across periods. If the Company were to adjust AOI for the prior year period to reflect this amendment, such amount would be $201,593 in 2023.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($000s)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$135
$120
$105
$90
$75
$60
$45
$30
$15
$0
Company TSR
(Value of $100 Investment Made on
4/21/2023)
2023
2024
2025
PEO CAP
Non-PEO NEO CAP
Company TSR

Company TSR vs. Peer Group TSR
(Value of $100 Investment Made on 4/21/2023)
TSR
$130
$120
$110
$100
$90
$80
$70
4/21/23
6/30/23
6/30/24
6/30/25
Company TSR
Peer Group TSR

CEO PAY RATIO

We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. James L. Dolan, our Executive Chairman and Chief Executive Officer as of June 30, 2025, pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K (“Item 402(u)”). The pay ratio is calculated in a manner consistent with the SEC’s pay ratio disclosure rules.
To identify our median employee, we first determined our employee population as of June 30, 2025, which consisted of employees located in the U.S. and internationally, representing all full-time, part-time, seasonal and temporary employees employed by the Company on that date. Using information from our payroll records, we then measured each employee’s annual total compensation, consisting of base salary, overtime payments, short and long-term incentives, and sales incentives. For non-U.S. employees paid in local currency, the total annual compensation was translated to U.S. dollars using published exchange rates as of June 30, 2025, and total compensation for full-time and part-time employees who were employed for less than the full fiscal year (i.e., full-time and part-time employees who were hired during the course of the 2025 fiscal year) was annualized. The Company did not otherwise make any adjustments under Item 402(u).
Once we identified the median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our NEOs for purposes of the Summary Compensation Table above.
Given the nature of our business, more than half of our employee population consists of part-time, seasonal and temporary employees. These employees, by the nature of their limited hours worked during the year, have relatively low total compensation when compared to full-time employees. Item 402(u) does not permit annualized or full-time equivalent adjustments to the compensation of seasonal or temporary employees when identifying our median employee or calculating the pay ratio.
Using these guidelines, for the 2025 fiscal year our Executive Chairman and Chief Executive Officer had an annual total compensation of $14,154,313 and the median-compensated employee, a Restroom Attendant had an annual total compensation of $24,985. The resulting ratio was 567:1.
Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio provided above may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are seeking stockholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed under the “Compensation Discussion & Analysis” and “Executive Compensation Tables” sections of this proxy statement. The Company’s stockholders previously approved, in an advisory vote held at the 2023 annual meeting of stockholders, holding an advisory vote to approve the compensation of our NEOs once every three years. Notwithstanding the foregoing, the Company has determined to hold an advisory vote to approve the compensation of our NEOs this year, in advance of 2027’s required vote. At the 2024 annual meeting of stockholders, approximately 98.8% of votes cast (including approximately 96.6% of votes cast by our Class A Common Stock) voted “FOR” the “say-on-pay” resolution. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion & Analysis.” As described in the Compensation Discussion & Analysis, we believe that the Company’s executive compensation program effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executive officers critical to the Company’s long-term success. We are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders of Madison Square Garden Entertainment Corp. (“MSGE”) approve, on an advisory basis, the compensation of MSGE’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in MSGE’s Proxy Statement for the annual meeting under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation Tables’.”
While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.
Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Articles of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.
The Board unanimously recommends that you vote FOR this proposal.

OUR EXECUTIVE OFFICERS
The following individuals are our executive officers:

James L. Dolan(1)	Executive Chairman and Chief Executive Officer
David J. Collins	Executive Vice President and Chief Financial Officer
Laura Franco	Executive Vice President and General Counsel
Philip G. D’Ambrosio	Executive Vice President and Treasurer
Layth Taki	Senior Vice President, Controller and Principal Accounting Officer
___________________
(1)The biography for James L. Dolan appears above under “Proposal 1 — Election of Directors.”
DAVID J. COLLINS, 57, has served as Executive Vice President and Chief Financial Officer of the Company since April 2025. Prior to joining the Company, Mr. Collins served as Chief Financial Officer and Executive Vice President for Harris Blitzer Sports and Entertainment LLC (“HBSE”), a sports and entertainment company, from November 2015 to April 1, 2025. In his role at HBSE, Mr. Collins oversaw the company’s finance, accounting, strategy & analytics, IT and ticket operations for the Philadelphia 76ers, the New Jersey Devils and the Prudential Center, as well as league reporting to the National Basketball Association and the National Hockey League. Earlier in his career, Mr. Collins held senior financial positions at both public and private companies, including Experis Finance, Base Entertainment, Sterling Chemicals, Inc., Petrosearch Energy Corporation and Ernst & Young.
LAURA FRANCO, 62, has served as Executive Vice President and General Counsel of the Company since February 2024. Ms. Franco has also served as Executive Vice President and General Counsel of Sphere Entertainment Co. since February 2024. Previously, Ms. Franco served as Chief Legal and Compliance Officer at Bumble Inc. (“Bumble”), a social networking company, from November 2020 to February 2024. Prior to joining Bumble, Ms. Franco served in various positions at Paramount Global Inc. (previously ViacomCBS) (as well as CBS Corporation and Viacom Inc. prior to their merger in 2019), a media and entertainment company, since 1995, including Executive Vice President, General Counsel of the CBS business of ViacomCBS from December 2019 to November 2020 and Executive Vice President and General Counsel of CBS Corporation from March 2019 to December 2019. Prior to joining Viacom Inc. in 1995, Ms. Franco began her career at Simpson Thacher & Bartlett LLP where she practiced mergers and acquisitions and securities law. Currently, Ms. Franco serves on the board of directors of Virgin Voyages.
PHILIP G. D’AMBROSIO, 58, has served as the Executive Vice President and Treasurer of the Company since April 2023, Senior Vice President and Treasurer from February to March 2023, and the Senior Vice President and Treasurer of Sphere Entertainment from 2019 to April 2023. He also served as Sphere Entertainment’s Secretary from March 2020 to December 2020 and as Interim Chief Financial Officer from March 2020 to April 2020. Prior to that, Mr. D’Ambrosio served as Senior Vice President, Treasurer, of MSG Sports from October 2018 to April 2020 and Senior Vice President, Tax and Treasury, of MSG Sports from 2016 through October 2018. Prior to joining MSG Sports, Mr. D’Ambrosio was Senior Vice President, Tax, of Cablevision from 2002 through 2016. Prior to that, Mr. D’Ambrosio was a partner at Ernst & Young. Mr. D’Ambrosio has served as a director of the Broadband Tax Institute since 2005.
LAYTH TAKI, 51, has served as the Company’s Senior Vice President, Controller and Principal Accounting Officer since September 2024. He previously served as the Chief Accounting Officer of Ziff Davis, Inc. (“Ziff Davis”) from September 2022 to August 2024, where he led the company’s global accounting and public reporting functions. Prior to joining Ziff Davis, he served as SVP and Chief Accounting Officer of Altice USA, Inc. (“Altice”) from January 2019 to September 2022, where he managed a team responsible for the accounting, financial reporting and accounts payable of Altice. Since joining Cablevision in 2004 (prior to its acquisition by Altice), Mr. Taki was previously SVP, Controller of Cable Operations and head of technical accounting. Earlier in his career, Mr. Taki was a member of the assurance practice of PricewaterhouseCoopers, LLP, with emphasis on technology, communications and entertainment clients.

TRANSACTIONS WITH RELATED PARTIES

RELATIONSHIP BETWEEN US, SPHERE ENTERTAINMENT, MSG SPORTS AND AMC NETWORKS
The Company, Sphere Entertainment, MSG Sports and AMC Networks are all under the control of members of the Dolan Family Group and certain related family entities. The Company, on the one hand, and Sphere Entertainment, MSG Sports or AMC Networks, on the other hand, are party to the agreements described in this section. Certain of the agreements summarized in this section are included as exhibits to our 2025 Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as filed. Additional information concerning the arrangements between us and each of Sphere Entertainment, MSG Sports and AMC Networks is set forth in Note 16 to our financial statements included in our 2025 Form 10-K.
Agreements with Sphere Entertainment in Connection with the Distribution
For purposes of governing the ongoing relationship between the Company and Sphere Entertainment and to provide for our orderly transition from a wholly-owned subsidiary of Sphere Entertainment to a separate, publicly traded company, we entered into several agreements with Sphere Entertainment.
Distribution Agreement
On March 29, 2023, we entered into a Distribution Agreement (the “Distribution Agreement”) with Sphere Entertainment as part of a series of transactions pursuant to which we acquired the subsidiaries, businesses and other assets of Sphere Entertainment that constitute our business.
Under the Distribution Agreement, Sphere Entertainment provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of: (i) Sphere Entertainment’s businesses (other than our business); (ii) certain identified claims or proceedings; (iii) any breach by Sphere Entertainment of its obligations under the Distribution Agreement; (iv) any untrue statement or omission in the Registration Statement on Form 10 filed with the SEC (the “Registration Statement”) or in the related Information Statement (the “Information Statement”) relating to Sphere Entertainment and its subsidiaries (excluding the Company and our subsidiaries); and (v) indemnification obligations we may have to the NBA or NHL that result from acts or omissions of Sphere Entertainment. We provide Sphere Entertainment with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) our businesses; (ii) any breach by us of our obligations under the Distribution Agreement; (iii) any untrue statement or omission in the Registration Statement or Information Statement other than any such statement or omission relating to Sphere Entertainment and its subsidiaries (excluding the Company and our subsidiaries) and (iv) indemnification obligations Sphere Entertainment may have to the NBA or NHL that result from acts or omissions of the Company.
In the Distribution Agreement we released Sphere Entertainment from any claims we might have arising out of:
•the management of the business and affairs of Sphere Entertainment’s Entertainment business segment (excluding Sphere) on or prior to the Distribution;
•the terms of the Distribution, our amended and restated certificate of incorporation, our by-laws and the other agreements entered into in connection with the Distribution; and
•any decisions that have been made, or actions taken, relating to Sphere Entertainment’s Entertainment business segment (excluding Sphere) or the Distribution.
Additionally, in the Distribution Agreement, Sphere Entertainment released us from any claims Sphere Entertainment might have arising out of:
•the management of the businesses and affairs of Sphere Entertainment’s MSG Networks and Tao Group Hospitality business segments or related to the Sphere business on or prior to the Distribution;

•the terms of the Distribution and the other agreements entered into in connection with the Distribution; and
•any decisions that have been made, or actions taken, relating to the Distribution.
The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.
Transition Services Agreement and Services Agreement
On March 29, 2023, we entered into a Transition Services Agreement with Sphere Entertainment (as may be amended from time to time, the “TSA”), with a term of two years, under which, in exchange for the fees specified in such agreement, the Company agreed to provide certain corporate and other services to Sphere Entertainment, including with respect to such areas as information technology, security, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. Sphere Entertainment similarly agreed to provide certain transition services to the Company. For the fiscal year ended June 30, 2025, the Company recorded approximately $43.7 million of revenue from Sphere Entertainment pursuant to the TSA (inclusive of certain amounts received for the provision of executive support discussed below under “—Other Arrangements and Agreements with Sphere Entertainment, MSG Sports and/or AMC Networks”).
Effective January 1, 2025, the TSA was terminated and was replaced by a Services Agreement with Sphere Entertainment (as may be amended from time to time, the “SPHR Services Agreement”), with a term of two years, pursuant to which the Company and Sphere Entertainment have agreed to provide similar services to those provided under the TSA in exchange for the fees specified in the SPHR Services Agreement. For the fiscal year ended June 30, 2025, the Company recorded approximately $34.0 million of revenue from Sphere Entertainment pursuant to the SPHR Services Agreement (inclusive of certain amounts received for the provision of executive support discussed below under “—Other Arrangements and Agreements with Sphere Entertainment, MSG Sports and/or AMC Networks”).
The Company and Sphere Entertainment, as parties providing services under the SPHR Services Agreement, agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party receiving services under the agreement agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s receipt of services under the agreement if such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement.
Tax Disaffiliation Agreement
On March 29, 2023, we entered into a Tax Disaffiliation Agreement (the “Tax Disaffiliation Agreement”) with Sphere Entertainment that governs Sphere Entertainment’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.
The Company and our eligible subsidiaries previously joined with Sphere Entertainment in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally do not join with Sphere Entertainment or any of its subsidiaries in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, Sphere Entertainment is generally responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the Distribution Date. We are generally responsible for all taxes that are attributable to us or one of our subsidiaries after the Distribution Date.
For any tax year, we are generally responsible for filing all separate company tax returns that relate to us or one of our subsidiaries and that do not also include Sphere Entertainment or any of its subsidiaries. Sphere Entertainment is generally responsible for filing all separate company tax returns that relate to Sphere Entertainment or its subsidiaries (other than tax returns that will be filed by us), and for filing consolidated, combined or unitary returns that include (i) one or more of Sphere Entertainment and its subsidiaries and (ii) one or more of us and our subsidiaries. Where possible, we have waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution Date, however, if we cannot waive the right, we are entitled to receive the resulting refund or credit, net of any taxes incurred by Sphere Entertainment with respect to the refund or credit.
Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Sphere Entertainment has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Sphere Entertainment is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party has the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Sphere Entertainment and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.
Finally, the Tax Disaffiliation Agreement requires that neither we nor any of our subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Sphere Entertainment and to its stockholders under Section 355 of the Code, or would otherwise cause holders of SPHR stock that received our stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, we are restricted from engaging in certain activities that may jeopardize the tax-free treatment of the Distribution to Sphere Entertainment and its stockholders, unless we receive Sphere Entertainment’s consent or otherwise obtain a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Sphere Entertainment, that the activity will not alter the tax-free status of the Distribution to Sphere Entertainment and its stockholders. Such restricted activities include:
•entering into any transaction pursuant to which 50% or more of our shares or assets would be acquired, whether by merger or otherwise, unless certain tests are met;
•issuing equity securities, if any such issuances would, together with certain other transactions, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;
•certain repurchases of shares of our Class A Common Stock;
•ceasing to actively conduct our business;
•amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;
•liquidating or partially liquidating; and
•taking any other action that prevents the Distribution and certain related transactions from being tax-free.

Moreover, we are required to indemnify Sphere Entertainment and its subsidiaries, managers, employees, directors and officers for any taxes resulting from our action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).
Employee Matters Agreement
On March 29, 2023, we entered into an employee matters agreement (the “Employee Matters Agreement”) with Sphere Entertainment that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters in connection with the Distribution. Following the Distribution Date, we and Sphere Entertainment generally each have responsibility for our respective employees and compensation plans; however, Sphere Entertainment may continue to be a participating company in certain of our employee benefit plans during a transition period.
Other Arrangements and Agreements with Sphere Entertainment
The Company also subleases approximately 19,000 square feet of office space at Two Pennsylvania Plaza in New York City to Sphere Entertainment. For the year ended June 30, 2025, the Company recorded approximately $2.1 million of sublease revenue from Sphere Entertainment.
Agreements with MSG Sports
Services Agreement
The Company is party to a Services Agreement with MSG Sports (as amended from time to time, the “MSG Sports Services Agreement”). Pursuant to the MSG Sports Services Agreement, the Company provides certain corporate and other services to MSG Sports, including with respect to such areas as information technology, executive support, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting and internal audit functions as well as certain marketing functions. MSG Sports similarly provides certain services to the Company, including certain legal and communications functions. For the year ended June 30, 2025, the Company recorded approximately $42.4 million of revenue from MSG Sports pursuant to the MSG Sports Services Agreement (inclusive of certain amounts received for the provision of executive support discussed below under “—Other Arrangements and Agreements with Sphere Entertainment, MSG Sports and/or AMC Networks”).
The Company and MSG Sports, as parties providing services under the MSG Sports Services Agreement, indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party receiving services under the agreement indemnifies the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s receipt of services under the agreement if such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement.
Arena License Agreements
On April 15, 2020, a subsidiary of Sphere Entertainment (which is now a subsidiary of the Company) entered into Arena License Agreements with subsidiaries of MSG Sports that require the Knicks and the Rangers to play their home games at The Garden. Under the Arena License Agreements, which each have a term of 35 years, the Knicks and the Rangers pay an annual license fee in connection with their respective use of The Garden. For each, the Arena License Agreement provides that the license fee for the first full contract year ended June 30, 2021 was to be approximately $22.5 million for the Knicks and approximately $16.7 million for the Rangers, and then for each subsequent year, the license fees are 103% of the license fees for the immediately preceding contract year. The teams are not required to pay the license fee during a period in which

The Garden is unavailable for use due to a force majeure event (including when events at The Garden were suspended by government mandate as a result of the COVID-19 pandemic). If, due to a force majeure event, capacity at The Garden is limited to 1,000 or fewer attendees, the teams may schedule and play home games at The Garden with applicable rent payable to the Company under the Arena License Agreements reduced by 80%. If, due to a force majeure event, capacity at The Garden is limited to less than full capacity but over 1,000 attendees, the parties will agree on an appropriate reduction to the rent payments.
For the year ended June 30, 2025, the Company recognized $68.1 million in license fee revenue from MSG Sports under the Arena License Agreements.
The Arena License Agreements set forth the terms of the teams’ use of The Garden, including arrangements for the provision of amenities, game day and other services. While the Company will provide game day services for the Knicks and the Rangers, most of the associated costs will be borne by the teams. Pursuant to the Arena License Agreements, the Company, at its sole cost and expense, is responsible for the maintenance, equipment and other functions needed to operate, repair and maintain The Garden. The Company does not own or control the teams’ broadcast and telecast rights and therefore is not entitled to revenues in connection with their broadcast rights.
Pursuant to the Arena License Agreements, the Company operates and manages food and beverage services during all Knicks and Rangers events, for which the Company shares 50% of net profits with the applicable team. For the year ended June 30, 2025, the Company’s profit sharing expense for food and beverage services was approximately $14.9 million.
Pursuant to the Arena License Agreements, the Company also has the right and obligation to operate and manage team merchandise sales at The Garden. The Company retains a 30% portion of revenues from team merchandise sold in The Garden. The Company maintains the exclusive right to control the operation and sale of non-team merchandise. For the year ended June 30, 2025, the Company recorded revenue of approximately $7.3 million from team merchandise sales at The Garden.
Pursuant to the Arena License Agreements, the Company has the exclusive right to license and manage suites and club memberships at The Garden, including for use during team games, subject to certain exceptions, and shares a portion of the revenues from such licenses and club memberships with MSG Sports. MSG Sports is entitled to 67.5% of revenues (net of any contracted catering credits), for suites or club memberships sold for all or substantially all events at The Garden, including team home games. MSG Sports receives all revenues from the sale of suites licensed for team-only packages or individual team games, subject to a 20-25% commission to the Company. For any customizable suite package, revenues are divided between the Company and MSG Sports on a proportional basis, with MSG Sports receiving all revenues attributable to the team events included in the package, less a 20-25% commission to the Company. For the year ended June 30, 2025, the Company recorded approximately $125.7 million of revenue sharing expense from licensing suite and club memberships.
Pursuant to the Arena License Agreements, the Company retains 52.5% of revenue from the sale of certain arena shared sponsorship assets, such as fixed signage or entitlements at The Garden. The Company is not entitled to any revenue from certain team sponsorship assets, such as courtside or rinkside advertising and other team or event-specific sponsorship assets. The Company is also entitled to 67.5% of the revenue from the sale of any arena naming rights. For the year ended June 30, 2025, the Company recorded approximately $7.7 million of revenue sharing expense from arena shared sponsorship assets.
Pursuant to the Arena License Agreements, the Company does not have the right to sell or retain revenues from ticket sales or resales to team events. The Arena License Agreements set forth the Company’s responsibilities with respect to box office services, ticket printing and the teams’ respective responsibilities to comply with the Company’s ticket agent agreements.
The Arena License Agreements provide that the teams are responsible for 100% of any real property or similar taxes applicable to The Garden. If the tax exemption is repealed or the teams are otherwise subject to property tax through no fault of the teams, the revenue opportunity that the Company may generate from team events will be reduced on a percentage basis as set forth in the Arena License Agreements.
The Arena License Agreements provide for the Company to prepare an annual budget, in consultation with the teams, subject to certain team consent rights.
NBA consent is required to amend the Knicks’ Arena License Agreement.
Sponsorship Sales and Service Representation Agreements
On April 15, 2020, Sphere Entertainment entered into sponsorship sales and service representation agreements with the Knicks and the Rangers, which have initial terms through June 30, 2030 (which initial terms are subject to renewal). In connection with the Distribution, Sphere Entertainment assigned these agreements to the Company. Under these agreements, the Company is the exclusive sales and service representative for all sponsorship benefits available for sale in connection with the Knicks and the Rangers, as well as the Knicks’ development team, the Westchester Knicks, and Knicks Gaming, the official NBA 2K esports franchise of the Knicks, subject to certain exceptions (e.g., regarding television and radio rights licensed to MSG Networks pursuant to separate media rights agreements). The Company receives a commission from MSG Sports, subject to certain exceptions set forth in the agreements. Commissions are generally set at 12.5% of gross revenue, and may be increased to 17.5% of gross revenue for sales above the annual target revenue for the year. Commissions may also be reduced to account for fulfillment costs associated with a particular sponsorship asset. For the year ended June 30, 2025, the Company recorded commission revenue of approximately $11.4 million from MSG Sports.
The Company also receives annual sales operation fixed payments from MSG Sports associated with providing sponsorship sales services. For each subsequent year, the payment is 103% of the payment for the immediately preceding contract year. For the year ended June 30, 2025, the Company recorded sponsorship sales services revenue of approximately $9.1 million from MSG Sports.
These agreements are subject to certain termination rights, including the right of each of the Company and MSG Sports to terminate if the Company and MSG Sports are no longer affiliates, and MSG Sports’ right to terminate if certain sales thresholds are not met (unless the Company pays MSG Sports the shortfall). NBA consent is required to amend the Knicks’ sponsorship sales and service representation agreement.
Team Sponsorship Allocation Agreement
The Company and MSG Sports each routinely enter into sponsorship agreements with third-parties that include the assets of both companies with either the Company or MSG Sports serving as the contracting party with the third-party sponsor. On April 15, 2020, Sphere Entertainment entered into a team sponsorship allocation agreement with MSG Sports, which was assigned by Sphere Entertainment to the Company in connection with the Distribution. Pursuant to the team sponsorship allocation agreement, the Company and MSG Sports distribute payments received under the third-party sponsorship agreements to each other generally in accordance with the relative value of the assets provided by each company under the respective third-party agreement. The Company and MSG Sports have also agreed to use commercially reasonable efforts to continue to receive the payments by the third-party sponsors, and have agreed that neither party would take any action that would cause the other one to be in breach under the third-party agreements (to the extent they had knowledge or reason to have knowledge of such agreement), as well as to consult with each other in the event of a breach by a third-party sponsor.
Group Ticket Sales and Service Representation Agreement
On April 15, 2020, Sphere Entertainment entered into a group ticket sales and service representation agreement with MSG Sports, which was assigned to the Company in connection with the Distribution, with an initial term lasting until June 30, 2024 and automatically renewing annually thereafter, pursuant to which MSG Sports is the Company’s sales and service representative to sell group tickets and ticket packages. The Company pays MSG

Sports a 7.5% commission on gross revenue derived from group ticket sales placed on behalf of the Company by MSG Sports and the Company reimburses MSG Sports for a share of certain of its costs, which is determined by mutual good faith agreement of the parties and revisited each month to cover costs such as sales and service staff and overhead allocated to commission sales. For the year ended June 30, 2025, the Company recorded expenses, within operating expenses, of approximately $6.3 million related to the group ticket sales and service representation agreement. In connection with the Distribution, this agreement was assigned from Sphere Entertainment to the Company.
Other Arrangements and Agreements with MSG Sports
The Company also subleases approximately 64,000 square feet of office space at Two Pennsylvania Plaza in New York City to MSG Sports. For the year ended June 30, 2025, the Company recorded approximately $8.9 million of sublease revenue from MSG Sports.
In addition, the Company is party to certain arrangements with MSG Sports pursuant to which MSG Sports provides the Company with services associated with the management of ticketing, premium hospitality sales, sponsorship sales and other business operations services. For the year ended June 30, 2025, the Company recorded expenses of approximately $5.8 million related to services provided by MSG Sports associated with the management of ticketing, premium hospitality sales, sponsorship sales and other business operations services.
Other Arrangements and Agreements with Sphere Entertainment, MSG Sports and/or AMC Networks
The Company shares certain executive support costs, including office space, executive assistants, security and transportation costs, for the Company’s Executive Chairman and Chief Executive Officer with Sphere Entertainment and MSG Sports and for Gregg G. Seibert, the Company’s Vice Chairman, with Sphere Entertainment, MSG Sports and AMC Networks. The Company’s portion of such executive support expenses for the year ended June 30, 2025 was $869,198. The Company has also agreed to allocate certain costs with MSG Sports and Sphere Entertainment in connection with services provided by employees of the Company, MSG Sports or Sphere Entertainment, as applicable, to the Company, MSG Sports or Sphere Entertainment, as applicable.
In addition, the Company has entered into a number of commercial and other arrangements and agreements with Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, none of which are material to the Company. For the year ended June 30, 2025, these included, but were not limited to, arrangements for the use of equipment, lease and use of offices and other premises, provision of transport services and vendor services, access to technology, certain licensing agreements, sponsorship agreements, certain trademark licensing arrangements and lease of suites and sponsorship assets of the Company.
In addition, the Company and each of Sphere Entertainment, MSG Sports and AMC Networks are party to aircraft arrangements described below. See “— Aircraft Arrangements.”

AIRCRAFT ARRANGEMENTS
A subsidiary of the Company is a party to various arrangements with subsidiaries of each of Sphere Entertainment and MSG Sports, pursuant to which they each have the right to lease on a “time-sharing” basis certain aircraft to which the Company has access and the Company has the right to lease on a non-exclusive (“dry-lease”) basis certain aircraft leased by MSG Sports, and pursuant to which the Company provides certain aircraft support services. The three companies have agreed to allocate expenses in connection with the use by each company (or their executives) of aircraft leased by the Company and MSG Sports. Sphere Entertainment and MSG Sports paid the Company $6.4 million and $4.9 million, respectively, and the Company paid MSG Sports for $2.3 million for use of such aircraft during the year ended June 30, 2025. In calculating the amounts payable under the arrangements, the parties allocated, in good faith, the treatment of any flight that is for the benefit of two or three of the companies.

A subsidiary of the Company is also party to various arrangements with subsidiaries of AMC Networks pursuant to which AMC Networks has the right to lease on a “time-sharing” basis certain aircraft to which the Company has access. When leasing such aircraft under this arrangement, AMC Networks is required to pay us specified expenses for each flight it elects to utilize, but not exceeding the maximum amount payable under Federal Aviation Administration (“FAA”) rules. AMC Networks paid the Company $315,295 for use of such aircraft during the year ended June 30, 2025.
Additionally, the Company agreed on an allocation of the costs of (i) personal helicopter use (including for commuting) with Sphere Entertainment, MSG Sports and AMC Networks and (ii) personal aircraft use with Sphere Entertainment and MSG Sports, in each case, for certain shared executives. The Company’s portion of such expenses during the year ended June 30, 2025 was $569,077. See “Compensation Discussion & Analysis—Perquisites—Aircraft Arrangements.”
A subsidiary of the Company was a party to agreements with Charles F. Dolan, a former director of the Company and the father of James L. Dolan, pursuant to which Mr. Charles F. Dolan had the right to lease on a “time-sharing” basis certain Company aircraft. Mr. Dolan was required to pay us specified expenses for each flight he elected to utilize, but not exceeding the maximum amount payable under FAA rules. Pursuant to this arrangement, Mr. Dolan paid the Company $131,552 for use of the Company’s aircraft during the year ended June 30, 2025. In addition, a subsidiary of the Company was party to an agreement with Sterling 2K, LLC (“S2K”), a company controlled by Deborah Dolan-Sweeney, the sister of James L. Dolan, pursuant to which the Company had the right to lease on a non-exclusive basis S2K’s Gulfstream Aerospace GV-SP (G550) aircraft (the “DFO G550”). We were required to pay S2K rent at an hourly rate and specified expenses (which mirror the types of expenses we charged Mr. Dolan for use of our aircraft) for each flight we elected to utilize. The agreement included a “true-up” mechanism such that, to the extent the Company’s annual usage of the DFO G550 exceeds Mr. Charles F. Dolan’s annual usage of the Company’s aircraft, the Company would pay an additional hourly rate with respect to excess hours intended to cover additional costs. Pursuant to this arrangement, the Company paid S2K $51,030 for use of the DFO G550 during the year ended June 30, 2025. In addition, the agreement provided for equitable adjustments in the event that discrepancies in hours of usage or other factors cause the arrangement to be economically unfair to either party. Both of these agreements were terminated in July 2025.
A subsidiary of the Company and Brighid Air, LLC (“Brighid”), a company controlled by Patrick F. Dolan, are parties to agreements, pursuant to which the Company has a right to lease on a non-exclusive basis (the “dry-lease”) and on a “time-sharing basis” (the “time-share”) Brighid’s Bombardier BD100-1A10 Challenger 350 aircraft (the “Challenger”). The Company is required to pay Brighid specified expenses of each flight it elects to utilize, but not exceeding the maximum amount payable under FAA rules. The Company paid Brighid $188,250 under the dry-lease agreement and made no payments under the time-share agreement for use of the Challenger during the year ended June 30, 2025. In connection with the agreement for the Company’s use of the Challenger, a subsidiary of the Company and Dolan Family Office, LLC (“DFO”), an entity controlled by Charles F. Dolan, are parties to a Flight Crew Services Agreement, pursuant to which the Company may utilize pilots employed by DFO for purposes of flying the Challenger when the Company is leasing the Challenger under its agreement with Brighid. The Company is required to pay DFO an hourly rate for the use of such pilots, as well as reimburse certain expenses of the pilots. Pursuant to this arrangement, the Company paid DFO $25,742 for use of DFO pilots during the year ended June 30, 2025.
A subsidiary of the Company is party to various Aircraft Support Services Agreements (as such agreements may be amended from time to time, the “Aircraft Services Agreements”) pursuant to which the Company provides (or provided, in the case of Charles F. Dolan) aircraft support services to (i) Charles F. Dolan and certain of his children (specifically, James L. Dolan, Executive Chairman and Chief Executive Officer of the Company, Deborah Dolan-Sweeney, Patrick F. Dolan, Marianne Dolan Weber, a director of the Company, and Kathleen Dolan) and (ii) an entity controlled by Patrick Dolan, the brother of James L. Dolan. Pursuant to the

Services Agreements, the Company provides certain aircraft support services in exchange for a monthly agency fee. These management services include procurement and training of pilots and crew, procuring maintenance personnel, aircraft maintenance oversight, FAA compliance, flight scheduling and dispatch services, negotiation/management of third-party contracts and other services necessary and appropriate for the support of aircraft. Pursuant to the Aircraft Services Agreements, each of the parties noted above paid the Company (i) $217,892 and (ii) $189,798, respectively, during the year ended June 30, 2025.

DOLAN FAMILY ARRANGEMENTS
The Company charges the Knickerbocker Group LLC, an entity owned by James L. Dolan, the Executive Chairman and Chief Executive Officer, as well as a director, of the Company, for office space equal to the allocated cost of such space and certain technology services provided in connection with the use of such space. The amount paid by the Knickerbocker Group LLC during the year ended June 30, 2025 was $61,136. In addition, from time to time, certain other services of the Company may be made available to members of the Dolan family and to entities owned by them. It is the policy of the Company to receive reimbursement for the costs of these services.

See “Stock Ownership Table” for a description of registration rights agreements among the Dolan family interests and the Company.
In addition, the Company and certain Dolan family entities are party to aircraft arrangements described above. See “— Aircraft Arrangements.”

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST
Our Executive Chairman and Chief Executive Officer, James L. Dolan, also serves as the Executive Chairman and Chief Executive Officer of Sphere Entertainment and MSG Sports, our Executive Vice President and General Counsel, Laura Franco, also serves Executive Vice President and General Counsel of Sphere Entertainment, and our Senior Vice President, Deputy General Counsel and Secretary, Mark C. Cresitello, also serves as Senior Vice President, Deputy General Counsel and Secretary of Sphere Entertainment and MSG Sports. Eight of our director nominees (including James L. Dolan) also serve as directors of Sphere Entertainment. Eight of our director nominees (including James L. Dolan) also serve as directors of MSG Sports. Three of our director nominees (including James L. Dolan) also serve as directors of AMC Networks. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of Sphere Entertainment, MSG Sports and AMC Networks. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting the Company, on the one hand, and Sphere Entertainment, MSG Sports or AMC Networks, on the other hand. For example, there is the potential for a conflict of interest when we and Sphere Entertainment, MSG Sports and/or AMC Networks look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Sphere Entertainment, MSG Sports and/or AMC Networks and us. In addition, certain of our officers and directors own Sphere Entertainment, MSG Sports and/or AMC Networks stock, restricted stock units, performance stock units, stock options and/or performance stock options.
These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company, Sphere Entertainment, MSG Sports, or AMC Networks. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.
Our Articles of Incorporation acknowledge that the Company may have overlapping directors and officers with Sphere Entertainment, MSG Sports and AMC Networks and their respective subsidiaries and that the Company may engage in material business transactions with such entities. In our Articles of Incorporation, the Company has renounced its rights to certain business opportunities and provided that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Sphere Entertainment, MSG Sports or AMC Networks or any of their respective subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The Articles of Incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Sphere Entertainment, MSG Sports and AMC Networks and/or any of their respective subsidiaries and provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

RELATED PARTY TRANSACTION APPROVAL POLICY
The Company has adopted a written policy whereby an Independent Committee of our Board reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 (currently $120,000). To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on the Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.
In addition, our Board has adopted an approval policy for transactions with Sphere Entertainment, MSG Sports and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and/or AMC Networks and its subsidiaries, on the other hand, in which the amount exceeds a $1,000,000 threshold. In addition, an Independent Committee receives a quarterly update from the Company’s Internal Audit Department of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of the intercompany arrangements under the policy but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1,000,000, as well as the handling and resolution of any disputes involving amounts in excess of $1,000,000. Our executive officers and directors who are also senior executives or directors of Sphere Entertainment, MSG Sports and/or AMC Networks may participate in the negotiation, execution, amendment, modification, or termination of intercompany arrangements subject to the policy, as well as in any resolution of disputes thereunder, on behalf of any or all of the Company, Sphere Entertainment, MSG Sports and/or AMC Networks, as applicable, in each case under the direction or ultimate approval of an Independent Committee or the comparable committee of the board of directors of the Company, Sphere Entertainment, MSG Sports and/or AMC Networks, as applicable.
Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the Company’s independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of the NYSE corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, certain executive officers and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended June 30, 2025.
Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE
The table sets forth, to the best of the Company’s knowledge and belief, certain information as of October 17, 2025 with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person that beneficially holds more than 5% of any class of the outstanding shares of the Company based on the Company’s review of SEC filings, (ii) each director or director nominee of the Company and (iii) each NEO of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	1,673,619	4.1%	64.3%
	Class B Common Stock	6,866,754	100.0%
James L. Dolan (3)(4)(6)(17)(22) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	710,891	1.7%	21.2%
	Class B Common Stock	2,244,304	32.7%
Thomas C. Dolan (3)(5)(7)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	396,582	1.0%	11.2%
	Class B Common Stock	1,177,861	17.2%
Brian G. Sweeney (3)(5)(8)(11)(20)(25) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	159,459	*	10.1%
	Class B Common Stock	1,082,869	15.8%
Paul J. Dolan (3)(5)(9)(16)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	129,885	*	13.3%
	Class B Common Stock	1,437,495	20.9%
Marianne Dolan Weber (3)(5)(10)(18)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	99,972	*	10.7%
	Class B Common Stock	1,153,526	16.8%
Charles P. Dolan (5)	Class A Common Stock	19,971	*	*
	Class B Common Stock	—	—
Ryan T. Dolan (5)	Class A Common Stock	2,568	*	*
	Class B Common Stock	—	—
Quentin F. Dolan (5)	Class A Common Stock	13,546	*	*
	Class B Common Stock	—	—
Claire D. Sweeney (5)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
Martin Bandier (5)	Class A Common Stock	9,869	*	*
	Class B Common Stock	—	—
Donna M. Coleman (5)	Class A Common Stock	12,307	*	*
	Class B Common Stock	—	—
Frederic V. Salerno (5)	Class A Common Stock	12,348	*	*
	Class B Common Stock	—	—
David J. Collins (4)	Class A Common Stock	3,058	*	*
	Class B Common Stock	—	—
Laura Franco (4)	Class A Common Stock	12,980	*	*
	Class B Common Stock	—	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Philip G. D’Ambrosio (4)	Class A Common Stock	25,679	*	*
	Class B Common Stock	—	—
Layth Taki (4)	Class A Common Stock	6,080	*	*
	Class B Common Stock	—	—
Michael J. Grau (4)	Class A Common Stock	17,948	*	*
	Class B Common Stock	—	—
All current executive officers and directors as a group (3-10)	Class A Common Stock	1,570,853	3.9%	58.0%
	Class B Common Stock	6,179,899	90.0%
Deborah A. Dolan-Sweeney (3)(5)(8)(11)(20)(25) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	159,459	*	10.1%
	Class B Common Stock	1,082,869	15.8%
Kathleen M. Dolan (3)(12)(16-20)(25) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	196,411	*	32.3%
	Class B Common Stock	3,497,067	50.9%
Mary S. Dolan (3)(13)(19)(21-25) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	66,869	*	39.2%
	Class B Common Stock	4,270,730	62.2%
Matthew J. Dolan (3)(14)(17)(18) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	46,357	*	8.5%
	Class B Common Stock	918,575	13.4%
Corby Dolan Leinauer (3)(15)(21-25) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	36,313	*	34.0%
	Class B Common Stock	3,702,694	53.9%
Charles F. Dolan Children Trust FBO James L. Dolan (3)(6)(9)(12)(16) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	44,342	*	8.4%
	Class B Common Stock	916,156	13.3%
Charles F. Dolan Children Trust FBO Thomas C. Dolan (3)(7)(12)(14)(17) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	20,156	*	4.3%
	Class B Common Stock	468,423	6.8%
Charles F. Dolan Children Trust FBO Marianne Dolan Weber (3)(10)(12)(14)(18) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	24,187	*	4.2%
	Class B Common Stock	450,152	6.6%
Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney (3)(8)(11)(12)(13)(19) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	24,187	*	4.7%
	Class B Common Stock	511,089	7.4%
Charles F. Dolan Children Trust FBO Kathleen M. Dolan (3)(9)(12)(20) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	24,187	*	4.3%
	Class B Common Stock	464,392	6.8%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan 2009 Family Trust FBO James L. Dolan (3)(6(13)(15)(21) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	6,718	*	9.6%
	Class B Common Stock	1,046,565	15.2%
Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (3)(7)(13)(15)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	6,718	*	6.5%
	Class B Common Stock	709,438	10.3%
Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (3)(10)(13)(15)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	6,718	*	5.9%
	Class B Common Stock	646,426	9.4%
Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (3)(11)(13)(15)(24) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	6,718	*	5.3%
	Class B Common Stock	571,780	8.3%
Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (3)(12)(13)(15)(25) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	6,718	*	5.6%
	Class B Common Stock	614,590	9.0%
Ariel Investments, LLC (26) 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	Class A Common Stock	7,896,008	19.6%	7.2%
	Class B Common Stock	—	—
The Vanguard Group (27) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	3,625,502	9.0%	3.3%
	Class B Common Stock	—	—
BlackRock, Inc. (28) 50 Hudson Yards New York, NY 10001	Class A Common Stock	2,937,212	7.3%	2.7%
	Class B Common Stock	—	—
Jericho Capital Asset Management L.P. (29) 510 Madison Avenue, 27th Floor New York, NY 10022	Class A Common Stock	2,885,724	7.1%	2.6%
	Class B Common Stock	—	—
Barclays PLC (30) 1 Churchill Place London - E14 5HP	Class A Common Stock	2,345,293	5.8%	2.2%
	Class B Common Stock	—	—
Point72 Entities (31) 72 Cummings Point Road Stamford, CT 06902	Class A Common Stock	2,239,248	5.5%	2.1%
	Class B Common Stock	—	—
Channing Capital Management, LLC (32) 10 S. LaSalle St., Suite 2401, Chicago IL 60603	Class A Common Stock	2,061,697	5.1%	1.9%
	Class B Common Stock	—	—
___________________
*Less than 1%.
(1)Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A

Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Share ownership reflects rounding for share-based compensation in the aggregate, not by specific tranche or award.
(2)Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of our Board rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of our Board.
(3)Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act. The members of this group (the “Group Members”) are: James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as co-trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts” and individually, a “Dolan Children Trust”) and as sole trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. Dolan-Sweeney; Patrick P. Dolan; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan; the Ryan Dolan 1989 Trust; the Tara Dolan 1989 Trust; the CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber and the Kathleen M. Dolan 2012 Descendants Trusts. Individuals who are not Group Members but are trustees of trusts that are Group Members include Corby Dolan Leinauer, as co-trustee of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan, the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney, the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”); Paul J. Dolan, as co-trustee of the Dolan Children Trust FBO Kathleen M. Dolan, the Dolan Children Trust FBO James L. Dolan and the Kathleen M. Dolan 2012 Descendants Trust; Matthew J. Dolan, as co-trustee of the Dolan Children Trust FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as co-trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney, each of the 2009 Family Trusts, the CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber and the Kathleen M. Dolan 2012 Descendants Trust. The Group Members may be deemed to beneficially own an aggregate of (i) 1,673,619 shares of Class A Common Stock and (ii) 6,866,754 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 6,866,754 shares of Class B Common Stock (representing all outstanding Class B Common Stock) and the equal number of shares of Class A Common Stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are not Group Members but are trustees of trusts that are Group Members may be deemed to beneficially own 73,493 shares of Class A Common Stock that are not beneficially owned by Group Members.
(4)Information set forth with respect to Mr. Grau, who has separated from the Company, is as of the most recent date such information is available to the Company. Does not include unvested restricted stock units granted under the Employee Stock Plan or the target amount of unvested performance stock units granted under the Employee Stock Plan. The excluded number of restricted stock units for the following individuals are: Messrs. James L. Dolan, 218,160 units; David J. Collins, 18,780 units; Philip G. D’Ambrosio, 36,674 units; and Ms. Laura Franco, 23,097 units. The excluded number of target performance stock units for the following individuals are: Messrs. James L. Dolan, 317,329 units; David J. Collins, 9,216 units; Philip G. D’Ambrosio, 55,134 units; Michael J. Grau, 18,214 units; and Ms. Laura Franco, 21,966 units.
(5)Does not include restricted stock units granted under the Director Stock Plan. The excluded number of restricted stock units for each of the following individuals is: Messrs. Martin N. Bandier, 12,989 units; Charles P. Dolan, 12,989 units; Paul J. Dolan, 12,989 units; Ryan T. Dolan, 12,989 units; Thomas C. Dolan, 12,989 units; Quentin F.

Dolan, 12,989 units; Frederic V. Salerno, 19,454 units; and Brian G. Sweeney, 12,989 units; and Mses. Donna M. Coleman, 12,989 units; Marianne Dolan Weber, 12,989 units and Claire D. Sweeney, 3,401 units.
(6)James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 632,880 shares of Class A Common Stock (including 332,394 shares of Class A Common Stock owned personally, options owned personally to purchase 299,740 shares of Class A Common Stock that are exercisable within 60 days of October 17, 2025 and 746 shares of Class A Common Stock held as custodian for minor children or household members) and 281,583 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 78,011 shares of Class A Common Stock (including 631 shares of Class A Common Stock owned jointly with his spouse, 26,320 shares of Class A Common Stock owned personally by his spouse, 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for his benefit and 44,342 shares of Class A Common Stock owned by the Dolan Children Trust for his benefit) and 1,962,721 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 1,046,565 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 916,156 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of an aggregate of 78,126 shares of Class A Common Stock (including 746 shares of Class A Common Stock held as custodian for minor children or household members, 26,320 shares of Class A Common Stock owned personally by his spouse, 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for his benefit and 44,342 shares of Class A Common Stock owned by the Dolan Children Trust for his benefit) and 1,962,721 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 1,046,565 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 916,156 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit).
(7)Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 369,708 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 26,874 shares of Class A Common Stock, 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for his benefit and 20,156 shares of Class A Common Stock owned by the Dolan Children Trust for his benefit and 1,177,861 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 709,438 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 468,423 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit). He disclaims beneficial ownership of 26,874 shares of Class A Common Stock (including 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for his benefit and 20,156 shares of Class A Common Stock owned by the Dolan Children Trust for his benefit) and 1,177,861 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 709,438 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 468,423 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit).
(8)Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 40,200 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 119,259 shares of Class A Common Stock (including 10,419 shares of Class A Common Stock owned personally by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 3,414 shares of Class A Common Stock held in trusts for his children, for which he serves as trustee, 74,521 shares of Class A Common Stock owned by the Beathra Foundation, 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for the benefit of his spouse and 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of his spouse) and an aggregate of 1,082,869 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 571,780 shares of Class B Common Stock owned by the 2009 Family Trust for the benefit of his spouse and 511,089 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of his spouse). He disclaims beneficial ownership of an aggregate of 119,259 shares of Class A Common Stock, (including 10,419 shares of Class A Common Stock owned personally by his spouse, 3,414 shares of Class A Common Stock held in trusts for his children, for which he serves as trustee, 74,521 shares of Class A Common Stock owned by the Beathra Foundation, 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for the benefit of his spouse and 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of his spouse) and an aggregate of 1,082,869 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 571,780 shares of Class B Common Stock owned by the 2009 Family Trust for the benefit of his spouse and 511,089 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of his spouse ).

(9)Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 61,356 shares of Class A Common Stock (including 15,147 shares of Class A Common Stock owned personally and 46,209 shares of Class A Common Stock owned by the CFD Trust No. 10, for which he serves as co-trustee) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 68,529 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 1,437,495 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 56,947 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust, for which he serves as co-trustee, and an aggregate of 1,380,548 shares of Class B Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee). He disclaims beneficial ownership of an aggregate of 114,738 shares of Class A Common Stock (including 46,209 shares of Class A Common Stock owned by the CFD Trust No. 10, for which he serves as co-trustee, an aggregate of 68,529 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee) and an aggregate of 1,437,495 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 56,947 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust, for which he serves as co-trustee, and an aggregate of 1,380,548 shares of Class B Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee).
(10)Marianne Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 19,747 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 80,225 shares of Class A Common Stock (including 49,320 shares of Class A Common Stock owned by the Heartfelt Wings Foundation Inc., 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit and 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit) and 1,153,526 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 646,426 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, 450,152 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit and 56,948 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants). She disclaims beneficial ownership of an aggregate of 80,225 shares of Class A Common Stock (including 49,320 shares of Class A Common Stock owned by the Heartfelt Wings Foundation Inc., 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit and 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit) and 1,153,526 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 646,426 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, 450,152 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit and 56,948 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants).
(11)Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 10,419 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 149,040 shares of Class A Common Stock (including 40,200 shares of Class A Common Stock owned personally by her spouse, 3,414 shares of Class A Common Stock held by trusts for her children, for which her spouse serves as trustee, 74,521 shares of Class A Common Stock owned by the Beathra Foundation, 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit and 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit) and an aggregate of 1,082,869 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 571,780 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit and 511,089 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit). She disclaims beneficial ownership of an aggregate of 149,040 shares of Class A Common Stock (including 40,200 shares of Class A Common Stock owned personally by her spouse, 3,414 shares of Class A Common Stock held by trusts for her children, for which her spouse serves as trustee, 74,521 shares of Class A Common Stock owned by the Beathra Foundation, 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit and 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit) and an aggregate of 1,082,869 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 571,780 owned by the 2009 Family Trust for her benefit and 511,089 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit).
(12)Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 3,314 shares of Class A Common Stock (including 2,378 shares of Class A Common Stock owned personally and 936 shares of Class A Common Stock held as custodian for minor children or household members) and an aggregate of 15,318 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 7,659 shares of Class B Common Stock owned by the Ryan Dolan 1989 Trust, for which she serves as sole trustee, and 7,659 shares of Class B Common Stock owned by the Tara Dolan 1989 Trust, for which she serves as sole trustee) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 193,097 shares of Class A Common Stock (including 49,320 shares of Class A Common Stock owned by the Green Mountain Foundation Inc., an aggregate of 137,059 shares of Class A Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee, and 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit) and an aggregate of 3,481,749 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 614,590 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, an aggregate of 2,810,212 shares of Class B Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee, and 56,947 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust). She disclaims beneficial ownership of an aggregate of 194,033 shares of Class A Common Stock (including 936 shares of Class A Common Stock held as custodian for minor children or household members, 49,320 shares of Class A Common Stock owned by the Green Mountain Foundation Inc., an aggregate of 137,059 shares of Class A Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee, and 6,718 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit) and an aggregate of 3,497,067 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 7,659 shares of Class B Common Stock owned by the Ryan Dolan 1989 Trust, for which she serves as sole trustee, 7,659 shares of Class B Common Stock owned by the Tara Dolan 1989 Trust, for which she serves as sole trustee, 614,590 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, an aggregate of 2,810,212 shares of Class B Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee and 56,947 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust).
(13)Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 3,453 shares of Class A Common Stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 63,416 shares of Class A Common Stock (including 3,947 shares of Class A Common Stock owned jointly with her spouse, 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,692 shares of Class A Common Stock (including 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 33,590 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 4,270,730 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 511,089 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 3,645,746 shares of Class B Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee, 56,948 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust for the benefit of descendants of Marianne Dolan Weber, for which she serves as co-trustee, and 56,947 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust, for which she serves as co-trustee). She disclaims beneficial ownership of an aggregate of 62,922 shares of Class A Common Stock (including 3,453 shares of Class A Common Stock held as custodian for one or more minor children, 24,187 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,692 shares of Class A Common Stock (including 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 33,590 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 4,270,730 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 511,089 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of Deborah A. Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 3,645,746 shares of Class B Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee, 56,948 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust for the benefit of descendants of Marianne Dolan

Weber, for which she serves as co-trustee, and 56,947 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust, for which she serves as co-trustee).
(14)Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 1,206 shares of Class A Common Stock (including 619 shares of Class A Common Stock owned personally and 587 shares of Class A Common Stock held as custodian for a minor child) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,151 shares of Class A Common Stock (including 480 shares of Class A Common Stock owned jointly with his spouse, 328 shares of Class A Common Stock held by his spouse as custodian for a minor child and an aggregate of 44,343 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 918,575 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of an aggregate of 45,258 shares of Class A Common Stock (including 587 shares of Class A Common Stock held as custodian for a minor child, 328 shares of Class A Common Stock held by his spouse as custodian for a minor child and an aggregate of 44,343 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 918,575 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.
(15)Corby Dolan Leinauer may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 192 shares of Class A Common Stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 36,121 shares of Class A Common Stock (including 154 shares of Class A Common Stock owned jointly with her spouse, 685 shares of Class A Common Stock owned by the Leinauer Family Education Trust, an aggregate of 1,692 shares of Class A Common Stock (including 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 33,590 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,702,694 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 3,645,746 shares of Class B Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee, and 56,948 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust for the benefit of descendants of Marianne Dolan Weber, for which she serves as co-trustee). She disclaims beneficial ownership of an aggregate of 36,159 shares of Class A Common Stock (including 192 shares of Class A Common Stock held as custodian for one or more minor children, 685 shares of Class A Common Stock owned by the Leinauer Family Education Trust, an aggregate of 1,692 shares of Class A Common Stock (including 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 33,590 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,702,694 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 3,645,746 shares of Class B Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee, and 56,948 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust for the benefit of descendants of Marianne Dolan Weber, for which she serves as co-trustee).
(16)Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(17)Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(18)Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(19)Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(20)Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(21)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(22)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(23)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(24)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(25)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(26)Based upon a Schedule 13G/A (Amendment No. 4) filed with the SEC on August 13, 2025, Ariel Investments, LLC (“Ariel”) beneficially owns 7,896,008 shares of Class A Common Stock. Ariel has sole voting power over 7,156,086 shares of Class A Common Stock and sole dispositive power over 7,896,008 shares of Class A Common Stock.
(27)Based upon a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group, Inc. (“Vanguard”) beneficially owns 3,625,502 shares of Class A Common Stock. Vanguard has shared voting power over 66,150 shares of Class A Common Stock, sole dispositive power over 3,518,457 shares of Class A Common Stock and shared dispositive power over 107,045 shares of Class A Common Stock.
(28)Based on a Schedule 13G filed with the SEC on January 26, 2024, BlackRock, Inc. (“BlackRock”) beneficially owns 2,937,212 shares of Class A Common Stock. BlackRock has sole voting power over 2,885,416 shares of Class A Common Stock and sole dispositive power over 2,937,212 shares of Class A Common Stock.
(29)Based upon a Schedule 13G filed with the SEC on May 15, 2025, Jericho Capital Asset Management L.P. and Josh Resnick, personally (together, “Jericho”), beneficially owns 2,885,724 shares of Class A Common Stock. Jericho has shared voting power over 2,885,724 shares of Class A Common Stock, and shared dispositive power over 2,885,724 shares of Class A Common Stock.
(30)Based on a Schedule 13G filed with the SEC on August 12, 2025, Barclays PLC (“Barclays”) beneficially owns 2,345,293 shares of Class A Common Stock. Barclays has sole voting power over 2,325,765 shares of Class A Common Stock, shared voting power over 19,528 shares of Class A Common Stock, sole dispositive power over 2,325,765 shares of Class A Common Stock and shared dispositive power over 19,528 shares of Class A Common Stock.
(31)Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 14, 2025, Point72 Asset Management, L.P. (“Point72 HoldCo”), Point72 Capital Advisors, Inc. (“Point72 GP”) and Steven A. Cohen, personally (together, the “Point72 Entities”), beneficially own an aggregate of 2,239,248 shares of Class A Common Stock. The 2,239,248 shares of Class A Common Stock beneficially owned by the Point72 Entities include 2,239,248 shares of Class A Common Stock directly held by Point72 Associates L.L.C. (“Point72 Associates”), inclusive of 400,000 shares of Class A Common Stock issuable upon exercise of options held by Point72 Associates. Pursuant to an investment management agreement, each of Point72 HoldCo, Point72 GP and Steven A. Cohen have shared voting power over 2,239,248 shares of Class A Common Stock and shared dispositive power over 2,239,248 shares of Class A Common Stock (each total inclusive of the 400,000 shares of Class A Common Stock issuable upon exercise of the options).
(32)Based upon a Schedule 13G filed with the SEC on February 13, 2024, Channing Capital Management, LLC (“Channing Capital”) beneficially owns 2,061,697 shares of Class A Common Stock. Channing Capital has sole voting power over 2,061,697 shares of Class A Common Stock and sole dispositive power over 2,061,697 shares of Class A Common Stock.

As a result of their ownership of all of the shares of Class B Common Stock, certain members of the Dolan family, including certain trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), are able collectively to control stockholder decisions on matters on which holders of our Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Company’s Board. The members of the Dolan Family Group holding Class B Common Stock are parties to a Stockholders Agreement, which has the effect of causing the voting power of the holders of our Class B Common Stock to be cast as a block with respect to all matters to be voted on by holders of our Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan Family Group (representing all of the outstanding Class B Common Stock) are to be voted on all matters in accordance with the determination of the Dolan Family Committee (as defined below), except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B Common Stock owned by certain Dolan family trusts that collectively own approximately 79.8% of the outstanding Class B Common Stock (“Excluded Trusts”). The “Dolan Family Committee” consists of James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan Family Committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change in control transaction must be approved by not less than all but one vote. The voting members of the Dolan Family Committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan Family Committee approval of any Company change in control transaction. Shares of Class B Common Stock owned by Excluded Trusts will on all matters be voted in accordance with the determination of the Excluded Trusts holding a majority of the Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by the Excluded Trusts is required.
Holders of our Class B Common Stock (other than the Charles F. Dolan Children Trusts), certain trusts for the benefit of members of the Dolan family and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 17, 2025, the Dolan Parties owned approximately 4.1 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 59.1% of our Class B Common Stock as well as 1.5 million shares of Class A Common Stock (inclusive of exercisable options), which represented approximately 3.8% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 11.8% of our Common Stock and 38.5% of the aggregate voting power of our Common Stock.
The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 17, 2025, the Children Trusts owned approximately 2.8 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40.9% of our Class B Common Stock, as well as 137,059 shares of Class A Common Stock, which represented 0.3% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 6.2% of our Common Stock and 25.9% of the aggregate voting power of our Common Stock.
In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such shares will be converted into shares of Class A Common Stock.

The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to any other shares of Class B Common Stock (including the Dolan Shares).
The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to our 2025 Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
Our stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2026 annual meeting and have those proposals included in the proxy materials to be distributed by us in connection with our 2026 annual meeting must submit their proposals to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121 on or before June 26, 2026. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2026 proxy statement.
In accordance with our Bylaws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2026 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the proposal (other than as a stockholder) and any additional information required under the rules of the SEC. Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any additional information required under the rules of the SEC. Any notice delivered with respect to proposals by stockholders and persons nominated for election as directors by stockholders must also include (a) a representation that the stockholder that submitted the notice is a stockholder of record (as defined in Section 78.010(1)(k) of the Nevada Revised Statutes) of the Company entitled to vote at such meeting of the Company on the matter proposed and intends to appear in person at such meeting to propose its nomination or other business and (b) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.

2025 FORM 10-K
A copy of our 2025 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by email upon written request addressed to Madison Square Garden Entertainment Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

You also may obtain our 2025 Form 10-K at the SEC’s website, www.sec.gov, or at www.msgentertainment.com by clicking on “Investors,” then “Financials” and following the link from our “SEC Filings” page.

Mark C. Cresitello Secretary
New York, New York
October 24, 2025

ANNEX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
During the third quarter of fiscal year 2024, the Company amended its definition of adjusted operating income (loss) (“AOI”) so that the impact of the non-cash portion of the Arena License Agreements is no longer excluded in the calculation of AOI. The Company believes that presenting AOI, a non-U.S. GAAP financial measure, is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. The Company defines AOI (loss) as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other long-lived assets, including right-of-use lease assets and related lease costs, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) merger, spin-off and acquisition-related costs, including merger-related litigation expenses, (v) gains or losses on sales or dispositions of businesses and associated settlements, (vi) the impact of purchase accounting adjustments related to business acquisitions, (vii) amortization for capitalized cloud computing arrangement costs and (viii) gains and losses related to the remeasurement of liabilities under the EDCP. The Company excludes impairments of long-lived assets, including right-of-use lease assets and related lease costs, as these expenses do not represent core business operating results of the Company. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company’s business without regard to the settlement of an obligation that is not expected to be made in cash. The Company eliminates merger, spin-off and acquisition-related costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s EDCP, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s EDCP are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s EDCP, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Other income (expense), net, which is not reflected in Operating income (loss). The Company believes adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company on a consolidated and combined basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. Internally, the Company uses revenues and adjusted operating income (loss) as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
All dollar amounts included in this Annex A are presented in thousands, except as otherwise noted. The following is a reconciliation of operating income (loss) (GAAP) to adjusted operating income (loss) (non-GAAP) for each of the fiscal years ended June 30, 2025, 2024 and 2023 as disclosed in our Annual Report on Form 10-K for the relevant fiscal year. See each of our Annual Reports on Form 10-K for the fiscal year ended June 30, 2025, 2024 and 2023 for additional information.

Year Ended June 30, 2025
Operating income	$122,092
Depreciation and amortization	57,768
Impairment of long-lived assets	11,202
Share-based compensation (excluding share-based compensation included in restructuring charges)	27,694
Restructuring charges	1,055
Merger, spin-off, and acquisition-related costs	1,474
Amortization of capitalized cloud computing arrangement costs	713
Remeasurement of deferred compensation plan liabilities	508
Adjusted operating income(1)	$222,506
(1)The Company amended the definition of AOI so that the impact of the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements is no longer excluded in all periods presented. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Adjusted operating income includes operating lease revenue of (i) $44,052 of revenue collected in cash for the fiscal year ended June 30, 2025 and (ii) a non-cash portion of $24,016 for the fiscal year ended June 30, 2025.

Year Ended June 30, 2024
Operating income	$111,941
Share-based compensation expense	24,544
Depreciation and amortization	53,876
Restructuring charges	17,649
Gains, net on dispositions	—
Merger, spin-off, and acquisition costs(1)	2,035
Amortization of capitalized cloud computing arrangement costs	1,008
Remeasurement of deferred compensation plan liabilities	452
Adjusted operating income(2)	$211,505
___________________
(1)This adjustment represents non-recurring costs incurred and paid by the Company for the sale of the MSGE Retained Interest by Sphere Entertainment.
(2)The Company amended the definition of AOI so that the impact of the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements is no longer excluded in all periods presented. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Adjusted operating income includes operating lease revenue of (i) $42,769 of revenue collected in cash for the fiscal year ended June 30, 2024 and (ii) a non-cash portion of $25,299 for the fiscal year ended June 30, 2024.

Year Ended June 30, 2023
Operating income	$105,008
Non-cash portion of arena license fees from MSG Sports(1)	(26,545)
Share-based compensation	29,521
Depreciation and amortization	60,463
Restructuring charges	10,241
Gains, net on dispositions	(4,361)
Amortization for capitalized cloud computing arrangement costs	600
Remeasurement of deferred compensation plan liabilities	121
Adjusted operating income	$175,048

___________________

(1)This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $41,524 of revenue collected in cash for the fiscal year ended June 30, 2023 and (ii) a non-cash portion $26,545 for the fiscal year ended June 30, 2023.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V79988-P38388-Z91145 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MADISON SQUARE GARDEN ENTERTAINMENT CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 9, 2025. (December 5, 2025 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting - Go to www.virtualshareholdermeeting.com/MSGE2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, you must register at the "Attend a Meeting" link at www.proxyvote.com by 5:00 p.m., Eastern Time, on December 5, 2025. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 9, 2025 (December 5, 2025 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Entertainment Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 9, 2025 (December 5, 2025 for participants in the AMC Networks Inc. 401(k) Plan). If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. &#9; (01)&#9; Martin Bandier &#9; (02)&#9; Donna M. Coleman &#9; (03)&#9; Frederic V. Salerno The Board of Directors recommends you vote FOR ALL the following director nominees: The Board of Directors recommends you vote FOR the following proposals: 1.&#9; Election of the following nominees as directors: 2.&#9; Ratification of the appointment of our independent registered public accounting firm. 3.&#9; Approval of, on an advisory basis, the compensation of our named executive officers. MADISON SQUARE GARDEN ENTERTAINMENT CORP. Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1, FOR Proposals 2 and 3, as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. SCAN TO VIEW MATERIALS & VOTEw

V79989-P38388-Z91145 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. &#9;&#9; CLASS A PROXY CARD MADISON SQUARE GARDEN ENTERTAINMENT CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 10, 2025 The undersigned hereby appoints David J. Collins, Laura Franco and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Entertainment Corp. (the "Company") which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGE2025, on Wednesday, December 10, 2025, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR each of the director nominees in Proposal 1, FOR Proposals 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Attention participants in the AMC Networks Inc. 401(k) Plan: If you hold shares of the Company’s Class A Common Stock through the AMC Networks Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the AMC Networks Inc. 401(k) Plan, how to vote these shares. Your proxy card must be received no later than 11:59 p.m., Eastern Time, on December 5, 2025 so that the Trustee (who votes the shares on behalf of the AMC Networks Inc. 401(k) Plan participants) has adequate time to tabulate the voting instructions. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the participant. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side) FOLD AND DETACH HERE &#61553; &#61553;

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V79990-Z91146 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MADISON SQUARE GARDEN ENTERTAINMENT CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 MADISON SQUARE GARDEN ENTERTAINMENT CORP. YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 9, 2025. Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting - Go to www.virtualshareholdermeeting.com/MSGE2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, you must register at the "Attend a Meeting" link at www.proxyvote.com by 5:00 p.m., Eastern Time, on December 5, 2025. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 9, 2025. Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Entertainment Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 9, 2025. If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR ALL the following director nominees: The Board of Directors recommends you vote FOR the following proposals: 1.&#9; Election of the following nominees as directors: 2.&#9; Ratification of the appointment of our independent registered public accounting firm. 3.&#9; Approval of, on an advisory basis, the compensation of our named executive officers. Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1, FOR Proposals 2 and 3, as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. &#9; (01)&#9; James L. Dolan &#9; (02)&#9; Charles P. Dolan &#9; (03)&#9; Marianne Dolan Weber &#9; (04)&#9; Paul J. Dolan &#9; (05)&#9; Quentin F. Dolan &#9; (06)&#9; Ryan T. Dolan &#9; (07)&#9; Thomas C. Dolan &#9; (08)&#9; Brian G. Sweeney &#9; (09)&#9; Claire D. Sweeney SCAN TO VIEW MATERIALS & VOTEw

V79991-Z91146 (Continued and to be signed on the reverse side) FOLD AND DETACH HERE &#61553; &#61553; Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. &#9;&#9; CLASS B PROXY CARD MADISON SQUARE GARDEN ENTERTAINMENT CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 10, 2025 The undersigned hereby appoints David J. Collins, Laura Franco and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Entertainment Corp. (the "Company") which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGE2025, on Wednesday, December 10, 2025, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR each of the director nominees in Proposal 1, FOR Proposals 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company.